As filed with the Securities and Exchange Commission on April 16, 2015
Registration Statement No. 333-202821

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 2 TO
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
DRYSHIPS INC.
(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

DryShips Inc. 109 Kifisias Avenue and Sina Street 151 24, Marousi Athens, Greece + 011 30 210 80 90 570 (Address and telephone number of Registrant's principal executive offices)	Seward & Kissel LLP Attention: Gary J. Wolfe, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200 (Name, address and telephone number of agent for service)

Copies to:
Gary J. Wolfe, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574-1200
Approximate date of commencement of proposed sale to the public:  From time to time after this registration statement becomes effective.
If the only securities being registered on the Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Primary Offering
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Preferred Stock Purchase Rights(4)
Debt securities
Guarantees(5)
Warrants
Purchase contracts
Rights
Units(6)
Primary Offering Total	$$1,000,000,000	(1)	$1,000,000,000	(1)(2)	$116,200.00	(3)
Secondary Offering
Common Stock, par value $0.01 per share	133,531,742 shares		$98,813,489	(7)	$11,482.12
TOTAL			$1,098,813,489		$127,682.12	(8)

(1)

An indeterminate aggregate initial offering amount or number of common stock, preferred stock, preferred stock purchase rights, debt securities, guarantees, warrants, purchase contracts, rights and units are being registered as may from time to time be issued in primary offerings at indeterminate prices in an aggregate amount not to exceed $1,000,000,000 or the equivalent thereof in foreign currencies.  Also includes such indeterminate amount of debt securities and number of common shares and preferred shares as may be issued upon conversion or exchange for any other debt securities or shares of preferred stock that provide for conversion or exchange into other securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the amount to be registered or the proposed maximum aggregate offering price.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by DryShips Inc. pursuant to this registration statement exceed $1,000,000,000.

(3)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
(4)
Preferred stock purchase rights are not currently separable from the common shares and are not currently exercisable. The value attributable to the preferred stock purchase rights, if any, will be reflected in the market price of the common shares.

(5)
The debt securities may be guaranteed pursuant to guarantees by the direct and indirect subsidiaries of DryShips Inc. No separate compensation will be received for the guarantees.  Pursuant to Rule 457(n), no separate fees for the guarantees will be payable.

(6)	Units may consist of any combination of securities offered by DryShips Inc. registered hereunder.

(7)
Estimated, in connection with the unsold securities previously registered discussed below, solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share of the registrant's common shares as reported on the NASDAQ Global Select Market on April 1, 2015.

(8)
As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes unsold securities that had been previously registered and for which the registration fee of $134,919.82 had previously been paid. Accordingly, the amount of the registration fee to be paid is reduced to $127,682.12, the amount of the registration fee applied to such unsold securities.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered under the registration statement on Form F-3ASR/A with File No. 333-190951 dated March 10, 2015 (the "Prior Registration Statement"). In connection with the registration of the unsold securities on the Prior Registration Statement, the Registrant paid a registration fee of $134,919.82, which continues to be applied to such securities. Due to a reduction in the offering size, of this amount, $127,682.12 encompasses the total fee associated with this Registration Statement and a difference of $7,237.70, which the Registrant intends to apply to offset the fees applicable to future registration statements pursuant to Rule 457(p) under the Securities Act. Pursuant to Rule 415(a)(6), the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	Jurisdiction of Incorporation	IRS Employer I.D. No.	Primary Standard Industrial Classification Code No.
Oceanview Owners Limited	Liberia	N/A	4412
Oceansurf Owners Limited	Liberia	N/A	4412
Oceancentury Owners Limited	Liberia	N/A	4412
Hydrogen Shipholding Co. S.A.	Liberia	N/A	4412
Earthly Shipholding Co. S.A.	Liberia	N/A	4412
Helium Shipholding Co. S.A.	Liberia	N/A	4412
Silicon Shipholding Co. S.A.	Liberia	N/A	4412
Oxygen Shipholding Co. S.A.	Liberia	N/A	4412
Skip Navigation Inc.	Liberia	N/A	4412
Malvina Shipping Company Limited	Malta	N/A	4412
Samsara Shipping Company Limited	Malta	N/A	4412
Fabiana Navigation Company Limited	Malta	N/A	4412
Karmen Shipping Company Limited	Malta	N/A	4412
Thelma Shipping Company Limited	Malta	N/A	4412
Celine Shipping Company Limited	Malta	N/A	4412
Arleta Navigation Company Limited	Malta	N/A	4412
Felicia Navigation Company Limited	Malta	N/A	4412
Zatac Shipping Company Limited	Malta	N/A	4412
Royerton Shipping Company Limited	Malta	N/A	4412
Fago Shipping Company Limited	Malta	N/A	4412
Lancat Shipping Company Limited	Malta	N/A	4412
Hydrogen Shipping Company Limited	Malta	N/A	4412
Helium Shipping Company Limited	Malta	N/A	4412
Platan Shipping Company Limited	Malta	N/A	4412
Madras Shipping Company Limited	Malta	N/A	4412
Tolan Shipping Company Limited	Malta	N/A	4412
Lansat Shipping Company Limited	Malta	N/A	4412
Iguana Shipping Company Limited	Malta	N/A	4412
Selma Shipping Company Limited	Malta	N/A	4412
Farat Shipping Company Limited	Malta	N/A	4412
Onil Shipping Company Limited	Malta	N/A	4412
Borsari Shipping Company Limited	Malta	N/A	4412
Silicon Shipping Company Limited	Malta	N/A	4412
Oxygen Shipping Company Limited	Malta	N/A	4412
Blueberry Shipping Company Limited	Malta	N/A	4412
Annapolis Shipping Company Limited	Malta	N/A	4412
Araldo Marine Ltd.	Marshall Islands	N/A	4412
Welby Shipping Inc.	Marshall Islands	N/A	4412
Ialysos Owning Company Limited	Marshall Islands	N/A	4412
Azalea Shareholders Limited	Marshall Islands	N/A	4412
Samsara Shipholding One Inc.	Marshall Islands	N/A	4412
Samsara Shipholding Two Inc.	Marshall Islands	N/A	4412
Lidman Maritime Co.	Marshall Islands	N/A	4412
Armanno Marine Co.	Marshall Islands	N/A	4412
Devine Navigation Inc.	Marshall Islands	N/A	4412
Ariadne Marine S.A.	Marshall Islands	N/A	4412
Mador Shipping Ltd.	Marshall Islands	N/A	4412
Lothair Navigation Company	Marshall Islands	N/A	4412

Verge Navigation Corp.	Marshall Islands	N/A	4412
Joyce Shipping Corp.	Marshall Islands	N/A	4412
Amara Shipping Company	Marshall Islands	N/A	4412
Alma Shipholding Inc.	Marshall Islands	N/A	4412
Tempo Marine Co.	Marshall Islands	N/A	4412
Flamenco Management Corp.	Marshall Islands	N/A	4412
Star Record Owning Company Limited	Marshall Islands	N/A	4412
Star Record Shareholdings Limited	Marshall Islands	N/A	4412
Argo Owning Company Limited	Marshall Islands	N/A	4412
Paralos Owning Company Limited	Marshall Islands	N/A	4412
Rea Owning Company Limited	Marshall Islands	N/A	4412
Rea Shareholdings Limited	Marshall Islands	N/A	4412
Dione Owning Company Limited	Marshall Islands	N/A	4412
Dione Shareholdings Limited	Marshall Islands	N/A	4412
Phoebe Owning Company Limited	Marshall Islands	N/A	4412
Phoebe Shareholdings Limited	Marshall Islands	N/A	4412
Uranus Owning Company Limited	Marshall Islands	N/A	4412
Uranus Shareholdings Limited	Marshall Islands	N/A	4412
Selene Owning Company Limited	Marshall Islands	N/A	4412
Selene Shareholdings Limited	Marshall Islands	N/A	4412
Tethys Owning Company Limited	Marshall Islands	N/A	4412
Tethys Shareholdings Limited	Marshall Islands	N/A	4412
Ioli Owning Company Limited	Marshall Islands	N/A	4412
Ioli Shareholdings Limited	Marshall Islands	N/A	4412
Iason Owning Company Limited	Marshall Islands	N/A	4412
Iason Shareholdings Limited	Marshall Islands	N/A	4412
Team-up Owning Company Limited	Marshall Islands	N/A	4412
Team-up Shareholdings Limited	Marshall Islands	N/A	4412
Iokasti Owning Company Limited	Marshall Islands	N/A	4412
Iokasti Shareholdings Limited	Marshall Islands	N/A	4412
Boone Star Owners Inc.	Marshall Islands	N/A	4412
Boone Star Shareholders Inc.	Marshall Islands	N/A	4412
Norwalk Star Owners Inc.	Marshall Islands	N/A	4412
Norwalk Star Shareholdings Inc.	Marshall Islands	N/A	4412
Dalian Star Owners Inc.	Marshall Islands	N/A	4412
Dalian Star Shareholdings Inc.	Marshall Islands	N/A	4412
Aegean Traders Inc.	Marshall Islands	N/A	4412
Aegean Shareholders Inc.	Marshall Islands	N/A	4412
Cretan Traders Inc.	Marshall Islands	N/A	4412
Cretan Shareholders Inc.	Marshall Islands	N/A	4412
Roscoe Marine Ltd.	Marshall Islands	N/A	4412
Argo Shareholdings Limited	Marshall Islands	N/A	4412
Pergamos Owning Company Limited	Marshall Islands	N/A	4412
Pergamos Shareholders Limited	Marshall Islands	N/A	4412
Amathus Owning Company Limited	Marshall Islands	N/A	4412
Amathus Shareholders Limited	Marshall Islands	N/A	4412
Echo Owning Company Limited	Marshall Islands	N/A	4412
Echo Shareholdings Limited	Marshall Islands	N/A	4412
Caerus Owning Company Limited	Marshall Islands	N/A	4412
Caerus Shareholdings Limited	Marshall Islands	N/A	4412
Symi Owners Inc.	Marshall Islands	N/A	4412
Symi Shareholders Inc.	Marshall Islands	N/A	4412
Kalymnos Owners Inc.	Marshall Islands	N/A	4412
Kalymnos Shareholders Inc.	Marshall Islands	N/A	4412
Litae Owning Company Limited	Marshall Islands	N/A	4412

Litae Shareholdings Limited	Marshall Islands	N/A	4412
Tyche Owning Company Limited	Marshall Islands	N/A	4412
Tyche Shareholdings Limited	Marshall Islands	N/A	4412
Anemone Marine Co.	Marshall Islands	N/A	4412
Ariana Marine Ltd.	Marshall Islands	N/A	4412
Neria Shipmanagement Inc.	Marshall Islands	N/A	4412
Argante Navigation Corp.	Marshall Islands	N/A	4412
Sunlight Shipholding One Inc.	Marshall Islands	N/A	4412
Sunlight Shipholding Two Inc.	Marshall Islands	N/A	4412
Atlas Owning Company Limited	Marshall Islands	N/A	4412
Atlas Shareholdings Limited	Marshall Islands	N/A	4412
Maternal Owning Company Limited	Marshall Islands	N/A	4412
Maternal Shareholdings Limited	Marshall Islands	N/A	4412
Xanadu Shipholding One Inc.	Marshall Islands	N/A	4412
Xanadu Shipholding Two Inc.	Marshall Islands	N/A	4412
Nouvelle Shipholding One Inc.	Marshall Islands	N/A	4412
Nouvelle Shipholding Two Inc.	Marshall Islands	N/A	4412
Paternal Owning Company Limited	Marshall Islands	N/A	4412
Paternal Shareholdings Limited	Marshall Islands	N/A	4412
Olivia Shipholding One Inc.	Marshall Islands	N/A	4412
Olivia Shipholding Two Inc.	Marshall Islands	N/A	4412
Taipan Shipholding One Inc.	Marshall Islands	N/A	4412
Taipan Shipholding Two Inc.	Marshall Islands	N/A	4412
Classical Owning Company Limited	Marshall Islands	N/A	4412
Classical Shareholdings Limited	Marshall Islands	N/A	4412
Human Owning Company Limited	Marshall Islands	N/A	4412
Human Shareholdings Limited	Marshall Islands	N/A	4412
Seaventure Shipping Limited	Marshall Islands	N/A	4412
Seaventure Holdings Limited	Marshall Islands	N/A	4412
Primera Shipholding One Inc.	Marshall Islands	N/A	4412
Primera Shipholding Two Inc.	Marshall Islands	N/A	4412
Scorpio Shipholding One Inc.	Marshall Islands	N/A	4412
Scorpio Shipholding Two Inc.	Marshall Islands	N/A	4412
Paragon Shipholding One Inc.	Marshall Islands	N/A	4412
Paragon Shipholding Two Inc.	Marshall Islands	N/A	4412
Iguana Shipholding One Inc.	Marshall Islands	N/A	4412
Iguana Shipholding Two Inc.	Marshall Islands	N/A	4412
Lotis Traders Inc.	Marshall Islands	N/A	4412
Lotis Shareholders Inc.	Marshall Islands	N/A	4412
Kronos Owning Company Limited	Marshall Islands	N/A	4412
Kronos Shareholdings Limited	Marshall Islands	N/A	4412
Lucio Shipholding Ltd.	Marshall Islands	N/A	4412
Valente Navigation Co.	Marshall Islands	N/A	4412
NT LLC Investors Ltd	Marshall Islands	N/A	4412
NT LLC Shareholders Ltd	Marshall Islands	N/A	4412
Toro Shipholding One Inc.	Marshall Islands	N/A	4412
Toro Shipholding Two Inc.	Marshall Islands	N/A	4412
Gaia Owning Company Limited	Marshall Islands	N/A	4412
Gaia Shareholdings Limited	Marshall Islands	N/A	4412
Trojan Maritime Co.	Marshall Islands	N/A	4412
Koronis Navigation S.A.	Marshall Islands	N/A	4412
Astarte Maritime S.A.	Marshall Islands	N/A	4412
Ashby Shipmanagement Corp.	Marshall Islands	N/A	4412
Orpheus Owning Company Limited	Marshall Islands	N/A	4412
Orpheus Shareholdings Limited	Marshall Islands	N/A	4412

Ionian Traders Inc.	Marshall Islands	N/A	4412
Rhodian Traders Inc.	Marshall Islands	N/A	4412
Monteagle Shipping SA	Marshall Islands	N/A	4412
Paralos Shareholdings Limited	Marshall Islands	N/A	4412
Kerkyra Traders Inc.	Marshall Islands	N/A	4412
Kerkyra Shareholders Inc.	Marshall Islands	N/A	4412
Wealth Management Inc.	Marshall Islands	N/A	4412
Thrasymachus Challenge Inc.	Marshall Islands	N/A	4412
Hippias Challenge Inc.	Marshall Islands	N/A	4412
Prodicus Challenge Inc.	Marshall Islands	N/A	4412
Gorgias Challenge Inc.	Marshall Islands	N/A	4412
Callicles Challenge Inc.	Marshall Islands	N/A	4412
Antiphon Challenge Inc.	Marshall Islands	N/A	4412
Protagoras Challenge Inc.	Marshall Islands	N/A	4412
Lycophron Challenge Inc.	Marshall Islands	N/A	4412
Cratylus Challenge Inc.	Marshall Islands	N/A	4412
Tinos Traders Inc.	Marshall Islands	N/A	4412
Sifnos Traders Inc.	Marshall Islands	N/A	4412
Milos Traders Inc.	Marshall Islands	N/A	4412
Milos Shareholders Inc.	Marshall Islands	N/A	4412
Thassos Traders Inc.	Marshall Islands	N/A	4412
Thassos Shareholders Inc.	Marshall Islands	N/A	4412
Pounta Traders Inc.	Marshall Islands	N/A	4412
Pounta Shareholders Inc.	Marshall Islands	N/A	4412
Faedon Shareholdings Limited	Marshall Islands	N/A	4412
Ialysos Shareholders Limited	Marshall Islands	N/A	4412
Mandarin Shareholdings Limited	Marshall Islands	N/A	4412
Mensa Shareholdings Limited	Marshall Islands	N/A	4412
Iktinos Owning Company Limited	Marshall Islands	N/A	4412
Iktinos Shareholdings Limited	Marshall Islands	N/A	4412
Kallikrates Owning Company Limited	Marshall Islands	N/A	4412
Kallikrates Shareholdings Limited	Marshall Islands	N/A	4412
Belulu Shareholders Limited	Marshall Islands	N/A	4412
DryShips Partners LP	Marshall Islands	N/A	4412
DRYS GP LLC	Marshall Islands	N/A	4412
Oceanfreight Inc.	Marshall Islands	N/A	4412
Oceanship Shareholdings Limited	Marshall Islands	N/A	4412
Oceanship Owners Limited	Marshall Islands	N/A	4412
Oceanwealth Shareholdings Limited	Marshall Islands	N/A	4412
Oceanwealth Owners Limited	Marshall Islands	N/A	4412
Oceanventure Shareholdings Limited	Marshall Islands	N/A	4412
Oceanventure Owners Limited	Marshall Islands	N/A	4412
Oceanresources Shareholdings Limited	Marshall Islands	N/A	4412
Oceanresources Owners Limited	Marshall Islands	N/A	4412
Oceanstrength Shareholdings Limited	Marshall Islands	N/A	4412
Oceanstrength Owners Limited	Marshall Islands	N/A	4412
Oceanenergy Shareholdings Limited	Marshall Islands	N/A	4412
Oceanenergy Owners Limited	Marshall Islands	N/A	4412
Oceantrade Shareholdings Limited	Marshall Islands	N/A	4412
Oceantrade Owners Limited	Marshall Islands	N/A	4412
Oceanprime Shareholdings Limited	Marshall Islands	N/A	4412
Oceanprime Owners Limited	Marshall Islands	N/A	4412
Oceanclarity Shareholdings Limited	Marshall Islands	N/A	4412
Oceanclarity Owners Limited	Marshall Islands	N/A	4412
Oceanfighter Shareholders Inc.	Marshall Islands	N/A	4412

Oceanfighter Owners Inc.	Marshall Islands	N/A	4412
Ocean Faith Shareholders Inc.	Marshall Islands	N/A	4412
Ocean Faith Owners Inc.	Marshall Islands	N/A	4412
Ocean Blue Spirit Shareholders Inc.	Marshall Islands	N/A	4412
Ocean Blue Spirit Owners Inc.	Marshall Islands	N/A	4412
Kifissia Star Shareholders Inc.	Marshall Islands	N/A	4412
Kifissia Star Owners Inc.	Marshall Islands	N/A	4412
Oceanpower Shareholders Inc.	Marshall Islands	N/A	4412
Oceanpower Owners Inc.	Marshall Islands	N/A	4412
Oceanwave Shareholders Limited	Marshall Islands	N/A	4412
Oceanwave Owners Limited	Marshall Islands	N/A	4412
Oceanrunner Shareholders Limited	Marshall Islands	N/A	4412
Oceanrunner Owners Limited	Marshall Islands	N/A	4412
Oceanfire Shareholders Inc.	Marshall Islands	N/A	4412
Oceanfire Owners Inc.	Marshall Islands	N/A	4412
Oceanview Shareholders Limited	Marshall Islands	N/A	4412
Oceansurf Shareholders Limited	Marshall Islands	N/A	4412
Oceancentury Shareholders Limited	Marshall Islands	N/A	4412
Pasifai Shareholders Limited	Marshall Islands	N/A	4412
Pasifai Owning Company Limited	Marshall Islands	N/A	4412
Amazon Shareholders Limited	Marshall Islands	N/A	4412
Amazon Owning Company Limited	Marshall Islands	N/A.	4412
Freightwise Investments Ltd	Marshall Islands	N/A	4412
Olympian Heracles Holding Inc.	Marshall Islands	N/A	4412
Tankships Corporation Limited	Marshall Islands	N/A	4412
Olympian Hestia Holding Inc.	Marshall Islands	N/A	4412
Olympian Zeus Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Zeus Owners Inc.	Marshall Islands	N/A	4412
Olympian Apollo Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Apollo Owners Inc.	Marshall Islands	N/A	4412
Olympian Hebe Holding Inc.	Marshall Islands	N/A	4412
Olympian Hera Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Hera Owners Inc.	Marshall Islands	N/A	4412
Olympian Rea Holding Inc.	Marshall Islands	N/A	4412
Olympian Poseidon Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Poseidon Owners Inc.	Marshall Islands	N/A	4412
Olympian Demeter Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Demeter Owners Inc.	Marshall Islands	N/A	4412
Olympian Ares Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Ares Owners Inc.	Marshall Islands	N/A	4412
Olympian Artemis Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Artemis Owners Inc.	Marshall Islands	N/A	4412
Olympian Diana Holding Inc.	Marshall Islands	N/A	4412
Olympian Athena Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Athena Owners Inc.	Marshall Islands	N/A	4412
Olympian Dionysus Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Dionysus Owners Inc.	Marshall Islands	N/A	4412
Olympian Aphrodite Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Aphrodite Owners Inc.	Marshall Islands	N/A	4412
Olympian Pan Holding Inc.	Marshall Islands	N/A	4412
Olympian Hephaestus Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Hephaestus Owners Inc.	Marshall Islands	N/A	4412
Olympian Hermes Shareholders Inc.	Marshall Islands	N/A	4412
Olympian Hermes Owners Inc.	Marshall Islands	N/A	4412
Ocean Rig UDW Inc.	Marshall Islands	N/A	1381

Drill Rigs Holdings Inc.	Marshall Islands	N/A	1381
Ocean Rig 1 Shareholders Inc.	Marshall Islands	N/A	1381
Ocean Rig 1 Inc.	Marshall Islands	N/A	1381
Ocean Rig 1 Greenland Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Falkland Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig West Africa Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig 2 Shareholders Inc.	Marshall Islands	N/A	1381
Ocean Rig 2 Inc.	Marshall Islands	N/A	1381
Drill Rigs Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig EG Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Norway Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Liberia Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Ireland Operations Inc.	Marshall Islands	N/A	1381
Drillships Holdings Inc.	Marshall Islands	N/A	1381
Drillship Hydra Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Hydra Owners Inc.	Marshall Islands	N/A	1381
Ocean Rig Corcovado Greenland Operations Inc.	Marshall Islands	N/A	1381
Drillship Paros Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Paros Owners Inc.	Marshall Islands	N/A	1381
Drillships Holdings Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Angola Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Gabon Operations Inc.	Marshall Islands	N/A	1381
Drillships Investment Inc.	Marshall Islands	N/A	1381
Kithira Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Kithira Owners Inc.	Marshall Islands	N/A	1381
Ocean Rig Poseidon Operations Inc.	Marshall Islands	N/A	1381
Skopelos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Skopelos Owners Inc.	Marshall Islands	N/A	1381
Drillships Investment Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Namibia Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Cuanza Operations Inc.	Marshall Islands	N/A	1381
Drillships Ocean Ventures Inc.	Marshall Islands	N/A	1381
Drillship Skiathos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Skiathos Owners Inc.	Marshall Islands	N/A	1381
Drillship Skyros Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Skyros Owners Inc.	Marshall Islands	N/A	1381
Drillship Kythnos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Kythnos Owners Inc.	Marshall Islands	N/A	1381
Drillships Ocean Ventures Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Cunene Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Cubango Operations Inc.	Marshall Islands	N/A	1381
Ocean Rig Operations Inc.	Marshall Islands	N/A	1381
Ireland Drilling Crew Inc.	Marshall Islands	N/A	1381
Drillships Financing Holding Inc.	Marshall Islands	N/A	1381
Alley Finance Co.	Marshall Islands	N/A	1381
Algarve Finance Ltd	Marshall Islands	N/A	1381
Ocean Rig Global Chartering Inc.	Marshall Islands	N/A	1381
Drillship Alonissos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Alonissos Owners Inc.	Marshall Islands	N/A	1381
Ocean Rig Management Inc.	Marshall Islands	N/A	1381
Eastern Med Consultants Inc.	Marshall Islands	N/A	1381
Ocean Rig Spares Inc.	Marshall Islands	N/A	1381
Bluesky Shareholders Inc.	Marshall Islands	N/A	1381
Bluesky Owners Inc.	Marshall Islands	N/A	1381

Chloe Owning Company Limited	Marshall Islands	N/A	4412
Chloe Shareholders Limited	Marshall Islands	N/A	4412
Dryships Finance Corp.	Marshall Islands	N/A	4412
Ocean Rig Holdings Inc.	Marshall Islands	N/A	1381
Ocean Rig MLP Holdings Inc.	Marshall Islands	N/A	1381
Ocean Rig Partners GP LLC	Marshall Islands	N/A	1381
Ocean Rig Partners LP	Marshall Islands	N/A	1381
Ocean Rig Operating Partners GP LLC	Marshall Islands	N/A	1381
Ocean Rig Operating LP	Marshall Islands	N/A	1381
Drillships Ocean Ventures II Inc.	Marshall Islands	N/A	1381
Drillship Skiathos Shareholders II Inc.	Marshall Islands	N/A	1381
Drillship Skiathos Owners II Inc.	Marshall Islands	N/A	1381
Drillship Skyros Shareholders II Inc.	Marshall Islands	N/A	1381
Drillship Skyros Owners II Inc.	Marshall Islands	N/A	1381
Drillship Kythnos Shareholders II Inc.	Marshall Islands	N/A	1381
Drillship Kythnos Owners II Inc.	Marshall Islands	N/A	1381
OCR Falklands Drilling Inc.	Marshall Islands	N/A	1381
South Africa Drilling Crew Inc.	Marshall Islands	N/A	1381
Ocean Rig Congo Operations Inc.	Marshall Islands	N/A	1381
OR Global Block Operators Inc.	Marshall Islands	N/A	1381
Drillship Santorini Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Santorini Owners Inc.	Marshall Islands	N/A	1381
Drillship Crete Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Crete Owners Inc.	Marshall Islands	N/A	1381
Drillship Amorgos Shareholders Inc.	Marshall Islands	N/A	1381
Drillship Amorgos Owners Inc.	Marshall Islands	N/A	1381
Tankships Investment Holdings Inc.	Marshall Islands	N/A	4412
Ocean Rig Canada Inc.	Canada	N/A	1381
Primelead Limited	Cyprus	N/A	1381
Ocean Rig Offshore Management Limited	Jersey	N/A	1381
OR Crewing Limited	Jersey	N/A	1381
Ocean Rig Black Sea Cooperatief U.A.	Netherlands	N/A	1381
Ocean Rig Black Sea Operations B.V.	Netherlands	N/A	1381
Ocean Rig Drilling Operations Cooperatief U.A.	Netherlands	N/A	1381
Ocean Rig Drilling Operations B.V.	Netherlands	N/A	1381
Ocean Rig Block 33 Brasil Cooperatief U.A.	Netherlands	N/A	1381
Ocean Rig Block 33 Brasil B.V.	Netherlands	N/A	1381
Ocean Rig North Sea AS	Norway	N/A	1381
Ocean Rig AS	Norway	N/A	1381
Ocean Rig UK Limited	Scotland	N/A	1381
Ocean Rig Limited	Scotland	N/A	1381
Ocean Rig UDW LLC	Delaware	N/A	1381
Drillships Projects Inc.	Delaware	N/A	1381
Drillships Ventures Projects Inc.	Delaware	N/A	1381

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.
SUBJECT TO COMPLETION, DATED APRIL 16, 2015
Prospectus
DRYSHIPS INC.

Common Shares, Preferred Share Purchase
Rights, Preferred Shares, Debt Securities, Guarantees,
Warrants, Purchase Contracts, Rights and Units
Through this prospectus, we may periodically offer:
(1)	shares of our common stock, including related preferred stock purchase rights;
(2)	shares of our preferred stock;
(3)	our debt securities, which may be guaranteed by one or more of our subsidiaries;
(4)	our warrants;
(5)	our purchase contracts;
(6)	our rights; and
(7)	our units.
The aggregate offering price of all securities issued and sold by us under this prospectus may not exceed $1,000,000,000.  In addition, the selling shareholders, who will be named in a prospectus supplement, may sell in one or more offerings pursuant to this registration statement up to an aggregate of 133,531,742 of our common shares.  The prices and terms of the securities that we or any selling shareholder will offer will be determined at the time of their offering and will be described in a supplement to this prospectus.  We will not receive any of the proceeds from the sale of securities by any selling shareholder.
Our common shares are currently listed on the NASDAQ Global Select Market under the symbol "DRYS."
An investment in these securities involves a high degree of risk.  See the section entitled "Risk Factors" beginning on page 10 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is                                                                                    , 2015.

TABLE OF CONTENTS
Page
PROSPECTUS SUMMARY	1
RISK FACTORS	12
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	61
PER SHARE MARKET PRICE INFORMATION	63
RATIO OF EARNINGS TO FIXED CHARGES	64
CAPITALIZATION	65
USE OF PROCEEDS	66
PLAN OF DISTRIBUTION	67
SELLING SHAREHOLDERS	69
ENFORCEMENT OF CIVIL LIABILITIES	70
DESCRIPTION OF CAPITAL STOCK	71
DESCRIPTION OF DEBT SECURITIES	79
DESCRIPTION OF WARRANTS	89
DESCRIPTION OF PURCHASE CONTRACTS	90
DESCRIPTION OF RIGHTS	91
DESCRIPTION OF UNITS	92
EXPENSES	93
LEGAL MATTERS	94
EXPERTS	95
WHERE YOU CAN FIND ADDITIONAL INFORMATION	96

Unless otherwise indicated, all references to "dollars" and "$" in this prospectus are to U.S. Dollars, and the financial statements incorporated by reference herein are presented in U.S. dollars and have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.
This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process.  Under the shelf registration process, we may sell our common shares (including related preferred stock purchase rights), preferred shares, debt securities (and related guarantees), warrants, purchase contracts, rights and units and the selling shareholders may sell our common shares that are described in this prospectus from time to time in one or more offerings.  This prospectus only provides you with a general description of the securities we or any selling shareholder may offer.  Each time we or any selling shareholder offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering.  The supplement may also add, update or change the information contained in this prospectus.  If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.  Before purchasing any securities, you should read carefully both this prospectus and any prospectus supplement, together with the additional information described below.
This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement.  Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement.  Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers.  You should refer to the actual documents for a more complete description of the relevant matters.  For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled "Where You Can Find Additional Information."

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement.  We, the selling shareholders, and any underwriters have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise.  Our business, financial condition, results of operations and prospects may have changed since those dates.
Other than in the United States, no action has been taken by us or any underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required.  The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction.  Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

PROSPECTUS SUMMARY
This section summarizes some of the information that is contained later in this prospectus or in other documents incorporated by reference into this prospectus. As an investor or prospective investor, you should review carefully the risk factors and the more detailed information that appears later in this prospectus or is contained in the documents that we incorporate by reference into this prospectus.
Unless the context otherwise requires, as used in this prospectus, the terms "we" "our," "us," and the "Company" refer to DryShips Inc. and all of its subsidiaries.  "DryShips Inc." refers only to DryShips Inc. and not its subsidiaries.  References to "Ocean Rig" or "Ocean Rig UDW" refer to Ocean Rig UDW Inc., our majority owned subsidiary.
We use the term deadweight, or "dwt," in describing the size of vessels. Dwt, expressed in metric tons each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
Our Company
We are a Marshall Islands corporation with our principal executive offices in Athens, Greece and were incorporated in September 2004.  We are an international provider of ocean transportation services for drybulk and petroleum cargoes through our ownership and operation of drybulk carrier vessels and oil tankers and offshore drilling services through the ownership and operation by our majority-owned subsidiary, Ocean Rig UDW, of ultra-deepwater drilling units.  Our common stock is listed on the NASDAQ Global Select Market where it trades under the symbol "DRYS."
As of March 5, 2015, we owned a fleet of (i) 39 drybulk carriers, comprised of 13 Capesize, 24 Panamax and 2 Supramax vessels, which have a combined deadweight tonnage of approximately 4.3 million dwt and an average age of approximately 9.5 years, (ii) 10 tankers, comprisied of 4 Suezmax and 6 Aframax vessels, which have a combined deadweight tonnage of approximately 1.3 million dwt and an average age of approximately 2.9 years and (iii) 10 drilling units, comprised of two modern, fifth generation, advanced capability ultra-deepwater semisubmersible offshore drilling rigs, four sixth generation, advanced capability ultra-deepwater drillships and four seventh generation, advanced capability ultra-deepwater drillships.
As of March 5, 2015, we had entered into contracts for the construction of (i) three seventh generation drillships, two of which are new integrated design drillships and all are equiped with two blow-out preventers, scheduled for delivery in June 2016, February 2017 and June 2017, respectively.
Our drybulk carriers, drilling units and oil tankers operate worldwide within the trading limits imposed by our insurance terms and do not operate in areas where United States, European Union or United Nations sanctions have been imposed.
Ocean Rig UDW comprises our entire offshore drilling segment, which represented approximately 78.0% of our total assets and approximately 83.1% of our total revenues for the year ended December 31, 2014. As we have done in the past, we may, in the future, sell a minority voting and economic interest in Ocean Rig UDW in a public offering or distribute, or spin off, a minority voting and economic interest in Ocean Rig UDW to holders of our voting stock. There can be no assurance, however, that we will complete any such transaction, which, among other things, will be subject to market conditions.

Recent Developments
Sale of tankers
On March 30, 2015, the Company entered into firm sales agreements with entities controlled by the Company's Chairman and Chief Executive Officer, George Economou, to sell its four Suezmax tankers, Vilamoura, Lipari, Petalidi and Bordeira, for an en-bloc sales price of $245 million. In addition, the Company entered into agreements with entities controlled by Mr. Economou to potentially sell its six Aframax tankers, Belmar, Calida, Alicante, Mareta, Saga and Daytona. The agreements to sell the Aframax fleet are not effective until the purchaser confirms his unconditional acceptance latest by June 30, 2015.
Under the terms of the firm sales agreements on the four Suezmax tankers, the purchasers will pay upfront 20% to the Company and the balance purchase price will be due on delivery, which will be between July 1, 2015 and October 31, 2015, at the Company's option.

Under the terms of the agreements on the six Aframax tankers, the purchasers could potentially acquire these tankers for an en-bloc sales price of $291 million, as long as they confirm their unconditional acceptance by June 30, 2015. Other than the sales price, all other material terms and conditions of this potential transaction mirror the terms and conditions on the sale of the four Suezmax tankers, including a 20% upfront payment to the Company.

The above agreements are subject to definitive documentation which the Company expects to complete in April 2015.
As a result of the above transactions, the Company has withdrawn its registration statement on form F-1 with the Securities and Exchange Commission relating to a possible initial public offering of Tankships Investment Holdings Inc.

Capital Expenditure
As of April 6, 2015, we had made pre-delivery payments of $312.0 million in the aggregate for our three seventh generation drillships under construction. The total estimated remaining construction payments for these drillships amounted to approximately $1.8 billion in the aggregate, excluding financing costs, as of April 6, 2015. We plan to finance these costs with cash on hand, operating cash flow, equity financing and additional bank debt.  We have not yet arranged financing for the remaining construction payments relating to the construction of our three seventh generation drillships. We cannot be certain that we will be able to obtain the additional financing we need to complete the acquisition of our seventh generation drillships on acceptable terms or at all.
Pledge of Ocean Rig shares
On March 19, 2015 we provided additional security in relation to the ABN AMRO secured bridge credit facility in the form of 12,500,000 Ocean Rig shares owned by us. Cumulatively, the Company has pledged 65,629,069 Ocean Rig shares in relation to that facility.
Maturity of Secured Loan Facility
On March 13, 2015, the $130.0 million secured term loan facility dated March 13, 2008, matured. We are in discussions with the borrower to extend this facility.

Our Drybulk Operations
Management of our Drybulk Vessels
We do not employ personnel to run our vessel operating and chartering business on a day-to-day basis. Prior to January 1, 2011, Cardiff Marine Inc., or Cardiff, a company affiliated with our Chairman, President and Chief Executive Officer, Mr. George Economou, served as our technical and commercial manager pursuant to separate management agreements with each of our drybulk vessel-owning subsidiaries. Effective January 1, 2011, we entered into new management agreements with TMS Bulkers, a related party entity, that replaced our management agreements with Cardiff, on the same terms as our management agreements with Cardiff, as a result of an internal restructuring of Cardiff for the purpose of enhancing Cardiff's efficiency and the quality of its ship-management services.
We believe that TMS Bulkers has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety.
TMS Bulkers utilizes the same experienced personnel utilized by Cardiff in providing us with comprehensive ship management services, including technical supervision, such as repairs, maintenance and inspections, safety and quality, crewing and training as well as supply provisioning. TMS Bulkers' commercial management services include operations, chartering, sale and purchase, post-fixture administration, accounting, freight invoicing and insurance.
TMS Bulkers' completed implementation of the ISM Code, in 2010. TMS Bulkers has obtained documents of compliance for its office and safety management certificates for our vessels as required by the ISM Code and is ISO 14001 certified in recognition of its commitment to overall quality.
TMS Bulkers is beneficially owned by our Chairman, President and Chief Executive Officer, Mr. George Economou, and, under the guidance of our board of directors, manages our business as a holding company, including our own administrative functions, and we monitor TMS Bulkers' performance under the management agreements.
Chartering of our Drybulk Vessels
We actively manage the deployment of our drybulk fleet between long-term time charters and short-term time charters or spot charters, which generally last from several weeks to several days, and long-term time charters and bareboat charters, which can last up to several years.
As of March 2, 2015, 18 of our drybulk vessels were employed under time charters and 21 of our drybulk vessels were employed in the spot market.
Our Tanker Operations
Management of our Tankers
Since January 1, 2011, TMS Tankers, a company controlled by our Chairman, President and Chief Executive Officer, Mr. George Economou, has provided the commercial and technical management functions of our tankers, including while our tankers were under construction, pursuant to separate management agreements entered into with TMS Tankers for each of our tankers.

TMS Tankers is beneficially owned by our Chairman, President and Chief Executive Officer, Mr. George Economou. Mr. Economou, and, under the guidance of our board of directors, manages our business as a holding company, including our own administrative functions, and we monitor TMS Tankers' performance under the management agreements. We believe that TMS Tankers has established a reputation in the international shipping industry for operating and maintaining a fleet with high standards of performance, reliability and safety.
Employment of our Tankers
We operate our tankers in the spot market. As of March 2, 2015, none of our tankers operates in pools. In the past, four of our other Aframax tankers operated in the Sigma tanker pool and three of our Suezmax tankers operated in the Blue Fin tanker pool.
TMS Tankers may seek to hedge our spot exposure through the use of freight forward agreements or other financial instruments. In addition, we may employ our tankers on fixed-rate time charters in the future. Accordingly, we actively monitor macroeconomic trends and governmental rules and regulations that may affect tanker rates in an attempt to optimize the deployment of our fleet.
Our Offshore Drilling Operations
Management of Our Offshore Drilling Operations
Up to October 2013, Ocean Rig's wholly-owned subsidiary, Ocean Rig AS, provided supervisory management services including onshore management, to our operating drilling rigs and drillships pursuant to separate management agreements entered into with each of the drilling unit-owning subsidiaries. In addition, Ocean Rig AS provided supervisory management services for our seventh generation drillships under construction.
From October 2013, the above services are provided by Ocean Rig's wholly owned subsidiary, Ocean Rig Management Inc., pursuant to separate management agreements entered/to be entered with each of the drilling unit-owning subsidiaries.
Under the terms of these management agreements, Ocean Rig Management Inc., through its affiliates, is responsible for, among other things, (i) assisting in construction contract technical negotiations, (ii) securing contracts for the future employment of the drilling units, and (iii) providing commercial, technical and operational management for the drillships.
Effective January 1, 2013, Ocean Rig Management entered into a new services agreement with an affiliate of Cardiff.
Effective from September 1, 2010, DryShips Inc. entered into a consultancy agreement, or the DryShips Consultancy Agreement, with Vivid Finance Ltd., or Vivid Finance, a company controlled by our Chairman, President and Chief Executive Officer, Mr. George Economou, pursuant to which Vivid Finance provides consulting services relating to (i) the identification, sourcing, negotiation and arrangement of new loan and credit facilities, interest swap agreements, foreign currency contracts and forward exchange contracts; (ii) the raising of equity or debt in the public capital markets; and (iii) the renegotiation of existing loan facilities and other debt instruments. Effective January 1, 2013, Ocean Rig Management entered into a separate consultancy agreement, or the Ocean Rig Consultancy Agreement, with Vivid Finance, on the same terms and conditions as the DryShips Consultancy Agreement.

Employment of our Drilling Units
The Leiv Eiriksson commenced a drilling contract in April 2013 with a consortium coordinated by Rig Management Norway, or Rig Management, for the drilling of 15 wells on the Norwegian Continental Shelf at a maximum dayrate of $545,000.  We received approximately $83.0 million under the contract to cover mobilization and fuel costs as well as the cost of equipment upgrades to operate in the Norwegian Continental Shelf. The contract has a minimum duration of 1,070 days and includes three options of up to six wells each that must be exercised prior to the expiration of the firm contract period in the first quarter of 2016.
The Eirik Raude is currently undergoing the acceptance testing and it is expected to commence a six well drilling contract for drilling offshore Falkland Islands with Premier Oil Exploration and Production Ltd, or Premier, with a duration of approximately 260 days at a maximum dayrate of $561,350 under the initial term of the contract, plus a mobilization fee of $18.0 million. Under the contract, Premier has two options to extend the term of the contract by eight additional wells each.
The Ocean Rig Corcovado is currently employed under a three-year drilling contract, plus a mobilization period with Petroleo Brasileiro S.A., or Petrobras Brazil, for drilling operations offshore Brazil at a maximum dayrate of $439,402 (including service fees of $67,722 per day, based on the contracted rate in Real per day and the February 24, 2015 exchange rate of R$2.87:USD $1.00), plus a mobilization fee of $30.0 million. The contract has been extended for 1,095 at an average dayrate of $523,306, plus reimbursement by Petrobras for contract related equipment upgrades of $30.0 million.
The Ocean Rig Olympia commenced a three-year drilling contract with Total E&P Angola in July 2012 for drilling operations offshore West Africa at a maximum dayrate of $585,437, plus mobilization and demobilization fees of $9.0 million and $3.5 million, respectively, plus the cost of fuel. Total E&P Angola has redelivered the Ocean Rig Olympia on completion of its well on March 9, 2015 and ahead of the contractual redelivery date of August 2015. We are presently in discussions with Total EP Angola and intend to legally defend our rights should we fail to reach an amicable solution. The Ocean Rig Olympia will be employed under the ENI contracts for drilling operations offshore Angola in November 2015 with an estimated backlog of approximately $21.7 million.
The Ocean Rig Poseidon commenced a three-year drilling contract with ENI Angola S.p.A., or ENI, in May 2013 for drilling operations offshore Angola at a maximum dayrate of $690,300, which is the average maximum dayrate applicable during the initial three-year term of the contract.  During the term of the contract, the initial maximum dayrate of $670,000 will increase annually at a rate of 3%, beginning twelve months after the commencement date.  The contract also includes a mobilization rate of $656,600 per day, plus reimbursement for the cost of fuel, and a demobilization fee of $5.0 million.  In January 2015, ENI has exercised its option to extend the contract for the drillship Ocean Rig Poseidon for a further one year until the second quarter of 2017 with an adjusted dayrate in exchange of the ENI contracts. The new average maximum dayrate, under the extension, will be $539,750.
The Ocean Rig Mykonos commenced a three-year drilling contract, plus a mobilization period, with Petrobras Brazil, on September 30, 2011, for drilling operations offshore Brazil at a maximum dayrate of $433,044 (including service fees of $ 65,404 per day, based on the contracted rate in Real and the February 24, 2015 exchange rate of R$2.87: $1.00), plus a mobilization fee of $30.0 million. The contract has been extended for 1,095 at an average dayrate of $514,090, plus reimbursement by Petrobras for contract related equipment upgrades of $30.0 million.
The Ocean Rig Mylos commenced a three-year drilling contract with Repsol for drilling operations offshore Brazil in August 2013 at a maximum dayrate of $ 637,270, which is the average maximum dayrate applicable during the initial three-year term of the contract, plus a mobilization fee of $40.0 million. Under the contract, Repsol has options to extend the contract for one year beyond the initial three-year contract period.

The Ocean Rig Skyros, which is currently idle, will be employed under the ENI contracts for drilling operations offshore Nigeria and Angola in April 2015 with an estimated backlog of approximately $68.6 million. In November 2015, the Ocean Rig Skyros will commence its six year contract with Total for drilling operations offshore Angola. Under the contract, we are entitled to a maximum dayrate of approximately $592,834, which is the average maximum dayrate applicable during the initial six-year term of the contract, plus mobilization fees of $20 million. Under the contract, the initial maximum dayrate is subject to a fixed annual escalation of 2% during the contract period.
The Ocean Rig Athena commenced a three-year drilling contract with ConocoPhillips for drilling operations offshore Angola in March 2014 at a maximum dayrate of $662,523, which is the average maximum dayrate applicable during the initial three-year term of the contract, plus a lump-sum mobilization fee of $35.2 million, exclusive of fuel costs. Under the contract, the initial maximum dayrate is subject to a fixed annual escalation of approximately 2% during the contract period. In addition, ConocoPhillips has the option to extend the duration of the contract for two years.
The Ocean Rig Apollo commenced a three-year contract with Total E&P Congo for drilling operations offshore West Africa in March 2015 with an estimated backlog of approximately $692.6 million, including mobilization. In addition, Total has the option to extend the term of the contract for four periods of six months each, with the first option exercisable not less than one year before completion date.
The total contracted backlog under our drilling contracts for our drilling units, including our drilling rigs, as of February 24, 2015, was $5.2 billion. We calculate our contract backlog by multiplying the contractual dayrate under all of our employment contracts for which we have firm commitments as of February 24, 2015, by the minimum expected number of days committed under such contracts (excluding any options to extend), assuming full utilization. There can be no assurance that the counterparties to such contracts will fulfill their obligations under the contracts.  See "Risk Factors—Company Specific Risk Factors—Our future contracted revenue for our fleet of drilling units may not be ultimately realized."
Unless otherwise stated, all references to maximum dayrates included in this prospectus are exclusive of any applicable annual contract revenue adjustments, which generally result in the escalation of the dayrates payable under the drilling contracts.
Newbuilding Drillships
We have entered into contracts for the construction of three seventh generation drillships, two of which are new integrated design drillships and all are equiped with two blow-out preventers, scheduled for delivery in June 2016, February 2017 and June 2017, respectively, in connection with which we had made total payments of $280.2 million to Samsung Heavy Industries Co. Ltd., or Samsung, as of December 31, 2014. The estimated total project cost for these drillships is approximately $2.1 billion.
Our Fleet
Set forth below is summary information concerning our fleet as of March 5, 2015.

Drybulk Vessels
						Redelivery
Capesize:	Year Built	DWT	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Rangiroa	2013	206,026	Capesize	T/C (1)	$23,000	May-18	Dec-23
Negonego	2013	206,097	Capesize	T/C (1)	$21,500	Mar-20	Feb-28
Fakarava	2012	206,152	Capesize	T/C	$25,000	Sept-15	Sept-20
Raiatea	2011	179,078	Capesize	T/C (1)	$23,500	Oct-19	Dec-19
Mystic	2008	170,040	Capesize	T/C	$52,310	Aug-18	Dec-18
Robusto	2006	173,949	Capesize	T/C (1)	$23,500	Jul-19	Sep-19
Cohiba	2006	174,234	Capesize	T/C (1)	$23,500	Sep-19	Nov-19
Montecristo	2005	180,263	Capesize	T/C (1)	$23,500	Jul-19	Sep-19
Flecha	2004	170,012	Capesize	T/C	$55,000	Jul-18	Nov-18
Manasota	2004	171,061	Capesize	T/C	$30,000	Jan-18	Aug-18
Partagas	2004	173,880	Capesize	T/C (1)	$23,500	Sep-19	Nov-19
Alameda	2001	170,662	Capesize	T/C	$27,500	Nov-15	Jan-16
Capri	2001	172,579	Capesize	T/C	$20,000	Jan-16	May-16

Average age based on year built/ Sum of DWT/ Total number of vessels	7.6 years	2,354,033	13

						Redelivery
Panamax:	Year Built	DWT	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Raraka	2012	76,037	Panamax	Spot	Spot	N/A	N/A
Woolloomooloo	2012	76,064	Panamax	Spot	Spot	N/A	N/A
Amalfi	2009	75,206	Panamax	Spot	Spot	N/A	N/A
Rapallo	2009	75,123	Panamax	T/C Index linked	T/C Index linked	Jul-16	Sep-16
Catalina	2005	74,432	Panamax	Spot	Spot	N/A	N/A
Majorca	2005	74,477	Panamax	Spot	Spot	N/A	N/A
Ligari	2004	75,583	Panamax	Spot	Spot	N/A	N/A
Saldanha	2004	75,707	Panamax	Spot	Spot	N/A	N/A
Sorrento	2004	76,633	Panamax	T/C	$24,500	Aug-21	Dec-21
Mendocino	2002	76,623	Panamax	T/C Index linked	T/C Index linked	Sep-16	Nov-16
Bargara	2002	74,832	Panamax	T/C Index linked	T/C Index linked	Sep-16	Nov-16
Oregon	2002	74,204	Panamax	Spot	Spot	N/A	N/A
Ecola	2001	73,931	Panamax	Spot	Spot	N/A	N/A
Samatan	2001	74,823	Panamax	Spot	Spot	N/A	N/A
Sonoma	2001	74,786	Panamax	Spot	Spot	N/A	N/A
Capitola	2001	74,816	Panamax	Spot	Spot	N/A	N/A
Levanto	2001	73,925	Panamax	T/C Index linked	T/C Index linked	Aug-16	Oct-16
Maganari	2001	75,941	Panamax	Spot	Spot	N/A	N/A
Coronado	2000	75,706	Panamax	Spot	Spot	N/A	N/A
Marbella	2000	72,561	Panamax	Spot	Spot	N/A	N/A
Redondo	2000	74,716	Panamax	Spot	Spot	N/A	N/A
Topeka	2000	74,716	Panamax	Spot	Spot	N/A	N/A
Ocean Crystal	1999	73,688	Panamax	Spot	Spot	N/A	N/A
Helena	1999	73,744	Panamax	Spot	Spot	N/A	N/A
Average age based on year built / Sum of DWT/ Total number of vessels	11.7 years	1,798,274	24

Supramax:
Byron	2003	51,118	Supramax	Spot	Spot	N/A	N/A
Galveston	2002	51,201	Supramax	Spot	Spot	N/A	N/A
Average age based on year built / Sum of DWT/ Total number of vessels	12.5 years	102,319	2
Totals (38)
Average age based on year built / Sum of DWT/ Total number of vessels	9.5 years	4,254,626	39

(1) Time charter includes purchase options for the charterer, see also "Risk Factors—Company Specific Risk Factors—The failure of our counterparties to meet their obligations under our time charter agreements, or their exercise of a purchase option under certain of those agreements, could cause us to suffer losses or otherwise adversely affect our business."

Drilling Units
Drilling Unit	Year Built or Scheduled Delivery/ Generation	Water Depth to the Wellhead (ft)	Drilling Depth to the Oil Field (ft)	Customer	Expected Contract Term(1)	Average Maximum Dayrate		Drilling Location
Operating Drilling Rigs
Leiv Eiriksson	2001/5th	10,000	30,000	Rig Management Norway AS(2)	Q2 2013–Q1 2016	$545,000		Norwegian Continental Shelf
Eirik Raude	2002/5th	10,000	30,000	Premier Oil Exploration and Production Ltd.(3)	Q1 2015 – Q4 2015	$561,350		Falkland Islands
Operating Drillships
Ocean Rig Corcovado	2011/6th	10,000	40,000	Petroleo Brasileiro S.A.	Q2 2012–Q2 2015	$ 439,402	(4)	Brazil
				Petroleo Brasileiro S.A.	Q2 2015–Q2 2018	$523,306	(5)	Brazil
Ocean Rig Olympia	2011/6th	10,000	40,000	Total E&P Angola	Q3 2012–Q3 2015(6)	$585,437		Angola
				ENI Angola S.p.A.(7)	Q4 2015-Q4 2015	$355,000		Angola
Ocean Rig Poseidon	2011/6th	10,000	40,000	ENI Angola S.p.A.	Q2 2013–Q2 2016	$690,300	(8)	Angola
				ENI Angola S.p.A.(10)	Q2 2016-Q2 2017	$539,150		Angola
Ocean Rig Mykonos	2011/6th	10,000	40,000	Petroleo Brasileiro S.A.	Q1 2012–Q1 2015	$ 433,044	(4)	Brazil
				Petroleo Brasileiro S.A.	Q1 2015–Q1 2018	$514,090	(5)	Brazil
Ocean Rig Mylos	2013/7th	12,000	40,000	Repsol Sinopec Brasil S.A.	Q3 2013–Q3 2016	$637,270	(9)	Brazil
Ocean Rig Skyros	2013/7th	12,000	40,000	ENI Angola S.p.A.(7)	Q2 2015-Q3 2015	$355,000		Nigeria, Angola
				Total E&P Angola	Q4 2015-Q3 2021	$592,834		Angola
Ocean Rig Athena	2014/7th	12,000	40,000	ConocoPhillips Angola 36 & 37 Ltd	Q1 2014–Q2 2017	$662,523	(10)	Angola
Ocean Rig Apollo	Q1 2015/7th	12,000	40,000	Total E&P Congo	Q1 2015-Q2 2018	$594,646	(11)	West Africa

Newbuilding Drillships
Ocean Rig Santorini	Q2 2016/7th	12,000	40,000
Ocean Rig TBN#1	Q1 2017/7th	12,000	40,000
Ocean Rig TBN#2	Q2 2017/7th	12,000	40,000

(1)            Not including the exercise of any applicable options to extend the term of the contract.
(2)            Rig Management Norway is the coordinator for the consortium under the contract. The contract has a minimum duration of 1,070 days and includes three options of up to six wells each that must be exercised prior to the expiration of the firm contract period in the first quarter of 2016.
(3)            The contract has a minimum duration of 260 days and includes two options of up to eight wells each, the first of which must be exercised prior to the commencement of the contract and the other one must be exercised before the expiration of the firm and option contract period.
(4)            Approximately 20% of the maximum dayrates are service fees paid to us in Brazilian Real (R$). The maximum dayrate disclosed in this table is based on the February 24, 2015 exchange rate of R$2.87:$1.00.
(5)            We have been awarded extensions of the drilling contracts for the Ocean Rig Corcovado and the Ocean Rig Mykonos by Petrobras for drilling offshore Brazil. The term of each extension is for 1,095 excluding reimbursement by Petrobras for contract related equipment upgrades. The new contract for the Ocean Rig Mykonos commenced in March 2015, while for the Ocean Rig Corcovado the new contract will commence in direct continuation from the end of the current agreement with Petrobras, in the second quarter of 2015.
(6)            Total E&P Angola has redelivered the Ocean Rig Olympia on completion of its well on March 9, 2015 and ahead of the contractual redelivery date of August 2015. We are presently in discussions with Total EP Angola and intend to legally defend our rights should we fail to reach an amicable solution.
(7)            On January 8, 2015, we, entered into an Omnibus Agreement with ENI Angola S.p.A, or ENI, pursuant to which ENI has exercised its option to extend the contract for the drillship Ocean Rig Poseidon for a further one year until the second quarter of 2017. As part of the contract extension for the Ocean Rig Poseidon, Ocean Rig has agreed to adjust the existing dayrate of the Ocean Rig Poseidon contract in exchange for ENI agreeing to enter into two contracts, or the ENI contracts, for the employment of one or more of Ocean Rig's available drillships in West Africa starting in the second quarter of 2015 for an aggregate period of approximately 8 months. The Agreement outlined above remains subject to customary closing conditions including the approval by national authorities which we expect will be obtained during the second quarter of 2015.
(8)            The maximum dayrate of $690,300 is the average maximum dayrate applicable during the initial three-year term of the contract. Under the contract, the initial maximum dayrate of $670,000 will increase annually at a rate of 3%, beginning twelve months after the commencement date, during the term of the contract. ENI has the option to extend the term of the contract by two optional periods of one-year each.
(9)            On November 4, 2013 the Ocean Rig Mylos commenced drilling operations with Repsol at an average maximum dayrate of approximately $637,270 over the initial term of the contract. Under the contract, Repsol has options to extend the contract for up to two years beyond the initial three-year contract period.
(10)            On June 7, 2014, the Ocean Rig Athena commenced drilling operations with ConocoPhillips at an average maximum dayrate of $662,523 which is the average maximum dayrate applicable during the initial three-year term of the contract. Under the contract, the initial maximum dayrate is subject to a fixed annual escalation of approximately 6% during the contract period. Under the contract, ConocoPhillips has the option to extend the initial contract period by up to two years.
(11)            The maximum dayrate of approximately $594,646 is the average maximum dayrate applicable during the initial three-year term of the contract. Under the contract, the initial maximum dayrate of $580,000 is subject to a fixed escalation of 2% during the contract period. Under the contract, the counterparty has the option to extend the initial contract period by up to two years.

Tankers
						Redelivery
	Year Built	DWT	Type	Current employment or employment upon delivery	Gross rate per day	Earliest	Latest
Suezmax:
Bordeira	2013	158,513	Suezmax	Spot	N/A	N/A	N/A
Petalidi	2012	158,532	Suezmax	Spot	N/A	N/A	N/A
Lipari	2012	158,425	Suezmax	Spot	N/A	N/A	N/A
Vilamoura	2011	158,622	Suezmax	Spot	N/A	N/A	N/A
Aframax:
Alicante	2013	115,708	Aframax	Spot	N/A	N/A	N/A
Mareta	2013	115,796	Aframax	Spot	N/A	N/A	N/A
Calida	2012	115,812	Aframax	Spot	N/A	N/A	N/A
Saga	2011	115,738	Aframax	Spot	N/A	N/A	N/A
Daytona	2011	115,896	Aframax	Spot	N/A	N/A	N/A
Belmar	2011	115,904	Aframax	Spot	N/A	N/A	N/A

Corporate Structure
DryShips Inc. is a corporation organized under the laws of the Republic of the Marshall Islands. We maintain our principal executive offices at 109 Kifisias Avenue and Sina Street, 151 24, Marousi, Athens, Greece. Our telephone number at that address is + 011 30 210 80 90 570. Our website address is www.dryships.com. The information on our website is not a part of this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. You should consider carefully the risks set forth below and in any documents we have incorporated by reference, as well as those under the heading "Risk Factors" in any prospectus supplement, before investing in the securities offered by this prospectus.  You should also carefully consider the risks described in any future reports that summarize the risks that may materially affect our business, before making an investment in our securities. Please see the section of this prospectus entitled "Where You Can Find Additional Information—Information Incorporated by Reference."
Some of the following risks relate principally to the industries in which we operate and our business in general. Other risks relate principally to the securities market and ownership of our common shares. The occurrence of any of the events described in this section could significantly and negatively affect our business, financial condition, operating results, cash flows or our ability to pay dividends, if any, in the future, or the trading price of our common shares.
Risk Factors Relating to the Drybulk Shipping Industry
Charterhire rates for drybulk carriers are volatile and remain significantly below their high in 2008, which has had and may continue to have an adverse effect on our revenues, earnings and profitability and our ability to comply with our loan covenants.
The degree of charterhire rate volatility among different types of drybulk vessels has varied widely; however, the prolonged downturn in the drybulk charter market has severely affected the entire drybulk shipping industry and charterhire rates for drybulk vessels have declined significantly from historically high levels. The Baltic Dry Index, or the BDI, an index published daily by the Baltic Exchange Limited, a London-based membership organization that provides daily shipping market information to the global investing community, is a daily average of charter rates for key drybulk routes, which has long been viewed as the main benchmark to monitor the movements of the drybulk vessel charter market and the performance of the overall drybulk shipping market. The BDI declined 94% in 2008 from a peak of 11,793 in May 2008 to a low of 663 in December 2008 and has remained volatile since then.  The BDI recorded an all time low of 516 on February 17, 2015 and there can be no assurance that the drybulk charter market will increase, and the market could decline further.
The decline and volatility in charter rates has been due to various factors, including the over-supply of drybulk vessels, the lack of trade financing for purchases of commodities carried by sea, which resulted in a significant decline in cargo shipments. The decline and volatility in charter rates in the drybulk market also affects the value of our drybulk vessels, which follows the trends of drybulk charter rates, and earnings on our charters, and similarly, affects our cash flows, liquidity and compliance with the covenants contained in our loan agreements.  If low charter rates in the drybulk market continue or decline further for any significant period, this could have an adverse effect on our vessel values and our ability to continue as a going concern and comply with the financial covenants in our loan agreements. In such a situation, unless our lenders were willing to provide waivers of covenant compliance or modifications to our covenants, our lenders could accelerate our debt and we could face the loss of our vessels. In addition, the decline in the drybulk carrier charter market has had and may continue to have additional adverse consequences for the drybulk shipping industry, including an absence of financing for vessels, no active secondhand market for the sale of vessels, charterers seeking to renegotiate the rates for existing time charters, and widespread loan covenant defaults in the drybulk shipping industry. Accordingly, the value of our common shares could be substantially reduced or eliminated.
Because we currently employ 21 of our vessels in the spot market and pursuant to short-term time charters, we are exposed to changes in spot market and short-term charter rates for drybulk carriers and such changes may affect our earnings and the value of our drybulk carriers at any given time. In addition, we have two vessels scheduled to come off of their current charters in 2015 for which we will be seeking new employment. We may not be able to successfully charter our vessels in the future or renew existing charters at rates sufficient to allow us to meet our obligations. Fluctuations in charter rates result from changes in the supply of and demand for vessel capacity and changes in the supply and demand for the major commodities carried by water internationally. Because the factors affecting the supply of and demand for vessels are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.

Factors that influence demand for vessel capacity include:
•	supply and demand for energy resources, commodities, semi-finished and finished consumer and industrial products;
•	changes in the exploration or production of energy resources, commodities, semi-finished and finished consumer and industrial products;
•	the location of regional and global exploration, production and manufacturing facilities;
•	the location of consuming regions for energy resources, commodities, semi-finished and finished consumer and industrial products;
•	the globalization of production and manufacturing;
•	global and regional economic and political conditions, including armed conflicts, terrorist activities, embargoes and strikes;
•	natural disasters and other disruptions in international trade;
•	developments in international trade;
•	changes in seaborne and other transportation patterns, including the distance cargo is transported by sea;
•	environmental and other regulatory developments;
•	currency exchange rates; and
•	weather.
The factors that influence the supply of vessel capacity include:
•	the number of newbuilding deliveries;
•	port and canal congestion;
•	the scrapping rate of older vessels;
•	vessel casualties; and
•	the number of vessels that are out of service.
In addition to the prevailing and anticipated freight rates, factors that affect the rate of newbuilding, scrapping and laying-up include newbuilding prices, secondhand vessel values in relation to scrap prices, costs of bunkers and other operating costs, costs associated with classification society surveys, normal maintenance and insurance coverage, the efficiency and age profile of the existing drybulk fleet in the market and government and industry regulation of maritime transportation practices, particularly environmental protection laws and regulations. These factors influencing the supply of and demand for shipping capacity are outside of our control, and we may not be able to correctly assess the nature, timing and degree of changes in industry conditions.

We anticipate that the future demand for our drybulk carriers will be dependent upon continued economic growth in the world's economies, including China and India, seasonal and regional changes in demand, changes in the capacity of the global drybulk carrier fleet and the sources and supply of drybulk cargoes to be transported by sea. Given the large number of new drybulk carriers currently on order with shipyards, the capacity of the global drybulk carrier fleet seems likely to increase and economic growth may not continue. Adverse economic, political, social or other developments could have a material adverse effect on our business and operating results.
An over-supply of drybulk carrier capacity may prolong or further depress the current low charter rates and, in turn, adversely affect our profitability.
The market supply of drybulk carriers has been increasing as a result of the delivery of numerous newbuilding orders over the last few years. Newbuildings have been delivered in significant numbers since the beginning of 2006 and, as of January 1, 2015, newbuilding orders had been placed for an aggregate of more than 22% of the existing global drybulk fleet, with deliveries expected during the next three years. Due to lack of financing many analysts expect significant cancellations and/or slippage of newbuilding orders. While vessel supply will continue to be affected by the delivery of new vessels and the removal of vessels from the global fleet, either through scrapping or accidental losses, an over-supply of dry bulk carrier capacity could exacerbate the recent decrease in charter rates or prolong the period during which low charter rates prevail. Currently, some of our spot market-related time charterers are at times unprofitable due the volatility associated with dry cargo freight rates. If market conditions persist or worsen, upon the expiration or termination of our vessels' current non-spot charters, we may only be able to re-charter our vessels at reduced or unprofitable rates, or we may not be able to charter these vessels at all. The occurrence of these events could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends. Currently, two of the charters for our drybulk vessels are scheduled to expire in 2015.
The market values of our vessels may decrease, which could limit the amount of funds that we can borrow or cause us to breach certain covenants in our credit facilities and we may incur a loss if we sell vessels following a decline in their market value.
The fair market values of our vessels are related to prevailing freight charter rates. However, while the fair market values of vessels and the freight charter market have a very close relationship as the charter market moves from trough to peak, the time lag between the effect of charter rates on market values of ships can vary.
The fair market values of our vessels have generally experienced high volatility, and you should expect the market values of our vessels to fluctuate depending on a number of factors including:
•	prevailing level of charter rates;
•	general economic and market conditions affecting the shipping industry;
•	types and sizes of vessels;
•	supply of and demand for vessels;
•	other modes of transportation;
•	cost of newbuildings;
•	governmental and other regulations; and
•	technological advances.

In addition, as vessels grow older, they generally decline in value. If the market values of our vessels, which are at relatively low levels, decrease further, we may not be in compliance with certain covenants in our credit facilities secured by mortgages on our drybulk vessels, and our lenders could accelerate our indebtedness or require us to pay down our indebtedness to a level where we are again in compliance with our loan covenants. If our indebtedness is accelerated, we may not be able to refinance our debt or obtain additional financing.
In addition, if we sell one or more of our vessels at a time when vessel prices have fallen and before we have recorded an impairment adjustment to our consolidated financial statements, the sale proceeds may be less than the vessel's carrying value on our consolidated financial statements, resulting in a loss and a reduction in earnings. Furthermore, if vessel values persist at their current levels or decline further, we may have to record an impairment adjustment in our financial statements which could adversely affect our financial results. Due to our decision to sell certain vessels and based on the agreed-upon sales price, an impairment charge of $0 and $43.5 million, for each of the years ended December 31, 2012 and 2013, respectively, was recognized. Furthermore, as a result of the impairment review for the year ended December 31, 2014 it was determined that the carrying amount of one of our assets was not recoverable and, therefore, an impairment loss of $38.1 million was recognized.
A further economic slowdown or changes in the economic and political environment in the Asia Pacific region could exacerbate the effect of recent slowdowns in the economies of the European Union and may have a material adverse effect on our business, financial condition and results of operations.
We anticipate a significant number of the port calls made by our vessels will continue to involve the loading or discharging of drybulk commodities and oil in ports in the Asia Pacific region. As a result, any negative changes in economic conditions in any Asia Pacific country, particularly in China, may exacerbate the effect of recent slowdowns in the economies of the European Union and may have a material adverse effect on our business, financial condition and results of operations, as well as our future prospects. Before the global economic financial crisis that began in 2008, China had one of the world's fastest growing economies in terms of gross domestic product, or GDP, which had a significant impact on shipping demand. The quarterly year-over-year growth rate of China's GDP decreased to approximately 7.3% for the year ended December 31, 2014, as compared to approximately 7.7% for the year ended December 31, 2013, and continues to remain below pre-2008 levels. We cannot assure you that the Chinese economy will not experience a significant contraction in the future.  Although state-owned enterprises still account for a substantial portion of the Chinese industrial output, in general, the Chinese government is reducing the level of direct control that it exercises over the economy through state plans and other measures. There is an increasing level of freedom and autonomy in areas such as allocation of resources, production, pricing and management and a gradual shift in emphasis to a "market economy" and enterprise reform. Limited price reforms were undertaken with the result that prices for certain commodities are principally determined by market forces. Many of the reforms are unprecedented or experimental and may be subject to revision, change or abolition based upon the outcome of such experiments. If the Chinese government does not continue to pursue a policy of economic reform, the level of imports to and exports from China could be adversely affected by changes to these economic reforms by the Chinese government, as well as by changes in political, economic and social conditions or other relevant policies of the Chinese government, such as changes in laws, regulations or export and import restrictions. Notwithstanding economic reform, the Chinese government may adopt policies that favor domestic drybulk shipping and oil tanker companies and may hinder our ability to compete with them effectively. Moreover, the current economic slowdown in the economies of the European Union and other Asian countries may further adversely affect economic growth in China and elsewhere. In addition, concerns regarding the possibility of sovereign debt defaults by European Union member countries, including Greece, have disrupted financial markets throughout the world, may lead to weaker consumer demand in the European Union, the United States, and other parts of the world. The possibility of sovereign debt defaults by European Union member countries, including Greece, and the possibility of market reforms to float the Chinese renminbi, either of which development could weaken the Euro against the Chinese renminbi, could adversely affect consumer demand in the European Union. Moreover, the revaluation of the renminbi may negatively impact the United States' demand for imported goods, many of which are shipped from China. Such weak economic conditions could have a material adverse effect on our business, results of operations and financial condition and our ability to pay dividends to our stockholders. Our business, financial condition, results of operations, ability to pay dividends as well as our future prospects, will likely be materially and adversely affected by a further economic downturn in any of these countries.

If economic conditions throughout the world do not improve, this will impede our results of operations, financial condition and cash flows.
Negative trends in the global economy that emerged in 2008 continue to adversely affect global economic conditions. In addition, the world economy is currently facing a number of new challenges, including uncertainty related to the continuing discussions in the United States regarding the federal debt ceiling and recent turmoil and hostilities in the Middle East, North Africa and other geographic areas and countries. The deterioration in the global economy has caused, and may continue to cause, a decrease in worldwide demand for certain goods and, thus, shipping.
The United States, the European Union and other parts of the world have recently been or are currently in a recession and continue to exhibit weak economic trends. The current sovereign debt crisis in certain Eurozone countries, such as Greece and Cyprus, and concerns over debt levels of certain other European Union member states and in other countries around the world, as well as concerns about international banks, have led to increased volatility in global credit and equity markets. The credit markets in the United States and Europe have experienced significant contraction, deleveraging and reduced liquidity, and the United States federal and state governments and European authorities have implemented a broad variety of governmental action and/or new regulation of the financial markets and may implement additional regulations in the future.  Securities and futures markets and the credit markets are subject to comprehensive statutes, regulations and other requirements. The United States Securities and Exchange Commission, other regulators, self-regulatory organizations and exchanges are authorized to take extraordinary actions in the event of market emergencies, and may effect changes in law or interpretations of existing laws. Global financial markets and economic conditions have been, and continue to be, severely disrupted and volatile. Credit markets and the debt and equity capital markets have been exceedingly distressed and the uncertainty surrounding the future of the credit markets in the United States and the rest of the world has resulted in reduced access to credit worldwide.
We face risks attendant to changes in economic environments, changes in interest rates, and instability in the banking and securities markets around the world, among other factors. Major market disruptions and the current adverse changes in market conditions and regulatory climate in the United States and worldwide may adversely affect our business or impair our ability to borrow amounts under our credit facilities or any future financial arrangements. We cannot predict how long the current market conditions will last. However, these recent and developing economic and governmental factors, together with the concurrent decline in charter rates and vessel values, may have a material adverse effect on our results of operations, financial condition or cash flows, and the trading price of our common shares. In the absence of available financing, we also may be unable to take advantage of business opportunities or respond to competitive pressures.
In addition, as a result of the ongoing economic turmoil in Greece resulting from the sovereign debt crisis and the related austerity measures implemented by the Greek government, our operations in Greece may be subjected to new regulations that may require us to incur new or additional compliance or other administrative costs and may require that we pay to the Greek government new taxes or other fees. We also face the risk that strikes, work stoppages, civil unrest and violence within Greece may disrupt our shoreside operations and those of our managers located in Greece.
The current state of global financial markets and current economic conditions may adversely impact our ability to obtain additional financing on acceptable terms which may hinder or prevent us from expanding our business.
Global financial markets and economic conditions have been, and continue to be, volatile. Recently, the debt and equity capital markets have been severely distressed. These issues, along with significant write-offs in the financial services sector, the re-pricing of credit risk and the current weak economic conditions, have made, and will likely continue to make, it difficult to obtain additional financing. The current state of global financial markets and current economic conditions might adversely impact our ability to issue additional equity at prices which will not be dilutive to our existing shareholders or preclude us from issuing equity at all.

Also, as a result of concerns about the stability of financial markets generally and the solvency of counterparties specifically, the cost of obtaining money from the credit markets has increased as many lenders have increased margins or interest rates, enacted tighter lending standards, refused to refinance existing debt at all or on terms similar to current debt and reduced, and in some cases ceased, to provide funding to borrowers. Furthermore, certain banks that have historically been significant lenders to the shipping industry have reduced or ceased lending to the shipping industry. Due to these factors, we cannot be certain that additional financing will be available if needed and to the extent required, on acceptable terms or at all. If additional financing is not available when needed, or is available only on unfavorable terms, we may be unable to meet our obligations as they come due or we may be unable to enhance our existing business, complete additional drilling unit acquisitions or otherwise take advantage of business opportunities as they arise.
The instability of the euro or the inability of Eurozone countries to refinance their debts could have a material adverse effect on our revenue, profitability and financial position.
As a result of the credit crisis in Europe, in particular in Greece, Italy, Ireland, Portugal and Spain, the European Commission created the European Financial Stability Facility, or the EFSF, and the European Financial Stability Mechanism, or the EFSM, to provide funding to Eurozone countries in financial difficulties that seek such support. In March 2011, the European Council agreed on the need for Eurozone countries to establish a permanent stability mechanism, the European Stability Mechanism, or the ESM, which was activated by mutual agreement, to assume the role of the EFSF and the EFSM in providing external financial assistance to Eurozone countries after June 2013. Despite these measures, concerns persist regarding the debt burden of certain Eurozone countries and their ability to meet future financial obligations and the overall stability of the euro. An extended period of adverse development in the outlook for European countries could reduce the overall demand for drybulk cargoes and oil and gas and for our services. These potential developments, or market perceptions concerning these and related issues, could affect our financial position, results of operations and cash flow.
Charterers have been placed under significant financial pressure, thereby increasing our charter counterparty risk.
The continuing weakness in demand for drybulk shipping services and any future declines in such demand could result in financial challenges faced by our charterers and may increase the likelihood of one or more of our charterers being unable or unwilling to pay us contracted charter rates. We expect to generate most of our revenues from these charters and if our charterers fail to meet their obligations to us, we will sustain significant losses which could have a material adverse effect on our financial condition and results of operations.
Acts of piracy on ocean-going vessels have had and may continue to have an adverse effect on our business.
Acts of piracy have historically affected ocean-going vessels trading in regions of the world such as South China Sea, Arabian Sea, Red Sea, the Gulf of Aden off the coast of Somalia, the Indian Ocean and the Gulf of Guinea. Sea piracy incidents continue to occur, particularly in the Gulf of Aden, the Indian Ocean, and increasingly in the Gulf of Guinea, with tankers particularly vulnerable to such attacks.   In February 2009, the drybulk vessel Saldanha, which is owned by our subsidiary, Team-Up Owning Company Limited, was seized by pirates while transporting coal through the Gulf of Aden.  If piracy attacks result in regions in which our vessels are deployed being characterized as "war risk" zones by insurers or Joint War Committee "war and strikes" listed areas, premiums payable for such coverage could increase significantly and such insurance coverage may be more difficult to obtain. In addition, crew and security equipment costs, including costs which may be incurred to employ onboard security armed guards, to comply with Best Management Practices for Protection against Somalia Based Piracy, or BMP4, or any updated version, could increase in such circumstances. We may not be adequately insured to cover losses from these incidents, which could have a material adverse effect on us. In addition, detention or hijacking as a result of an act of piracy against our vessels, increased costs associated with seeking to avoid such events (including increased bunker costs resulting from vessels being rerouted or travelling at increased speeds as recommended by BMP4), or unavailability of insurance for our vessels, could have a material adverse impact on our business, financial condition, results of operations and cash flows, and ability to pay dividends, and may result in loss of revenues, increased costs and decreased cash flows to our customers, which could impair their ability to make payments to us under our charters.

Political instability, terrorist attacks and international hostilities can affect the seaborne transportation industry, which could adversely affect our business.
We conduct most of our operations outside of the United States, and our business, results of operations, cash flows, financial condition and ability to pay dividends, if any, in the future may be adversely affected by changing economic, political and government conditions in the countries and regions where our vessels are employed or registered. Moreover, we operate in a sector of the economy that is likely to be adversely impacted by the effects of political conflicts, including the current political instability in the Middle East, North Africa and other geographic countries and areas, terrorist or other attacks, war or international hostilities. Terrorist attacks such as those in New York on September 11, 2001, in London on July 7, 2005, and in Mumbai on November 26, 2008, and the continuing response of the United States and others to these attacks, as well as the threat of future terrorist attacks around the world, continues to cause uncertainty in the world's financial markets and may affect our business, operating results and financial condition. Continuing conflicts and recent developments in the Middle East and North Africa, and the presence of U.S. or other armed forces in Iraq, Afghanistan and various other regions, may lead to additional acts of terrorism and armed conflict around the world, which may contribute to further economic instability in the global financial markets. These uncertainties could also adversely affect our ability to obtain additional financing on terms acceptable to us or at all. In the past, political conflicts have also resulted in attacks on vessels, such as the attack on the MT Limburg, a vessel unaffiliated with us, in October 2002, mining of waterways and other efforts to disrupt international shipping, particularly in the Arabian Gulf region. Acts of terrorism and piracy have also affected vessels trading in regions such as the South China Sea and the Gulf of Aden off the coast of Somalia.  Any of these occurrences could have a material adverse impact on our operating results, revenues and costs.
Our revenues are subject to seasonal fluctuations, which could affect our operating results and our ability to pay dividends, if any, in the future.
We operate our drybulk vessels in markets that have historically exhibited seasonal variations in demand and, as a result, in charterhire rates. This seasonality may result in quarter-to-quarter volatility in our operating results, which could affect our ability to pay dividends, if any, in the future from quarter to quarter. The drybulk carrier market is typically stronger in the fall and winter months in anticipation of increased consumption of coal and other raw materials in the northern hemisphere during the winter months. In addition, unpredictable weather patterns in these months tend to disrupt vessel scheduling and supplies of certain commodities. As a result, our revenues have historically been weaker during the fiscal quarters ended June 30 and September 30, and, conversely, our revenues have historically been stronger in fiscal quarters ended December 31 and March 31. This seasonality may adversely affect our operating results and our ability to pay dividends, if any, in the future.
Rising fuel prices may adversely affect our profits.
While we do not directly bear the cost of fuel or bunkers under our time charters, fuel is a significant factor in negotiating charter rates.  Fuel is also a significant, if not the largest, expense in our shipping operations when vessels are under voyage charter. As a result, an increase in the price of fuel beyond our expectations may adversely affect our profitability at the time of charter negotiation. The price and supply of fuel is unpredictable and fluctuates based on events outside our control, including geopolitical developments, supply and demand for oil and gas, actions by the Organization of Petroleum Exporting Countries, or OPEC, and other oil and gas producers, war and unrest in oil producing countries and regions, regional production patterns and environmental concerns. Further, fuel may become much more expensive in the future, which may reduce the profitability and competitiveness of our business versus other forms of transportation, such as truck or rail.

We are subject to international safety regulations and the failure to comply with these regulations may subject us to increased liability, may adversely affect our insurance coverage and may result in our vessels being denied access to, or detained in, certain ports.
Our business and the operation of our drybulk vessels and tankers are materially affected by government regulation in the form of international conventions, national, state and local laws and regulations in force in the jurisdictions in which the vessels operate, as well as in the country or countries of their registration. Because such conventions, laws, and regulations are often revised, we cannot predict the ultimate cost of complying with such conventions, laws and regulations or the impact thereof on the resale prices or useful lives of our vessels. Additional conventions, laws and regulations may be adopted which could limit our ability to do business or increase the cost of our doing business and which may materially adversely affect our operations. We are required by various governmental and quasi governmental agencies to obtain certain permits, licenses, certificates, and financial assurances with respect to our operations.
In addition, vessel classification societies also impose significant safety and other requirements on our vessels. In complying with current and future environmental requirements, vessel-owners and operators may also incur significant additional costs in meeting new maintenance and inspection requirements, in developing contingency arrangements for potential spills and in obtaining insurance coverage. Government regulation of vessels, particularly in the areas of safety and environmental requirements, can be expected to become stricter in the future and require us to incur significant capital expenditures on our vessels to keep them in compliance
The operation of our vessels is affected by the requirements set forth in the United Nations' International Maritime Organization's International Management Code for the Safe Operation of Ships and Pollution Prevention, or the ISM Code. The ISM Code requires ship owners, ship managers and bareboat charterers to develop and maintain an extensive "Safety Management System" that includes the adoption of a safety and environmental protection policy setting forth instructions and procedures for safe operation and describing procedures for dealing with emergencies. Currently, all of our vessels are ISM Code-certified and we expect that any vessels that we acquire in the future will be ISM Code-certified when delivered to us. The failure of a shipowner or bareboat charterer to comply with the ISM Code may subject it to increased liability, may invalidate existing insurance or decrease available insurance coverage for the affected vessels and may result in a denial of access to, or detention in, certain ports. If we are subject to increased liability for non-compliance or if our insurance coverage is adversely impacted as a result of non-compliance, it may negatively affect our ability to pay dividends, if any, in the future. If any of our vessels are denied access to, or are detained in, certain ports, this may decrease our revenues.
We are subject to complex laws and regulations, including environmental regulations that can adversely affect the cost, manner or feasibility of doing business.
Our operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessel. These regulations include, but are not limited to, the International Maritime Organization, or IMO, International Convention for the Prevention of Pollution from Ships of 1973, as from time to time amended and generally referred to as MARPOL, including designation of Emission Control Areas, or ECAs, thereunder, the IMO International Convention on Civil Liability for Oil Pollution Damage of 1969, as from time to time amended and generally referred to as CLC, the International Convention on Civil Liability for Bunker Oil Pollution Damage, or Bunker Convention, the IMO International Convention for the Safety of Life at Sea of 1974, as from time to time amended and generally referred to as SOLAS, the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, or ISM Code, the IMO International Convention on Load Lines of 1966, as from time to time amended, the International Convention for the Control and Management of Ships' Ballast Water and Sediments in February 2004, or the BWM Convention, the U.S. Oil Pollution Act of 1990, or OPA, requirements of the U.S. Coast Guard, or USCG, and the U.S. Environmental Protection Agency, or EPA, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the U.S. Clean Water Act, the U.S. Clean Air Act, the U.S. Outer Continental Shelf Lands Act, the U.S. Maritime Transportation Security Act of 2002, or the MTSA, European Union regulations, and Brazil's National Environmental Policy Law (6938/81), Environmental Crimes Law (9605/98) and Law (9966/2000) relating to pollution in Brazilian waters.

Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. Moreover, the manner in which these laws are enforced and interpreted is constantly evolving. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, including greenhouse gases, the management of ballast waters, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault.
Increased inspection procedures and tighter import and export controls could increase costs and disrupt our business.
International shipping is subject to various security and customs inspections and related procedures in countries of origin, destination and trans-shipment points. Inspection procedures may result in the seizure of the contents of our vessels, delays in the loading, offloading or delivery of our vessels and the levying of customs duties, fines or other penalties against us.
It is possible that changes to inspection procedures could impose additional financial and legal obligations on us. Changes to inspection procedures could also impose additional costs and obligations on our customers and may, in certain cases, render the shipment of certain types of cargo uneconomical or impractical. Any such changes or developments may have a material adverse effect on our business, financial condition and results of operations.
Maritime claimants could arrest one or more of our vessels, which could interrupt our cash flow.
Crew members, suppliers of goods and services to a vessel, shippers of cargo and other parties may be entitled to a maritime lien against a vessel for unsatisfied debts, claims or damages. In many jurisdictions, a claimant may seek to obtain security for its claim by arresting a vessel through foreclosure proceedings. The arrest or attachment of one or more of our vessels could interrupt our cash flow and require us to pay large sums of money to have the arrest or attachment lifted. In addition, in some jurisdictions, such as South Africa, under the "sister ship" theory of liability, a claimant may arrest both the vessel which is subject to the claimant's maritime lien and any "associated" vessel, which is any vessel owned or controlled by the same owner. Claimants could attempt to assert "sister ship" liability against a vessel in our fleet for claims relating to another of our vessels.
Governments could requisition our vessels during a period of war or emergency, resulting in a loss of earnings.
A government could requisition one or more of our vessels for title or for hire. Requisition for title occurs when a government takes control of a vessel and becomes her owner, while requisition for hire occurs when a government takes control of a vessel and effectively becomes her charterer at dictated charter rates. Generally, requisitions occur during periods of war or emergency, although governments may elect to requisition vessels in other circumstances. Although we would be entitled to compensation in the event of a requisition of one or more of our vessels, the amount and timing of payment would be uncertain. Government requisition of one or more of our vessels may negatively impact our revenues and reduce the amount of dividends, if any, in the future.

In the highly competitive international shipping industry, we may not be able to compete for charters with new entrants or established companies with greater resources and, as a result, we may be unable to employ our vessels profitably.
We employ our vessels in a highly competitive market that is capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. Competition for the transportation of drybulk cargo by sea is intense and depends on price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources could enter the drybulk shipping industry and operate larger fleets through consolidations or acquisitions and may be able to offer lower charter rates and higher quality vessels than we are able to offer. If we are unable to successfully compete with other drybulk shipping companies, this would have an adverse impact on our results of operations.
Risks associated with operating ocean-going vessels could affect our business and reputation, which could adversely affect our revenues and stock price.
The operation of ocean-going vessels carries inherent risks. These risks include the possibility of:
•	marine disaster;
•	environmental accidents;
•	cargo and property losses or damage;
•	business interruptions caused by mechanical failure, human error, war, terrorism, political action in various countries, labor strikes or adverse weather conditions; and
•	piracy.
The involvement of our vessels in an environmental disaster may harm our reputation as a safe and reliable vessel owner and operator. Any of these circumstances or events could increase our costs or lower our revenues.
The shipping industry has inherent operational risks that may not be adequately covered by our insurance.
We procure insurance for our fleet against risks commonly insured against by vessel owners and operators. Our current insurance includes hull and machinery insurance, war risks insurance and protection and indemnity insurance (which includes environmental damage and pollution insurance). We may not be adequately insured against all risks or our insurers may not pay a particular claim. Even if our insurance coverage is adequate to cover our losses, we may not be able to timely obtain a replacement vessel in the event of a loss. Furthermore, in the future, we may not be able to obtain adequate insurance coverage at reasonable rates for our fleet. We may also be subject to calls, or premiums, in amounts based not only on our own claim records but also the claim records of all other members of the protection and indemnity associations through which we receive indemnity insurance coverage for tort liability. Our insurance policies also contain deductibles, limitations and exclusions which, although we believe are standard in the shipping industry, may nevertheless increase our costs.

The operation of drybulk carriers has certain unique operational risks.
The operation of certain ship types, such as drybulk carriers, has certain unique risks. With a drybulk carrier, the cargo itself and its interaction with the ship can be a risk factor. By their nature, drybulk cargoes are often heavy, dense, easily shifted, and react badly to water exposure. In addition, drybulk carriers are often subjected to battering treatment during unloading operations with grabs, jackhammers (to pry encrusted cargoes out of the hold), and small bulldozers. This treatment may cause damage to the vessel. Vessels damaged due to treatment during unloading procedures may be more susceptible to breach to the sea. Furthermore, any defects or flaws in the design of a drybulk carrier may contribute to vessel damage. Hull breaches in drybulk carriers may lead to the flooding of the vessels holds. If a drybulk carrier suffers flooding in its forward holds, the bulk cargo may become so dense and waterlogged that its pressure may buckle the vessel's bulkheads, leading to the loss of a vessel. If we are unable to adequately maintain our vessels we may be unable to prevent these events. Any of these circumstances or events could negatively impact our business, financial condition, results of operations and our ability to pay dividends, if any, in the future. In addition, the loss of any of our vessels could harm our reputation as a safe and reliable vessel owner and operator.
Risk Factors Relating to the Offshore Drilling Industry
Our business in the offshore drilling sector depends on the level of activity in the offshore oil and gas industry, which is significantly affected by, among other things, volatile oil and gas prices and may be materially and adversely affected by a decline in the offshore oil and gas industry.
The offshore contract drilling industry is cyclical and volatile. Our business in the offshore drilling sector depends on the level of activity in oil and gas exploration, development and production in offshore areas worldwide. The availability of quality drilling prospects, exploration success, relative production costs, the stage of reservoir development and political and regulatory environments affect customers' drilling programs. Oil and gas prices and market expectations of potential changes in these prices also significantly affect this level of activity and demand for drilling units.
Oil and gas prices are extremely volatile and are affected by numerous factors beyond our control, including the following:
•	worldwide production and demand for oil and gas and any geographical dislocations in supply and demand;
•	the cost of exploring for, developing, producing and delivering oil and gas;
•	expectations regarding future energy prices;
•	advances in exploration, development and production technology;
•	the ability of OPEC to set and maintain levels and pricing;
•	the level of production in non-OPEC countries;
•	government regulations;
•	local and international political, economic and weather conditions;
•	domestic and foreign tax policies;
•	development and exploitation of alternative fuels;

•	the policies of various governments regarding exploration and development of their oil and gas reserves; and
•	the worldwide military and political environment, including uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities, insurrection or other crises in the Middle East or other geographic areas or further acts of terrorism in the United States, or elsewhere.
Declines in oil and gas prices for an extended period of time, or market expectations of potential decreases in these prices, could negatively affect our business in the offshore drilling sector. Crude oil inventories remain at high levels compared to historical levels, which may place downward pressure on the price of crude oil and demand for offshore drilling units. Sustained periods of low oil prices typically result in reduced exploration and drilling because oil and gas companies' capital expenditure budgets are subject to cash flow from such activities and are therefore sensitive to changes in energy prices. These changes in commodity prices can have a dramatic effect on rig demand, and periods of low demand can cause excess rig supply and intensify the competition in the industry which often results in drilling units, particularly lower specification drilling units, being idle for long periods of time. We cannot predict the future level of demand for our services or future conditions of the oil and gas industry. Any decrease in exploration, development or production expenditures by oil and gas companies could reduce our revenues and materially harm our business and results of operations.
In addition to oil and gas prices, the offshore drilling industry is influenced by additional factors, including:
•	the availability of competing offshore drilling vessels and the level of newbuilding activity for drilling vessels;
•	the level of costs for associated offshore oilfield and construction services;
•	oil and gas transportation costs;
•	the discovery of new oil and gas reserves;
•	the cost of non-conventional hydrocarbons, such as the exploitation of oil sands; and
•	regulatory restrictions on offshore drilling.
Any of these factors could reduce demand for our services and adversely affect our business and results of operations.
The offshore drilling industry is highly competitive with intense price competition and, as a result, we may be unable to compete successfully with other providers of contract drilling services that have greater resources than we have.
The offshore contract drilling industry is highly competitive with several industry participants, none of which has a dominant market share, and is characterized by high capital and maintenance requirements. Drilling contracts are traditionally awarded on a competitive bid basis. Price competition is often the primary factor in determining which qualified contractor is awarded the drilling contract, although drilling unit availability, location and suitability, the quality and technical capability of service and equipment, reputation and industry standing are key factors which are considered. Mergers among oil and natural gas exploration and production companies have reduced, and may from time to time further reduce, the number of available customers, which would increase the ability of potential customers to achieve pricing terms favorable to them.

Many of our competitors in the offshore drilling industry are significantly larger than we are and have more diverse drilling assets and significantly greater financial and other resources than we have. In addition, because of our relatively small offshore drilling fleet, we may be unable to take advantage of economies of scale to the same extent as some of our larger competitors. Given the high capital requirements that are inherent in the offshore drilling industry, we may also be unable to invest in new technologies or expand in the future as may be necessary for us to succeed in this industry, while our larger competitors with superior financial resources, and in many cases less leverage than we have, may be able to respond more rapidly to changing market demands and compete more efficiently on price for drillship and drilling rig employment. We may not be able to maintain our competitive position, and we believe that competition for contracts will continue to be intense in the future. Our inability to compete successfully in the offshore drilling industry may reduce our revenues and profitability.
An over-supply of drilling units may lead to a reduction in dayrates and therefore may materially impact our profitability.
During the recent period of high utilization and high dayrates, industry participants have increased the supply of drilling units by ordering the construction of new drilling units. Historically, this has resulted in an over-supply of drilling units and has caused a subsequent decline in utilization and dayrates when the drilling units enter the market, sometimes for extended periods of time until the units have been absorbed into the active fleet. According to industry sources, the worldwide fleet of ultra-deepwater drilling units as of February 2015 consisted of 165 units, comprised of 66 semi-submersible rigs and 99 drillships. An additional 13 semi-submersible rigs and 50 drillships were under construction or on order as of February 2015, which would bring the total fleet to 228 drilling units by the end of 2020. A relatively large number of the drilling units currently under construction have been contracted for future work, which may intensify price competition as scheduled delivery dates occur. The entry into service of these new, upgraded or reactivated drilling units will increase supply and has already led to a reduction in dayrates as drilling units are absorbed into the active fleet. In addition, the new construction of high-specification drilling units, as well as changes in our competitors' drilling unit fleets, could require us to make material additional capital investments to keep our fleet competitive. Lower utilization and dayrates could adversely affect our revenues and profitability. Prolonged periods of low utilization and dayrates could also result in the recognition of impairment charges on our drilling units if future cash flow estimates, based upon information available to management at the time, indicate that the carrying value of these drilling units may not be recoverable.
Consolidation of suppliers may increase the cost of obtaining supplies, which may have a material adverse effect on our results of operations and financial condition.
We rely on certain third parties to provide supplies and services necessary for our offshore drilling operations, including, but not limited to, drilling equipment suppliers and catering and machinery suppliers. Recent mergers have reduced the number of available suppliers, resulting in fewer alternatives for sourcing key supplies. Such consolidation, combined with a high volume of drilling units under construction, may result in a shortage of supplies and services thereby increasing the cost of supplies and/or potentially inhibiting the ability of suppliers to deliver on time, or at all. These cost increases, delays or unavailability could have a material adverse effect on our results of operations and result in drilling unit downtime, and delays in the repair and maintenance of our drilling units.
Our international operations in the offshore drilling sector involve additional risks, including piracy, which could adversely affect our business.
Our drilling units operate throughout the world, including on the Norwegian Continental Shelf and offshore of the Falkland Islands, Brazil, Angola.  In the past our drilling units have also operated in the Gulf of Mexico, in the North Sea and offshore of Canada, Norway, the United Kingdom, Ghana, West Africa, the Ivory Coast, Greenland, West Africa, Turkey, Ireland, the Shetland Islands, the Falkland Islands, Norway, and Tanzania.  As a result of our international operations, we may be exposed to political and other uncertainties, including risks of:
•	terrorist and environmental activist acts, armed hostilities, war and civil disturbances;
•	acts of piracy;
•	significant governmental influence over many aspects of local economies;
•	seizure, nationalization or expropriation of property or equipment;
•	repudiation, nullification, modification or renegotiation of contracts;

•	limitations on insurance coverage, such as war risk coverage, in certain areas;
•	political unrest;
•	foreign and U.S. monetary policy, government debt downgrades and potential defaults and foreign currency fluctuations and devaluations;
•	the inability to repatriate income or capital;
•	complications associated with repairing and replacing equipment in remote locations;
•	import-export quotas, wage and price controls, imposition of trade barriers;
•	regulatory or financial requirements to comply with foreign bureaucratic actions;
•	changing taxation policies, including confiscatory taxation;
•	other forms of government regulation and economic conditions that are beyond our control; and
•	governmental corruption.
In addition, international contract drilling operations are subject to various laws and regulations in countries in which we operate, including laws and regulations relating to:
•	the equipping and operation of drilling units;
•	repatriation of foreign earnings;
•	oil and gas exploration and development;
•	taxation of offshore earnings and earnings of expatriate personnel; and
•	use and compensation of local employees and suppliers by foreign contractors.
Some foreign governments favor or effectively require (i) the awarding of drilling contracts to local contractors or to drilling rigs owned by their own citizens, (ii) the use of a local agent or (iii) foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. These practices may adversely affect our ability to compete in those regions. It is difficult to predict what governmental regulations may be enacted in the future that could adversely affect the international drilling industry. The actions of foreign governments, including initiatives by OPEC, may adversely affect our ability to compete. Failure to comply with applicable laws and regulations, including those relating to sanctions and export restrictions, may subject us to criminal sanctions or civil remedies, including fines, denial of export privileges, injunctions or seizures of assets.

Our business and operations involve numerous operating hazards.
Our offshore drilling operations are subject to hazards inherent in the drilling industry, such as blowouts, reservoir damage, loss of production, loss of well control, lost or stuck drill strings, equipment defects, punch throughs, craterings, fires, explosions and pollution, including spills similar to the events on April 20, 2010 related to the Deepwater Horizon, in which we were not involved. Contract drilling and well servicing require the use of heavy equipment and exposure to hazardous conditions, which may subject us to liability claims by employees, customers and third parties. These hazards can cause personal injury or loss of life, severe damage to or destruction of property and equipment, pollution or environmental damage, claims by third parties or customers and suspension of operations. Our offshore fleet is also subject to hazards inherent in marine operations, either while on-site or during mobilization, such as capsizing, sinking, grounding, collision, damage from severe weather and marine life infestations. Operations may also be suspended because of machinery breakdowns, abnormal drilling conditions, personnel shortages or failure of subcontractors to perform or supply goods or services.
Damage to the environment could also result from our operations, particularly through spillage of fuel, lubricants or other chemicals and substances used in drilling operations, leaks and blowouts or extensive uncontrolled fires. We may also be subject to property, environmental and other damage claims by oil and gas companies. Our insurance policies and contractual indemnity rights with our customers may not adequately cover losses, and we do not have insurance coverage or rights to indemnity for all the risks to which we are exposed. Consistent with standard industry practice, our customers generally assume, and indemnify us against, well control and subsurface risks under dayrate drilling contracts, including pollution damage in connection with reservoir fluids stemming from operations under the contract, damage to the well or reservoir, loss of subsurface oil and gas and the cost of bringing the well under control. We generally indemnify our customers against pollution from substances in our control that originate from the drilling unit (e.g., diesel used onboard the unit or other fluids stored onboard the unit and above the water surface). However, our drilling contracts are individually negotiated, and the degree of indemnification we receive from the customer against the liabilities discussed above can vary from contract to contract, based on market conditions and customer requirements existing when the contract was negotiated. Notwithstanding a contractual indemnity from a customer, there can be no assurance that our customers will be financially able to indemnify us or will otherwise honor their contractual indemnity obligations. We maintain insurance coverage for property damage, occupational injury and illness, and general and marine third-party liabilities. However, pollution and environmental risks generally are not totally insurable. Furthermore, we have no insurance coverage for named storms in the Gulf of Mexico and while trading within war risks excluded areas.
Our insurance coverage relating to our offshore drilling operations may not adequately protect us from certain operational risks inherent in the drilling industry.
Our insurance relating to our offshore drilling operations is intended to cover normal risks in our current operations, including insurance against property damage, occupational injury and illness, loss of hire, certain war risks and third-party liability, including pollution liability. For example, the amount of risk we are subject to might increase regarding occupational injuries because on January 12, 2012, the U.S. Supreme Court ruled that the Longshore and Harbor Worker's Compensation Act, whose provisions are incorporated in the U.S. Outer Continental Shelf Lands Act could cover occupational injuries.

Insurance coverage may not, under certain circumstances, be available, and if available, may not provide sufficient funds to protect us from all losses and liabilities that could result from our operations. We have also obtained loss of hire insurance which becomes effective after 45 days of downtime with coverage that extends for approximately one year. This loss of hire insurance is recoverable only if there is physical damage to the rig or equipment which is caused by a peril against which we are insured. The principal risks which may not be insurable are various environmental liabilities and liabilities resulting from reservoir damage caused by our gross negligence. Moreover, our insurance provides for premium adjustments based on claims and is subject to deductibles and aggregate recovery limits. In the case of pollution liabilities, our deductible is $10,000 per event and $250,000 for protection and indemnity claims brought before any U.S. jurisdiction. Our aggregate recovery limit is $500.0 million for all claims arising out of any event covered by our protection and indemnity insurance. Our deductible is $1.5 million per hull and machinery insurance claim. In addition, insurance policies covering physical damage claims due to a named windstorm in the Gulf of Mexico generally impose strict recovery limits. Our insurance coverage may not protect fully against losses resulting from a required cessation of drilling unit operations for environmental or other reasons. Insurance may not be available to us at all or on terms acceptable to us, we may not maintain insurance or, if we are so insured, our policy may not be adequate to cover our loss or liability in all cases. The occurrence of a casualty, loss or liability against, which we may not be fully insured against, could significantly reduce our revenues, make it financially impossible for us to obtain a replacement drilling unit or to repair a damaged drilling unit, cause us to pay fines or damages which are generally not insurable and that may have priority over the payment obligations under our indebtedness or otherwise impair our ability to meet our obligations under our indebtedness and to operate profitably.
Governmental laws and regulations, including environmental laws and regulations, may add to our costs or limit our drilling activity.
Our business in the offshore drilling industry is affected by laws and regulations relating to the energy industry and the environment in the geographic areas where we operate. The offshore drilling industry is dependent on demand for services from the oil and gas exploration and production industry, and, accordingly, we are directly affected by the adoption of laws and regulations that, for economic, environmental or other policy reasons, curtail exploration and development drilling for oil and gas. We may be required to make significant capital expenditures to comply with governmental laws and regulations. It is also possible that these laws and regulations may, in the future, add significantly to our operating costs or significantly limit drilling activity. Our ability to compete in international contract drilling markets may be limited by foreign governmental regulations that favor or require the awarding of contracts to local contractors or by regulations requiring foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction. Governments in some countries are increasingly active in regulating and controlling the ownership of concessions, the exploration for oil and gas, and other aspects of the oil and gas industries. Offshore drilling in certain areas has been curtailed and, in certain cases, prohibited because of concerns over protection of the environment. Operations in less developed countries can be subject to legal systems that are not as mature or predictable as those in more developed countries, which can lead to greater uncertainty in legal matters and proceedings.
To the extent new laws are enacted or other governmental actions are taken that prohibit or restrict offshore drilling or impose additional environmental protection requirements that result in increased costs to the oil and gas industry, in general, or the offshore drilling industry, in particular, our business or prospects could be materially adversely affected. The operation of our drilling units will require certain governmental approvals, the number and prerequisites of which cannot be determined until we identify the jurisdictions in which we will operate on securing contracts for the drilling units. Depending on the jurisdiction, these governmental approvals may involve public hearings and conditions that result in costly undertakings on our part. We may not obtain such approvals or such approvals may not be obtained in a timely manner. If we fail to timely secure the necessary approvals or permits, our customers may have the right to terminate or seek to renegotiate their drilling contracts to our detriment. The amendment or modification of existing laws and regulations or the adoption of new laws and regulations curtailing or further regulating exploratory or development drilling and production of oil and gas could have a material adverse effect on our business, operating results or financial condition. Future earnings may be negatively affected by compliance with any such new legislation or regulations.

We are subject to complex laws and regulations, including environmental laws and regulations that can adversely affect the cost, manner or feasibility of doing business.
Our offshore drilling operations are subject to numerous laws and regulations in the form of international conventions and treaties, national, state and local laws and national and international regulations in force in the jurisdictions in which our vessels operate or are registered, which can significantly affect the ownership and operation of our vessels. These requirements include, but are not limited to MARPOL, the International Convention on Civil Liability for Oil Pollution Damage of 1969, generally referred to as CLC, the International Convention on Civil Liability for Bunker Oil Pollution Damage, or Bunker Convention, SOLAS, the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention, or ISM Code, the International Convention for the Control and Management of Ships' Ballast Water and Sediments in February 2004, or the BWM Convention, OPA, the Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, the U.S. Clean Water Act, the U.S. Clean Air Act, the U.S. Outer Continental Shelf Lands Act, the MTSA, European Union regulations, and Brazil's National Environmental Policy Law (6938/81), Environmental Crimes Law (9605/98) and Law (9966/2000) relating to pollution in Brazilian waters.
Compliance with such laws, regulations and standards, where applicable, may require installation of costly equipment or operational changes and may affect the resale value or useful lives of our vessels. Moreover, the manner in which these laws are enforced and interpreted is constantly evolving. We may also incur additional costs in order to comply with other existing and future regulatory obligations, including, but not limited to, costs relating to air emissions, including greenhouse gases, the management of ballast waters, maintenance and inspection, development and implementation of emergency procedures and insurance coverage or other financial assurance of our ability to address pollution incidents. These costs could have a material adverse effect on our business, results of operations, cash flows and financial condition. A failure to comply with applicable laws and regulations may result in administrative and civil penalties, criminal sanctions or the suspension or termination of our operations. Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil in U.S. waters, including the 200-nautical mile exclusive economic zone around the United States. An oil spill could result in significant liability, including fines, penalties and criminal liability and remediation costs for natural resource damages under other international and U.S. federal, state and local laws, as well as third-party damages. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents and our insurance may not be sufficient to cover all such risks. As a result, claims against us could result in a material adverse effect on our business, results of operations, cash flows and financial condition.
Environmental laws often impose strict liability for remediation of spills and releases of oil and hazardous substances, which could subject us to liability without regard to whether we were negligent or at fault. Under OPA, for example, owners, operators and bareboat charterers are jointly and severally strictly liable for the discharge of oil in U.S. waters, including the 200-nautical mile exclusive economic zone around the United States. An oil spill could result in significant liability, including fines, penalties and criminal liability and remediation costs for natural resource damages under other international and U.S. federal, state and local laws, as well as third-party damages. We are required to satisfy insurance and financial responsibility requirements for potential oil (including marine fuel) spills and other pollution incidents and our insurance may not be sufficient to cover all such risks. As a result, claims against us could result in a material adverse effect on our business, results of operations, cash flows and financial condition.
Although our drilling units are separately owned by our subsidiaries, under certain circumstances a parent company and all of the ship-owning affiliates in a group under common control engaged in a joint venture could be held liable for damages or debts owed by one of the affiliates, including liabilities for oil spills under OPA or other environmental laws. Therefore, it is possible that we could be subject to liability upon a judgment against us or any one of our subsidiaries.

Our drilling units could cause the release of oil or hazardous substances, especially as our drilling units age. Any releases may be large in quantity, above our permitted limits or occur in protected or sensitive areas where public interest groups or governmental authorities have special interests. Any releases of oil or hazardous substances could result in fines and other costs to us, such as costs to upgrade our drilling rigs, clean up the releases, and comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.
If we are able to obtain from our customers some degree of contractual indemnification against pollution and environmental damages in our contracts, such indemnification may not be enforceable in all instances or the customer may not be financially able to comply with its indemnity obligations in all cases. In addition, we may not be able to obtain such indemnification agreements in the future.
Our insurance coverage may not be available in the future or we may not obtain certain insurance coverage. If it is available and we have the coverage, it may not be adequate to cover our liabilities. Any of these scenarios could have a material adverse effect on our business, operating results and financial condition.
Regulation of greenhouse gases and climate change could have a negative impact on our business.
Currently, emissions of greenhouse gases from ships involved in international transport are not subject to the Kyoto Protocol to the United Nations Framework Convention on Climate Change, which entered into force in 2005 and pursuant to which adopting countries have been required to implement national programs to reduce greenhouse gas emissions. As of January 1, 2013, all ships (including drilling rigs and drillships) must comply with mandatory requirements adopted by the Marine Environment Protection Committee in July 2011 relating to greenhouse gas emissions. Currently operating ships are now required to develop and implement the Ship Energy Efficiency Management Plans, or SEEMPs, and the new ships are required to be designed in compliance with minimum energy efficiency levels per capacity mile as defined by the Energy Efficiency Design Index, or EEDI. These requirements could cause us to incur additional compliance costs. The IMO is also considering the implementation of market-based mechanisms to reduce greenhouse gas emissions from ships. The European Parliament and Council of Ministers are expected to endorse regulations that would require the monitoring and reporting of greenhouse gas emissions from marine vessels in 2015. In the United States, the EPA has issued a finding that greenhouse gases endanger public health and safety and has adopted regulations to limit greenhouse gas emissions from certain mobile sources and large stationary sources. The EPA enforces both the The U.S. Clean Air Act of 1970 (including its amendments of 1977 and 1990), or the CAA, and the international standards found in Annex VI of MARPOL concerning marine diesel engines, their emissions, and the sulphur content in marine fuel. Any passage of climate control legislation or other regulatory initiatives by the IMO, European Union, the U.S. or other countries where we operate, or any treaty adopted at the international level to succeed the Kyoto Protocol, that restrict emissions of greenhouse gases could require us to make significant financial expenditures, including capital expenditures to upgrade our vessels, which we cannot predict with certainty at this time.
Because our business depends on the level of activity in the offshore oil and gas industry, existing or future laws, regulations, treaties or international agreements related to greenhouse gases and climate change, including incentives to conserve energy or use alternative energy sources, could have a negative impact on our business if such laws, regulations, treaties or international agreements reduce the worldwide demand for oil and gas. In addition, such laws, regulations, treaties or international agreements could result in increased compliance costs or additional operating restrictions, which may have a negative impact on our business.

The Deepwater Horizon oil spill in the Gulf of Mexico may result in more stringent laws and regulations governing deepwater drilling, which could have a material adverse effect on our business, operating results or financial condition.
On April 20, 2010, there was an explosion and a related fire on the Deepwater Horizon, an ultra-deepwater semi-submersible drilling unit that is not connected to us, while it was servicing the Macondo well in the Gulf of Mexico. This catastrophic event resulted in the death of 11 workers and the total loss of that drilling unit, as well as the release of large amounts of oil into the Gulf of Mexico, severely impacting the environment and the region's key industries. This event is being investigated by several federal agencies, including the U.S. Department of Justice, and by the U.S. Congress, and is also the subject of numerous lawsuits. On January 11, 2011, the National Commission on the BP Deepwater Horizon Oil Spill and Offshore Drilling released its final report, with recommendations for new regulations.
We do not currently operate our drilling units in these regions, but we may do so in the future. In any event, changes to leasing and drilling activity requirements as a result of the Deepwater Horizon incident could have a substantial impact on the offshore oil and gas industry worldwide. All drilling activity in the U.S. Gulf of Mexico must be in compliance with enhanced safety requirements contained in the Notice to Lessees 2015-N01. Effective October 22, 2012 all drilling in the U.S. Gulf of Mexico must also comply with the Final Drilling Safety Rule as adopted on August 15, 2012, which enhances safety measures for energy development on the outer continental shelf. All drilling must also comply with the Workplace Safety Rule on Safety and Environmental Management Systems. Also, on February 24, 2014, the Bureau of Ocean Energy Management, or BOEM, proposed a rule increasing the limits of liability of damages for offshore facilities under OPA based on inflation.  We continue to evaluate these requirements to ensure that our rigs and equipment are in full compliance, where applicable. Additional requirements could be forthcoming based on further recommendations by regulatory agencies investigating the Macondo well incident.
We are not able to predict the extent of future leasing plans or the likelihood, nature or extent of additional rulemaking. Nor are we able to predict when BOEM will enter into leases with our customers or when the Bureau of Safety and Environmental Enforcement, or BSEE, will issue drilling permits to our customers. We are not able to predict the future impact of these events on our operations. The current and future regulatory environment in the Gulf of Mexico could impact the demand for drilling units in the Gulf of Mexico in terms of overall number of rigs in operations and the technical specification required for offshore rigs to operate in the Gulf of Mexico. It is possible that short-term potential migration of rigs from the Gulf of Mexico could adversely impact dayrates levels and fleet utilization in other regions. In addition, insurance costs across the industry have increased as a result of the Macondo well incident and certain insurance coverage has become more costly, less available, and not available at all from certain insurance companies.
Hurricanes may impact our ability to operate our drilling units in the Gulf of Mexico or other U.S. coastal waters, which could reduce our revenues and profitability.
Hurricanes Ivan, Katrina, Rita, Gustav and Ike caused damage to a number of drilling units unaffiliated with us in the U.S. Gulf of Mexico. Drilling units that moved off their locations during the hurricanes damaged platforms, pipelines, wellheads and other drilling units. BOEM and the BSEE, the U.S. organizations that issue a significant number of relevant guidelines for the drilling units' activities, have guidelines in place for tie-downs on drilling units and permanent equipment and facilities attached to outer continental shelf production platforms, and moored drilling unit fitness during hurricane season. These guidelines effectively impose requirements on the offshore oil and natural gas industry in an attempt to increase the likelihood of survival of offshore drilling units during a hurricane. The guidelines also provide for enhanced information and data requirements from oil and natural gas companies that operate properties in the Gulf of Mexico region of the Outer Continental Shelf. BOEM and BSEE may issue similar guidelines for future hurricane seasons and may take other steps that could increase the cost of operations or reduce the area of operations for our ultra-deepwater drilling units, thereby reducing their marketability. Implementation of new guidelines or regulations that may apply to ultra-deepwater drilling units may subject us to increased costs and limit the operational capabilities of our drilling units. Our drilling units do not currently operate in the Gulf of Mexico or other U.S. coastal waters but may do so in the future.

Risk Factors Relating to the Tanker Industry
If the tanker industry, which historically has been cyclical and volatile, continues to be depressed or declines further in the future, our revenues, earnings and available cash flow may be adversely affected
Historically, the tanker industry has been highly cyclical, with volatility in profitability, charter rates and asset values resulting from changes in the supply of, and demand for, tanker capacity. After reaching highs during the summer of 2008, charter rates for crude oil carriers fell dramatically in connection with the commencement of the global financial crisis and current rates continue to remain at relatively low levels compared to the rates achieved in the years preceding the global financial crisis. Fluctuations in charter rates and tanker values result from changes in the supply of and demand for tanker capacity and changes in the supply of and demand for oil and oil products.
The factors that influence demand for tanker capacity include:
•	supply of and demand for oil and oil products;
•	global and regional economic and political conditions, including developments in international trade, national oil reserves policies, fluctuations in industrial and agricultural production and armed conflicts, which, among other things, could impact the supply of oil as well as trading patterns and the demand for various types of vessels;
•	regional availability of refining capacity;
•	environmental and other legal and regulatory developments;
•	the distance oil and oil products are to be moved by sea;
•	changes in seaborne and other transportation patterns, including changes in the distances over which tanker cargoes are transported by sea;
•	increases in the production of oil in areas linked by pipelines to consuming areas, the extension of existing, or the development of new, pipeline systems in markets we may serve, or the conversion of existing non-oil pipelines to oil pipelines in those markets;
•	currency exchange rates;
•	weather and acts of God and natural disasters;
•	competition from alternative sources of energy and from other shipping companies and other modes of transport;
•	international sanctions, embargoes, import and export restrictions, nationalizations, piracy and wars; and
•	regulatory changes including regulations adopted by supranational authorities and/or industry bodies, such as safety and environmental regulations and requirements by major oil companies.
The factors that influence the supply of tanker capacity include:
•	current and expected purchase orders for tankers;
•	the number of tanker newbuilding deliveries;

•	any potential delays in the delivery of newbuilding vessels and/or cancellations of newbuilding orders;
•	the scrapping rate of older tankers;
•	the successful implementation of the phase-out of single-hull tankers;
•	technological advances in tanker design and capacity;
•	tanker freight rates, which are affected by factors that may effect the rate of newbuilding, swapping and laying up of tankers;
•	port and canal congestion;
•	price of steel and vessel equipment;
•	conversion of tankers to other uses or conversion of other vessels to tankers;
•	the number of tankers that are out of service; and
•	changes in environmental and other regulations that may limit the useful lives of tankers.
The factors affecting the supply of and demand for tankers have been volatile and are outside of our control, and the nature, timing and degree of changes in industry conditions are unpredictable, including those discussed above. The current global economic downturn may reduce demand for transportation of oil over longer distances and increase supply of tankers to carry that oil, which may have a material adverse effect on our business, financial condition, results of operations, and cash flows.
If the number of new ships delivered exceeds the number of tankers being scrapped and lost, tanker capacity will increase. In addition the total newbuilding order books for Suezmax and Aframax vessels scheduled to enter the fleet through 2015 currently stand at 3.4% and 6.1% respectively, and there can be no assurance that the order books will not increase further in proportion to the existing fleets. If the supply of tanker capacity increases and the demand for tanker capacity does not increase correspondingly, charter rates could materially decline and the value of our vessels could be adversely affected.
The market value of our vessels may fluctuate significantly, and we may incur losses when we sell vessels following a decline in their market value.
The fair market value of our tanker vessels may have declined recently, and may decrease further depending on a number of factors including:
•	general economic and market conditions affecting the shipping industry;
•	competition from other shipping companies;
•	supply of and demand for tankers and the types and sizes of tankers we own;
•	alternative modes of transportation;
•	ages of vessels;
•	cost of newbuildings;

•	governmental or other regulations;
•	prevailing level of charter rates; and
•	technological advances.
Declines in charter rates and other market deterioration could cause the market value of our vessels to decrease significantly. We evaluate the carrying amounts of our vessels to determine if events have occurred that would require an impairment of their carrying amounts. The recoverable amount of vessels is reviewed based on events and changes in circumstances that would indicate that the carrying amount of the assets might not be recovered. The review for potential impairment indicators and projection of future cash flows related to the vessels is complex and requires us to make various estimates including future freight rates, earnings from the vessels and discount rates.  All of these items have been historically volatile.
We estimate the recoverable amount as the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the asset.  If the recoverable amount is less than the carrying amount of the vessel, the vessel is deemed impaired.  The carrying values of our vessels may not represent their fair market value at any point in time because the new market prices of secondhand vessels tend to fluctuate with changes in charter rates and the cost of newbuildings.  Any impairment charges incurred as a result of further declines in charter rates could negatively affect our business, financial condition or operating results.
Due to the cyclical nature of the tanker market, the market value of one or more of our vessels may at various times be lower than their book value, and sales of those vessels during those times would result in losses.  If we determine at any time that a vessel's future limited useful life and earnings require us to impair its value on our financial statements, that could result in a charge against our earnings and the reduction of our shareholders' equity.  If for any reason we sell vessels at a time when vessel prices have fallen, the sale proceeds may be at less than the vessel's carrying amount on our financial statements, with the result that we would also incur a loss and a reduction in earnings.
Declining tanker values could affect our ability to raise cash by limiting our ability to refinance vessels and thereby adversely impact our liquidity.  In addition, declining vessel values could result in the reduction in lending commitments, the pledging of unencumbered vessels as additional collateral, the requirement to repay outstanding amounts or a breach of loan covenants, which could give rise to an event of default under our credit facilities.
Changes in the crude oil and petroleum products markets could result in decreased demand for our vessels and services.
Demand for our vessels and services in transporting crude oil and petroleum products will depend upon world and regional crude oil and petroleum products markets. Any decrease in shipments of crude oil or petroleum products in those markets could have a material adverse effect on our business, financial condition and results of operations. Historically, those markets have been volatile as a result of the many conditions and events that affect the price, production and transport of crude oil and petroleum products, including competition from alternative energy sources. In the long-term it is possible that crude oil and petroleum products demand may be reduced by an increased reliance on alternative energy sources, by a drive for increased efficiency in the use of crude oil and petroleum products as a result of environmental concerns, or by high oil prices. The recent recession affecting the U.S. and world economies may result in protracted reduced consumption of crude oil and petroleum products and a decreased demand for our vessels and lower charter rates, which could have a material adverse effect on our business, results of operations, cash flows, financial condition and ability to pay dividends.

An over-supply of tanker capacity may prolong currently low charter rates and vessel values or lead to further reductions in charter rates, vessel values, and profitability.
The market supply of tankers is affected by a number of factors such as demand for energy resources, oil, and petroleum products, as well as strong overall economic growth in parts of the world economy including Asia. If the capacity of new ships delivered exceeds the capacity of tankers being scrapped and lost, tanker capacity will increase. In January 2015 the orderbook as a percentage of the global fleet for crude oil tankers was 11.6%, compared to a peak of just over 50.0% in 2008, according to industry sources and the order book may increase further in proportion to the existing fleet. If the supply of tanker capacity increases and if the demand for tanker capacity does not increase correspondingly, charter rates could materially decline. A reduction in charter rates and the value of our vessels may have a material adverse effect on our results of operations and available cash once we take delivery of our newbuilding tankers.
The tanker sector is highly competitive, and we may not be able to compete successfully for charters with new entrants or established companies with greater resources.
The tanker industry is highly competitive, capital intensive and highly fragmented. Competition arises primarily from other vessel owners, some of whom have substantially greater resources than we do. Competition for the transportation of petroleum products and oil can be intense and depends on price, location, size, age, condition and the acceptability of the vessel and its operators to the charterers. Due in part to the highly fragmented market, competitors with greater resources than we have could operate larger fleets than our tanker fleet and, thus, may be able to offer lower charter rates and higher quality vessels than we are able to offer. If this were to occur, we may be unable to attract new customers, which could adversely affect our business and operations.
Our operating results may be adversely affected by seasonal fluctuations in the tanker industry.
The tanker sector has historically exhibited seasonal variations in demand and, as a result, in charter rates. This seasonality may result in quarter-to-quarter volatility in our operating results. The tanker sector is typically stronger in the fall and winter months in anticipation of increased consumption of oil and petroleum products in the northern hemisphere during the winter months. As a result, our revenues from our tankers may be weaker during the fiscal quarters ended June 30 and September 30, and, conversely, revenues may be stronger in fiscal quarters ended December 31 and March 31. This seasonality could materially affect our operating results and cash available for dividends in the future.
Company Specific Risk Factors
We are not in compliance with certain financial and other covenants contained in our credit facilities relating to our shipping segments, which could adversely affect our business.
Our credit facilities require us to satisfy certain financial covenants. In general, these financial covenants require us to maintain (i) minimum liquidity; (ii) a minimum market adjusted equity ratio; (iii) a minimum interest coverage ratio; (iv) a minimum market adjusted net worth; (v) a minimum debt service coverage ratio and (vi) a minimum working capital level.  In addition, our credit facilities, which are secured by mortgages on our vessels and drillships, require us to maintain specified financial ratios, mainly to ensure that the market value of the mortgaged vessels and drillships under the applicable credit facility, determined in accordance with the terms of that facility, does not fall below a certain percentage of the outstanding amount of the loan, which we refer to as a value maintenance clause or a loan-to-value ratio.  Events beyond our control, including changes in the economic and business conditions in the international drybulk, tanker or offshore drilling markets in which we operate, may affect our ability to comply with the financial covenants and loan-to-value ratios required by our credit facilities. Our ability to maintain compliance also depends substantially on the value of our assets, our charterhire and dayrates, our ability to obtain charters and drilling contracts, our success at keeping our costs low and our ability to successfully implement our overall business strategy.

A violation of any of the financial covenants in our credit facilities, absent a waiver of the breach from our lenders, or a violation of the loan-to-value ratios in our credit facilities, if not waived by our lenders or cured by providing additional collateral or prepaying the amount of outstanding indebtedness required to eliminate the shortfall, could result in an event of default under our credit facilities that would allow all amounts outstanding thereunder to be declared immediately due and payable. In addition, all of our credit facilities relating to our drybulk and tanker fleet contain cross-acceleration or cross-default provisions that may be triggered by a default under one of our other credit facilities relating to our drybulk and tanker fleet. Furthermore, our debt agreements relating to our offshore drilling fleet also contain cross-default or cross-acceleration provisions that may be triggered by a default under one of our other debt agreements relating to our offshore drilling fleet.  If the amounts outstanding under our indebtedness relating to our drybulk and tanker fleet or our offshore drilling fleet were to be become accelerated or were to become the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders.
As of December 31, 2014, we were in compliance with the financial covenants contained our debt agreements relating to our offshore drilling segment, but we were in breach of certain financial covenants, contained in our loan agreements relating to our shipping segments, under which a total of $259.5 million was outstanding as of December 31, 2014. Even though as of the date of this prospectus, none of the lenders had declared an event of default under the relevant loan agreements for which we were not in compliance as of December 31, 2014, these breaches constitute potential events of default that may result in the lenders requiring immediate repayment of the loans. As a result of the aforementioned non-compliance and due to the cross-acceleration and cross-default provisions contained in our credit facilities relating to our drybulk and tanker fleet, all of our outstanding indebtedness relating to our drybulk and tanker fleet, amounting to approximately $1,163.3 million as of December 31, 2014, has been classified as current.  As a result, we reported a working capital deficit of $394.5 million at December 31, 2014. See Note 3 to our consolidated financial statements for the fiscal year ended December 31, 2014, incorporated by reference herein.
On March 28, 2014, we entered into a supplemental agreement relating to the loan agreement dated March 19, 2012, to amend certain financial covenants.
On April 14, 2014, we obtained a waiver letter relating to the term loan facility dated June 20, 2008, to amend certain financial covenants. The waiver is subject to definitive documentation.
On May 29, 2014, we entered into a supplemental agreement to the loan agreement dated February 14, 2012 to amend certain definitions.
On July 7, 2014, we entered into an agreement with Commerzbank under the $35.0 million Senior Secured Credit Facility dated October 2, 2007, under which we agreed to make a cash prepayment of $2.7 million to avoid a loan-to-value covenant breach.
On July 11, 2014, we entered into a supplemental agreement under the secured term loan facility dated July 23, 2008, to among other things, release the vessel Woolloomoloo from the collateral package under this loan.
On July 17, 2014, we signed a supplemental agreement under the secured term loan facility dated October 26, 2011 for a waiver of a certain financial covenant until December 31, 2014.
On July 31, 2014, we signed a supplemental agreement under the secured term loan facility dated October 24, 2012, for the relaxation of a certain financial covenant until December 31, 2014.
On November 12, 2014, we signed a supplemental agreement under the secured loan facility dated June 20, 2008 for relaxation of certain financial covenants.

On December 23, 2014, we entered into an agreement with the lender under its two Senior Secured Credit Facilities, dated October 5, 2007 and March 13, 2008. Under the terms of these agreements, among other things, the lender has agreed to waive certain financial covenants until December 31, 2014 and relax other financial covenants until maturity, and we agreed to provide a pledge over 8,775,055 Ocean Rig shares owned by us until December 31, 2014.
On March 13, 2015, the $130.0 million secured term loan facility dated March 13, 2008, matured. We are in discussions with the borrower to extend this facility.
We are currently in negotiations with our lenders to obtain waivers of our covenant breaches and extend existing waivers of covenant breaches, or to restructure the affected debt. We cannot guarantee that we will be able to obtain our lenders' waiver or consent, or extensions of existing waivers, with respect to the aforementioned noncompliance under our credit facilities relating to our drybulk and tanker fleet, or any non-compliance with specified financial ratios or financial covenants under future financial obligations we may enter into, or that we will be able to refinance or restructure any such indebtedness.  If we fail to remedy, or obtain a waiver of, the breaches of the covenants discussed above, our lenders may accelerate our indebtedness under the relevant credit facilities, which could trigger the cross-acceleration or cross-default provisions contained in our other credit facilities relating to our drybulk and tanker fleet, under which a total of $1,163.3 million was outstanding as of December 31, 2014. If our indebtedness is accelerated, it will be very difficult in the current financing environment for us to refinance our debt or obtain additional financing and we could lose our vessels if our lenders foreclose their liens, which would impair our ability to conduct our business and continue as a going concern. Further, as discussed below, our independent registered public accounting firm has issued its opinion with an explanatory paragraph in connection with our audited financial statements included in this report that expresses substantial doubt about our ability to continue as a going concern. In addition, if the value of our vessels deteriorates significantly from their currently depressed levels, we may have to record an impairment adjustment to our financial statements, which would adversely affect our financial results and further hinder our ability to raise capital.
Moreover, in connection with any additional amendments to our credit facilities, or waivers or extensions of waivers of covenant breaches, that we obtain, or if we enter into any future credit agreements or debt instruments, our lenders may impose additional operating and financial restrictions on us. These restrictions may further restrict our ability to, among other things, fund our operations or capital needs, make acquisitions or pursue available business opportunities, which in turn may adversely affect our financial condition. In addition, our lenders may require the payment of additional fees, require prepayment of a portion of our indebtedness to them, accelerate the amortization schedule for our indebtedness and increase the margin and lending rates they charge us on our outstanding indebtedness.
As of March 2, 2015, none of our lenders had declared an event of default under the relevant loan agreements. However, our breaches under certain of those loan agreements constitute potential events of default that may result in acceleration of such indebtedness and potential cross-acceleration or cross-default events under our other credit facilities relating to our drybulk and tanker fleet.
We expect that our lenders will not demand payment of the loans relating to our drybulk and tanker fleet under which we are in breach of certain financial and loan-to-value ratio covenants before their maturity, provided that we pay scheduled loan installments and accumulated or accrued interest as they fall due under the existing credit facilities. We plan to settle the loan interest and scheduled loan repayments with cash expected to be generated from operations and firm financing agreements that are currently in place.   We do not expect that cash on hand and cash expected to be generated from operations will be sufficient to repay our loans relating to our drybulk and tanker fleet with cross-default provisions which amounted to approximately $1,163.3 million in the aggregate as of December 31, 2014, if such debt is accelerated by our lenders, as discussed above. In such a scenario, we would have to seek to access the capital markets to fund the mandatory payments.

Our inability to comply with certain financial and other covenants under our loan agreements relating to our shipping segments and our working capital deficit raise substantial doubt about our ability to continue as a going concern.
As of December 31, 2014, we were in breach of certain financial and other covenants contained in our loan agreements relating to our shipping segments and our lenders may choose to accelerate our indebtedness relating to such segments. As a result, we reported a working capital deficit of $394.5 million at December 31, 2014. Therefore, our ability to continue as a going concern is dependent on management's ability to successfully generate revenue and enter into firm financing agreements to meet our scheduled obligations as they become due and the continued support of our lenders. These conditions raise significant doubt about our ability to continue as a going concern and, therefore, we may be unable to realize our assets and discharge our liabilities in the normal course of business. Our independent registered public accounting firm has issued its opinion with an explanatory paragraph in connection with our financial statements included in this prospectus that expresses substantial doubt about our ability to continue as a going concern. Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of our inability to continue as a going concern except for the shipping segments' bank debt and the restricted cash classification under current liabilities and current assets, respectively.
Our credit facilities impose operating and financial restrictions on us, and if we receive additional waivers of covenant breaches and/or further amend our loan agreements in the future, our lenders may impose additional operating and financial restrictions on us and/or modify the terms of our existing credit facilities.
In addition to the loan-to-value ratio requirements and financial covenants relating to our financial position, operating performance and liquidity contained in our credit facilities, our credit facilities also contain restrictions on our ability to, among other things:
•	enter into other financing arrangements;
•	incur or guarantee additional indebtedness;
•	create or permit liens on our assets;
•	consummate a merger, consolidation or sale of our all or substantially all of our assets or the shares of our subsidiaries;
•	make investments;
•	change the general nature of our business;
•	pay dividends, redeem capital stock or subordinated indebtedness or make other restricted payments;
•	incur dividend or other payment restrictions affecting the restricted subsidiaries under the indenture governing our Senior Secured Notes (as defined below);
•	change the management and/or ownership of our vessels and drilling units;
•	enter into transactions with affiliates;
•	transfer or sell assets;
•	amend, modify or change our organizational documents;

•	make capital expenditures;
•	change the flag, class or management of our vessels or drilling units;
•	drop below certain minimum cash deposits, as defined in our credit facilities; and
•	compete effectively to the extent our competitors are subject to less onerous restrictions.
Therefore, we will need to seek permission from our lenders in order to engage in certain corporate and commercial actions that we believe would be in the best interest of our business, and a denial of permission may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. Our lenders' interests may be different from our interests, and we cannot guarantee that we will be able to obtain our lenders' permission when needed. In addition to the above restrictions, our lenders may require the payment of additional fees, require prepayment of a portion of our indebtedness to them, accelerate the amortization schedule for our indebtedness and increase the interest rates they charge us on our outstanding indebtedness. These potential restrictions and requirements may limit our ability to pay dividends, if any, in the future to you, finance our future operations, make acquisitions or pursue business opportunities.
Our ability to comply with the covenants and restrictions contained in our credit facilities may be affected by economic, financial and industry conditions and other factors beyond our control. Any default under the agreements governing our indebtedness, including a default under our credit facilities, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying dividends in the future. If we are unable to repay indebtedness, the lenders under our credit facilities could proceed against the collateral securing that indebtedness. In any such case, we may be unable to repay the amounts due under our credit facilities. This could have serious consequences to our financial condition and results of operations and could cause us to become bankrupt or insolvent. Our ability to comply with these covenants in future periods will also depend substantially on the value of our assets, our charter rates and dayrates, our ability to obtain charters and drilling contracts, our success at keeping our costs low and our ability to successfully implement our overall business strategy. Any future credit agreement or amendment or debt instrument may contain similar or more restrictive covenants.
We have substantial indebtedness, and expect to incur substantial additional indebtedness, which could adversely affect our financial health.
As of December 31, 2014, on a consolidated basis, we had $5.6 billion in aggregate principal amount of indebtedness outstanding and $0 million in additional credit available to us under our credit facilities. We expect to incur substantial additional indebtedness in order to fund the estimated remaining contractual obligations, excluding financing costs, amounting to $1.8 billion in the aggregate for our additional three newbuilding drillships as of April 6, 2015, and any further growth of our fleet.
This substantial level of debt and other obligations could have significant adverse consequences on our business and future prospects, including the following:
•	we may not be able to satisfy our financial obligations under our indebtedness and our contractual and commercial commitments, which may result in possible defaults on and acceleration of such indebtedness;
•	we may not be able to obtain financing in the future for working capital, capital expenditures, acquisitions, debt service requirements or other purposes;
•	we may not be able to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service the debt;

•	we could become more vulnerable to general adverse economic and industry conditions, including increases in interest rates, particularly given our substantial indebtedness, some of which bears interest at variable rates;
•	our ability to refinance indebtedness may be limited or the associated costs may increase;
•	less leveraged competitors could have a competitive advantage because they have lower debt service requirements and, as a result, we may not be better positioned to withstand economic downturns; and
•	we may be less able to take advantage of significant business opportunities and to react to changes in market or industry conditions than our competitors and our management's discretion in operating our business may be limited.
Each of these factors may have a material and adverse effect on our financial condition and viability. Our ability to service our debt will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our operating income is not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing or delaying our business activities, acquisitions, investments or capital expenditures, selling assets, restructuring or refinancing our debt or seeking additional equity capital. Any or all of these actions may be insufficient to allow us to service our debt obligations. Further, we may not be able to effect any of these remedies on satisfactory terms, or at all. In addition, a lack of liquidity in the debt and equity markets could hinder our ability to refinance our debt or obtain additional financing on favorable terms in the future.
We may not be able to generate sufficient cash flow to meet our debt service and other obligations due to events beyond our control.
Our ability to make scheduled payments on our outstanding indebtedness will depend on our ability to generate cash from operations in the future. Our future financial and operating performance will be affected by a range of economic, financial, competitive, regulatory, business and other factors that we cannot control, such as general economic and financial conditions in the drybulk and tanker shipping and offshore drilling industries or the economy generally. In particular, our ability to generate steady cash flow will depend on our ability to secure time charters and drilling contracts at acceptable rates. Our ability to renew our existing time charters and drilling contracts or obtain new time charters and drilling contracts at acceptable charterhire and dayrates or at all will depend on the prevailing economic and competitive conditions.
Furthermore, our financial and operating performance, and our ability to service our indebtedness, is also dependent on our subsidiaries' ability to make distributions to us, whether in the form of dividends, loans or otherwise. The timing and amount of such distributions will depend on our earnings, financial condition, cash requirements and availability, fleet renewal and expansion, restrictions in our various debt agreements, the provisions of Marshall Islands law affecting the payment of dividends and other factors.
If our operating cash flows are insufficient to service our debt and to fund our other liquidity needs, we may be forced to take actions such as reducing or delaying capital expenditures, selling assets, restructuring or refinancing our indebtedness, seeking additional capital, or any combination of the foregoing. We cannot assure you that any of these actions could be effected on satisfactory terms, if at all, or that they would yield sufficient funds to make required payments on our outstanding indebtedness and to fund our other liquidity needs. Also, the terms of existing or future debt agreements may restrict us from pursuing any of these actions. Furthermore, reducing or delaying capital expenditures or selling assets could impair future cash flows and our ability to service our debt in the future.

If for any reason we are unable to meet our debt service and repayment obligations, we would be in default under the terms of the agreements governing such indebtedness, which would allow creditors at that time to declare all such indebtedness then outstanding to be due and payable. This would likely in turn trigger cross-acceleration or cross-default rights among certain of our other debt agreements. Under these circumstances, lenders could compel us to apply all of our available cash to repay borrowings or they could prevent us from making payments on the notes. If the amounts outstanding under our existing and future debt agreements were to be accelerated, or were the subject of foreclosure actions, we cannot assure you that our assets would be sufficient to repay in full the money owed to the lenders or to our other debt holders.
The failure of our counterparties to meet their obligations under our time charter agreements, or their exercise of a purchase option under certain of those agreements, could cause us to suffer losses or otherwise adversely affect our business.
As of December 31, 2014, 19 of our vessels were employed under time charters and 11 of these vessels were employed by one charterer. The ability and willingness of each of our counterparties to perform its obligations under a time charter agreement with us will depend on a number of factors that are beyond our control and may include, among other things, general economic conditions, the condition of the drybulk shipping industry and the overall financial condition of the counterparties. In addition, in challenging market conditions, there have been reports of charterers, including some of our charterers, renegotiating their charters or defaulting on their obligations under charters and our customers may fail to pay charterhire or attempt to renegotiate charter rates.
13 of the vessels in our fleet provide for charter rates that are significantly above current market rates. Should any of our counterparties under these charters fail to honor its obligations under our charter agreements, it may be difficult to secure substitute employment for such vessels, and any new charter arrangements we secure in the spot market or on time charters could be at lower rates given currently decreased charter rate levels, particularly in the drybulk carrier market. In addition under seven of our charter contracts, the charterer has the option (i) acquire the vessels at fair market value as determined by two independent brokers, at the date that the options are exercised, less $5.0 million per vessel or, (ii) to require a cash payout of $5.0 million per charter agreement in which case the charter agreement will automatically be terminated on the date of completion of the current voyage. If our charterers fail to meet their obligations to us or attempt to renegotiate our charter agreements or exercise the option to acquire the vessels they have on contract as applicable, we could sustain significant losses which could have a material adverse effect on our business, financial condition, results of operations and cash flows, as well as our ability to pay dividends, if any, in the future, and comply with covenants in our credit facilities.
Our ability to renew the charters on our vessels upon the expiration or termination of our current charters, two of which are scheduled to expire in 2015, or on vessels that we may acquire in the future, the charter rates payable under any replacement charters and vessel values will depend upon, among other things, economic conditions in the sectors in which our vessels operate at that time, changes in the supply and demand for vessel capacity and changes in the supply and demand for the seaborne transportation of energy resources.
A drop in spot charter rates may provide an incentive for some charterers to default on their charters
When we enter into a time charter, charter rates under that charter are fixed for the term of the charter. If the spot charter rates or short-term time charter rates in the drybulk shipping industry remain significantly lower than the time charter equivalent rates that some of our charterers are obligated to pay us under our existing charters, the charterers may have incentive to default under that charter or attempt to renegotiate the charter. If our charterers fail to pay their obligations, we would have to attempt to re-charter our vessels at lower charter rates, which would affect our ability to operate our vessels profitably and may affect our ability to comply with covenants contained in any loan agreements we may enter into in the future.

Some of our offshore drilling contracts may be terminated early due to certain events.
Some of our customers under our drilling contracts have the right to terminate our drilling contracts upon the payment of an early termination or cancellation fee. However, such payments may not fully compensate us for the loss of the contract. In addition, our contracts permit our customers to terminate the contracts early without the payment of any termination fees under certain circumstances, including as a result of major non-performance, longer periods of downtime or impaired performance caused by equipment or operational issues, or sustained periods of downtime due to piracy or force majeure events beyond our control.
In addition, during periods of challenging market conditions, our customers may no longer need a drilling unit that is currently under contract or may be able to obtain a comparable drilling unit at a lower dayrate. As a result, we may be subject to an increased risk of our clients seeking to renegotiate the terms of their existing contracts or repudiate their contracts, including through claims of non-performance. Our customers' ability to perform their obligations under their drilling contracts with us may also be negatively impacted by the prevailing uncertainty surrounding the development of the world economy and the credit markets. If our customers cancel some of our contracts, and we are unable to secure new contracts on a timely basis and on substantially similar terms, or if contracts are suspended for an extended period of time or if a number of our contracts are renegotiated, it could adversely affect our consolidated statement of financial position, results of operations or cash flows.
Our future contracted revenue for our fleet of drilling units may not be ultimately realized.
As of February 24, 2015, the future contracted revenue for our fleet of operating drilling units, or our drilling contract backlog, was approximately $5.2 billion under firm commitments. We may not be able to perform under our drilling contracts due to events beyond our control, and our customers may seek to cancel or renegotiate our drilling contracts for various reasons, including adverse conditions, resulting in lower daily rates. Our inability, or the inability of our customers, to perform under the respective contractual obligations may have a material adverse effect on our financial position, results of operations and cash flows.
We may be unable to secure ongoing drilling contracts, including for the Ocean Rig Santorini, our uncontracted seventh generation drillship to be delivered in June 2016, due to strong competition, and the contracts that we enter into may not provide sufficient cash flow to meet our debt service obligations with respect to our indebtedness.
Assuming no exercise of any options to extend the terms of our existing drilling contracts, our operating drilling units are contracted from the second quarter of 2015 to the third quarter of 2021.  We cannot guarantee that we will be able to secure employment for the Ocean Rig Santorini, our seventh generation drillship scheduled for delivery in June 2016 and the two new integrated design drillships scheduled for delivery in February 2017 and June 2017.
Our ability to renew the drilling contracts or obtain new drilling contracts for our drilling units, including our seventh generation drillship for which we have not yet secured employment, will depend on prevailing market conditions. We cannot guarantee we will be able to enter into new drilling contracts upon the expiration or termination of the contracts we have in place or at all or that there will not be a gap in employment between our current drilling contracts and subsequent contracts. In particular, if the price of crude oil is low, or it is expected that the price of crude oil will decrease in the future, at a time when we are seeking to arrange employment contracts for our drilling units, we may not be able to obtain employment contracts at attractive rates or at all.

If the rates we receive for the reemployment of our drilling units upon the expiration or termination of our existing drilling contracts are lower than the rates under our existing contracts, we will recognize less revenue from the operations of our drilling units. In addition, delays under existing drilling contracts could cause us to lose future contracts if a drilling unit is not available to start work at the agreed date. Our ability to meet our cash flow obligations will depend on our ability to consistently secure drilling contracts for our drilling units at sufficiently high dayrates. We cannot predict the future level of demand for our services or future conditions in the oil and gas industry. If the oil and gas companies do not continue to increase exploration, development and production expenditures, we may have difficulty securing drilling contracts, including for the seventh generation drillships under construction, or we may be forced to enter into drilling contracts at unattractive dayrates. Either of these events could impair our ability to generate sufficient cash flow to make principal and interest payments under our indebtedness and meet our capital expenditure and other obligations.
We are dependent on spot charters and any decrease in spot charter rates in the future may adversely affect our earnings.
We currently operate a fleet of 39 drybulk vessels, of which 21 vessels are employed in the spot market, exposing us to fluctuations in spot market charter rates. In addition, we currently employ all of our tankers in the spot market. Further, we may employ in the spot market any additional vessels that we may acquire in the future or existing vessels upon the expiration of related time charters.
Although the number of vessels in our fleet that participate in the spot market will vary from time to time, we anticipate that a significant portion of our fleet will participate in this market. As a result, our financial performance will be significantly affected by conditions in the drybulk and oil tanker spot market and only our vessels that operate under fixed-rate time charters may, during the period such vessels operate under such time charters, provide a fixed source of revenue to us.
Historically, the drybulk and tanker markets have been volatile as a result of the many conditions and factors that can affect the price, supply of and demand for drybulk and tanker capacity. The recent global economic crisis may further reduce demand for transportation of drybulk cargoes and oil over longer distances and supply of drybulk vessels and tankers to carry such drybulk cargoes and oil, respectively, which may materially affect our revenues, profitability and cash flows. The spot charter market may fluctuate significantly based upon supply of and demand of vessels and cargoes. The successful operation of our vessels in the competitive spot charter market depends upon, among other things, obtaining profitable spot charters and minimizing, to the extent possible, time spent waiting for charters and time spent traveling unladen to pick up cargo. The spot market is very volatile, and, in the past, there have been periods when spot rates have declined below the operating cost of vessels. If future spot charter rates decline, then we may be unable to operate our vessels trading in the spot market profitably, meet our obligations, including payments on indebtedness, or to pay dividends in the future. Furthermore, as charter rates for spot charters are fixed for a single voyage, which may last up to several weeks, during periods in which spot charter rates are rising, we will generally experience delays in realizing the benefits from such increases.
We depend upon the spot market in our tanker segment and any decrease in spot charter rates may adversely affect our financial condition and results of operations.
We currently employ all of our tankers in the spot market. As a result, our results of operations in our tanker segment will be significantly affected by conditions in the oil tanker spot market. The spot market is highly volatile and fluctuates based on tanker and oil supply and demand. The successful operation of our tankers in the spot market depends on, among other things, our commercial and technical manager's ability to obtain profitable charters and minimizing, to the extent possible, time spent waiting for charters and traveling unladen to pick up cargo. In the past, there have been periods when spot rates have declined below operating costs of vessels. Future spot rates may decline significantly and may not be sufficient for us to operate our tankers profitably, which would have an adverse impact on our financial condition and results of operations.

The tanker sector is currently at depressed levels and conditions in the tanker market could have an adverse effect on our business, results of operation and financial condition.
The charter markets for crude oil carriers and product tankers have deteriorated significantly since summer 2008 and are currently at depressed levels. These markets may continue to be depressed through 2015 given the significant number of newbuilding vessels scheduled to be delivered. Attractive investment opportunities in these sectors may reflect these depressed conditions, however, the return on any such investment is highly uncertain in this extremely challenging operating environment.
The tanker sector, which is intensely competitive, has unique operational risks and is highly dependent on the availability of and demand for crude oil and petroleum products as well as being significantly impacted by the availability of modern tanker capacity and the scrapping, conversion or loss of older vessels.
Our ability to maintain oil tanker industry relationships and a reputation for customer service and safety, as well as to acquire and renew charters, will depend on a number of factors, including our ability to man our vessels with experienced oil tanker crews and the ability to manage such risks. There is no assurance that we will be able to address the variety of vessel management risks in the oil tanker sector maintain commercial relationships with leading charter companies, which could adversely affect our business the oil tanker sector.
Declines in charter rates and other market deterioration could cause us to incur impairment charges.
The Company reviews for impairment long-lived assets and intangible long-lived assets held and used whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. When the estimate of undiscounted cash flows, excluding interest charges, expected to be generated by the use of the asset is less than its carrying amount, the Company evaluates the asset for impairment loss. The impairment loss is determined by the difference between the carrying amount of the asset and the fair value of the asset. In developing estimates of future undiscounted cash flows, the Company makes assumptions and estimates about the vessels', rigs' and drillships' future performance, with the significant assumptions being related to charter and drilling rates, fleet utilization, operating expenses, capital expenditures, residual value and the estimated remaining useful life of each vessel, rig and drillship. The assumptions used to develop estimates of future undiscounted cash flows are based on historical trends as well as future expectations. The projected net operating cash flows are determined by considering the charter revenues and drilling revenues from existing time charters and drilling contracts for the fixed fleet days and an estimated daily time charter equivalent for the unfixed days. In making estimates concerning the daily time charter equivalent for the unfixed days, the Company utilizes the most recent ten year historical average for similar vessels and other available market data over the remaining estimated life of the vessel, assumed to be 25 years from the delivery of the vessel from the shipyard.
As a result of the impairment review as of December 31, 2012, 2013 and 2014, the Company determined that the carrying amounts of its assets held for use were recoverable, except for one drybulk vessel for which an impairment charge of $38.1 million was recognized, and, concluded that no further impairment loss was necessary for 2012, 2013 and 2014. However, due to the Company's decision to sell certain vessels during the years and or subsequent to the balance sheet dates and based on the agreed-upon sales price, an impairment charge of $0, $43.5 million and $0 million, for each of the years ended December 31, 2012, 2013 and 2014, respectively, was recognized.
Although the Company believes that the assumptions used to evaluate potential impairment are reasonable and appropriate, such assumptions are highly subjective. Set forth below is an analysis that shows the impact on the Company's impairment analysis of its shipping segment, if the Company were to utilize the most recent five year, three year or one year historical average rates for similar vessels for purposes of estimating future cash flows for unfixed days over the remaining life of the vessel.

Amounts in thousands of US dollars	2014
Level of impairment	5 year	3 year	1 year
Drybulk carriers	$704,461	$735,691	$735,518
Tankers	14,451	14,671	-
Total	$718,912	$750,362	$735,518

Any impairment charges incurred as a result of declines in charter rates and other market deterioration could negatively affect our business, financial condition or operating results or the trading price of our common shares.
We will need to procure significant additional financing, which may be difficult to obtain on acceptable terms, in order to complete the construction of our drillships, tankers and drybulk carriers under construction.
We, through our majority-owned subsidiary, Ocean Rig UDW, have entered into contracts with Samsung for the construction of three seventh generation drillships two of which are new integrated design drillships and all are equiped with two blow-out preventers that are scheduled to be delivered to us in June 2016, February 2017 and June 2017, respectively. The estimated total project cost for our three seventh generation drillships, excluding financing costs, is approximately $2.1 billion, of which an aggregate of approximately $1.8 billion was outstanding as of December 31, 2014. We expect to finance the remaining delivery payments of these seventh generation drillships with cash on hand, operating cash flow, equity financing and additional bank debt.
We cannot be certain that additional financing to complete the construction of the remaining three newbuilding drillships will be available on acceptable terms or at all.  If additional bank financing is not available when needed, or is available only on unfavorable terms, we may be unable to take delivery of one or more of our three newbuilding drillships, in which case we would be prevented from realizing potential revenues from the applicable drillship and we could lose our deposit money, which amounted to $280.2 million in the aggregate, as of December 31, 2014. We may also incur additional costs and liability to the shipyards, which may pursue claims against us under our newbuilding construction contracts and retain and sell our newbuilding drillships to third parties to the extent completed.
Construction of vessels and drilling units is subject to risks, including delays and cost overruns, which could have an adverse impact on our available cash resources and results of operations.
As of March 2, 2015, we had entered into contracts for the construction of (i) three seventh generation drillships, two of which are new integrated design drillships and all are equiped with two blow-out preventers, scheduled for delivery in June 2016, February 2017 and June 2017, respectively.
From time to time in the future, we may also undertake new construction projects and conversion projects. In addition, we may make significant upgrade, refurbishment, conversion and repair expenditures for our fleet from time to time, particularly as our vessels and drilling units become older. Some of these expenditures are unplanned. These projects together with our existing construction projects and other efforts of this type are subject to risks of cost overruns or delays inherent in any large construction project as a result of numerous factors, including the following:
•	shipyard unavailability;
•	shortages of equipment, materials or skilled labor for completion of repairs or upgrades to our equipment;
•	unscheduled delays in the delivery of ordered materials and equipment or shipyard construction;
•	financial or operating difficulties experienced by equipment vendors or the shipyard;

•	unanticipated actual or purported change orders;
•	local customs strikes or related work slowdowns that could delay importation of equipment or materials;
•	engineering problems, including those relating to the commissioning of newly designed equipment;
•	design or engineering changes;
•	latent damages or deterioration to the hull, equipment and machinery in excess of engineering estimates and assumptions;
•	work stoppages;
•	client acceptance delays;
•	weather interference, storm damage or other events of force majeure;
•	disputes with shipyards and suppliers;
•	shipyard failures and difficulties;
•	failure or delay of third-party equipment vendors or service providers;
•	unanticipated cost increases; and
•	difficulty in obtaining necessary permits or approvals or in meeting permit or approval conditions.
These factors may contribute to cost variations and delays in the delivery of our newbuilding vessels and drillships. Delays in the delivery of these newbuilding vessels or drillships or the inability to complete construction in accordance with their design specifications may, in some circumstances, result in a delay in contract commencement, resulting in a loss of revenue to us, and may also cause customers to renegotiate, terminate or shorten the term of a charter agreement or drilling contract, pursuant to applicable late delivery clauses. In the event of termination of one of these contracts, we may not be able to secure a replacement contract on as favorable terms. Additionally, capital expenditures for vessel or drilling unit upgrades, refurbishment and construction projects could materially exceed our planned capital expenditures. Moreover, our vessels and drilling units that may undergo upgrade, refurbishment and repair may not earn a dayrate or charterhire, respectively, during the periods they are out of service. In addition, in the event of a shipyard failure or other difficulty, we may be unable to enforce certain provisions under our newbuilding contracts such as our refund guarantee, to recover amounts paid as installments under such contracts. The occurrence of any of these events may have a material adverse effect on our results of operations, financial condition or cash flows.
In the event our counterparties do not perform under their agreements with us for the construction of our newbuilding vessels and drillships and we are unable to enforce certain refund guarantees, we may lose all or part of our investment, which would have a material adverse effect on our results of operations, financial condition and cash flows.
As of April 6, 2015, we had paid an aggregate of $312.0 million to Samsung in connection with our seventh generation drillships currently scheduled for delivery in June 2016, February 2017 and June 2017.

In the event our counterparties under the construction contracts discussed above do not perform under their agreements with us and we are unable to enforce certain refund guarantees with third party banks due to an outbreak of war, bankruptcy or otherwise, we may lose all or part of our investment, which would have a material adverse effect on our results of operations, financial condition and cash flows.
Currently, our revenues in the offshore drilling segment depend on two ultra-deepwater drilling rigs and eight drillships, which are designed to operate in harsh environments. The damage or loss of any of our drilling units could have a material adverse effect on our results of operations and financial condition.
Our revenues in the offshore drilling segment are dependent on the drilling rig Leiv Eiriksson, which is currently drilling on the Norwegian Continental Shelf, the drilling rig Eirik Raude, which is currently undergoing the acceptance testing and it is expected to commence operations for drilling offshore Falkland Islands, and the drillships Ocean Rig Corcovado, Ocean Rig Mykonos and Ocean Rig Mylos, which are currently operating offshore Brazil, the Ocean Rig Poseidon and Ocean Rig Athena which are currently operating offshore Angola, the Ocean Rig Skyros and the Ocean Rig Olympia which are expected to commence drilling operations to offshore Angola during 2015, while the Ocean Rig Apollo is expected to commence drilling operations to offshore West Africa, during 2015. Our drilling units may be exposed to risks inherent in deepwater drilling and operating in harsh environments that may cause damage or loss. The drilling of oil and gas wells, particularly exploratory wells where little is known of the subsurface formations involves risks, such as extreme pressure and temperature, blowouts, reservoir damage, loss of production, loss of well control, lost or stuck drill strings, equipment defects, punch throughs, craterings, fires, explosions, pollution and natural disasters such as hurricanes and tropical storms.
In addition, offshore drilling operations are subject to perils peculiar to marine operations, either while on-site or during mobilization, including capsizing, sinking, grounding, collision, marine life infestations, and loss or damage from severe weather. The replacement or repair of a rig or drillship could take a significant amount of time, and we may not have any right to compensation for lost revenues during that time. As long as we have only ten drilling units in operation, loss of or serious damage to one of the drilling units could materially reduce our revenues for the time that drilling unit is out of operation. In view of the sophisticated design of the drilling units, we may be unable to obtain a replacement unit that could perform under the conditions that our drilling units are expected to operate, which could have a material adverse effect on our results of operations and financial condition.
Purchasing and operating secondhand vessels may result in increased operating costs and reduced fleet utilization.
While we have the right to inspect previously owned vessels prior to our purchase of them and we intend to inspect all secondhand vessels that we acquire in the future, such an inspection does not provide us with the same knowledge about their condition that we would have if these vessels had been built for and operated exclusively by us. A secondhand vessel may have conditions or defects that we were not aware of when we bought the vessel and which may require us to incur costly repairs to the vessel. These repairs may require us to put a vessel into drydock which would reduce our fleet utilization. Furthermore, we usually do not receive the benefit of warranties on secondhand vessels.
We may have difficulty managing our planned growth properly.
We intend to continue to grow our fleet. Our future growth will primarily depend on our ability to:
•	locate and acquire suitable vessels and drilling units;
•	identify and consummate acquisitions or joint ventures;
•	enhance our customer base;
•	manage our expansion; and

•	obtain required financing on acceptable terms.
Growing any business by acquisition presents numerous risks, such as undisclosed liabilities and obligations, the possibility that indemnification agreements will be unenforceable or insufficient to cover potential losses and difficulties associated with imposing common standards, controls, procedures and policies, obtaining additional qualified personnel, managing relationships with customers and integrating newly acquired assets and operations into existing infrastructure. We may be unable to successfully execute our growth plans or we may incur significant expenses and losses in connection with our future growth which would have an adverse impact on our financial condition and results of operations.
If any of our vessels or drilling units fail to maintain their class certification and/or fail any annual survey, intermediate survey, drydocking or special survey, that vessel or unit would be unable to carry cargo or operate, thereby reducing our revenues and profitability and violating certain covenants under our credit facilities.
The hull and machinery of every commercial drybulk vessel, tanker and drilling unit must be classed by a classification society authorized by its country of registry. The classification society certifies that a vessel is safe and seaworthy in accordance with the applicable rules and regulations of the country of registry of the vessel and SOLAS. All of our drybulk vessels are certified as being "in class" by all the major Classification Societies (e.g., American Bureau of Shipping, Lloyd's Register of Shipping). Each of our operating drillships is certified as being "in class" by American Bureau of Shipping. The Leiv Eiriksson was credited with completing its last Special Periodical Survey in April 2011 and the Eirik Raude completed the same in 2012. Our four operating sixth generation drillships are due for their first Special Periodical Surveys in 2016. Our four operating seventh generation drillships are due for their first Special Periodical Surveys in 2018, 2019 and 2020.
A vessel must undergo annual surveys, intermediate surveys, drydockings and special surveys. In lieu of a special survey, a vessel's machinery may be on a continuous survey cycle, under which the machinery would be surveyed periodically over a five-year period. Every vessel is also required to be drydocked every two to three years for inspection of the underwater parts of such vessel.
If any vessel or drilling unit does not maintain its class and/or fails any annual survey, intermediate survey, drydocking or special survey, the vessel will be unable to carry cargo between ports, or operate, and will be unemployable and uninsurable which could cause us to be in violation of certain covenants in our credit facilities. Any such inability to carry cargo or be employed, or operate, or any such violation of covenants, could have a material adverse impact on our financial condition and results of operations.
The aging of our drybulk carrier fleet may result in increased operating costs or loss of hire in the future, which could adversely affect our earnings.
In general, the cost of maintaining a vessel in good operating condition increases with the age of the vessel. As of February 24, 2015, the 39 vessels in our drybulk carrier fleet had an average age of 9.5 years. As our fleet ages we will incur increased costs. Older vessels are typically less fuel efficient and more costly to maintain than more recently constructed vessels due to improvements in engine technology. Cargo insurance rates increase with the age of a vessel, making older vessels less desirable to charterers. Governmental regulations and safety or other equipment standards related to the age of vessels may also require expenditures for alterations or the addition of new equipment to our vessels and may restrict the type of activities in which our vessels may engage. As our vessels age, market conditions may not justify those expenditures or enable us to operate our vessels profitably during the remainder of their useful lives.
In addition, charterers actively discriminate against hiring older vessels. For example, Rightship, the ship vetting service founded by Rio Tinto and BHP-Billiton which has become the major vetting service in the drybulk shipping industry, ranks the suitability of vessels based on a scale of one to five stars. Most major carriers will not charter a vessel that Rightship has vetted with fewer than three stars. Rightship automatically downgrades any vessel over 18 years of age to two stars, which significantly decreases its chances of entering into a charter. Therefore, as our vessels approach and exceed 18 years of age, we may not be able to operate these vessels profitably during the remainder of their useful lives.

Our vessels and drilling units may suffer damage and we may face unexpected drydocking costs, which could adversely affect our cash flow and financial condition.
If our drybulk vessels or tankers suffer damage, they may need to be repaired at a drydocking facility. The costs of drydock repairs are unpredictable and can be substantial. The loss of earnings while our vessels are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings and reduce the amount of dividends, if any, in the future. We may not have insurance that is sufficient to cover all or any of these costs or losses and may have to pay drydocking costs not covered by our insurance.
If our drilling units suffer damage, they may need to be repaired at a yard facility. The costs of discontinued operations due to repairs are unpredictable and can be substantial. The loss of earnings while our drilling units are being repaired and repositioned, as well as the actual cost of these repairs, would decrease our earnings and reduce the amount of dividends, if any, in the future. We may not have insurance that is sufficient to cover all or any of these costs or losses and may have to pay repair costs not covered by our insurance.
We may not be able to maintain or replace our drilling units as they age.
The capital associated with the repair and maintenance of our fleet increases with age. We may not be able to maintain our existing drilling units to compete effectively in the market, and our financial resources may not be sufficient to enable us to make expenditures necessary for these purposes or to acquire or build replacement drilling units.
Our board of directors has determined to suspend the payment of cash dividends as a result of market conditions in the international shipping industry, and until such market conditions improve, it is unlikely that we will reinstate the payment of dividends.
In light of a lower freight rate environment and a highly challenged financing environment, our board of directors, beginning with the fourth quarter of 2008, has suspended our common share dividend. Our dividend policy will be assessed by the board of directors from time to time. The suspension allows us to preserve capital and use the preserved capital to capitalize on market opportunities as they may arise. Until market conditions improve, it is unlikely that we will reinstate the payment of dividends. In addition, other external factors, such as our lenders imposing restrictions on our ability to pay dividends under the terms of our loan agreements, may limit our ability to pay dividends. Further, we may not be permitted to pay dividends if we are in breach of the covenants contained in our loan agreements and any waivers related thereto.  We do not intend to obtain funds from other sources to pay dividends, if any, in the future. In addition, the declaration and payment of dividends, if any, in the future will depend on the provisions of Marshall Islands law affecting the payment of dividends. Marshall Islands law generally prohibits the payment of dividends if the company is insolvent or would be rendered insolvent upon payment of such dividend and dividends may be declared and paid out of our operating surplus; but in this case, there is no such surplus. Dividends may be declared or paid out of net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year.
We are a holding company, and we depend on the ability of our subsidiaries to distribute funds to us in order to satisfy our financial obligations or pay dividends, if any, in the future.
We are a holding company and our subsidiaries conduct all of our operations and own all of our operating assets. We have no significant assets other than the equity interests in our subsidiaries. As a result, our ability to make dividend payments, if any, in the future depends on our subsidiaries and their ability to distribute funds to us. Furthermore, certain of our subsidiaries are obligated to use their surplus cash to prepay the balance on their long-term loans. If we are unable to obtain funds from our subsidiaries, our board of directors may not exercise its discretion to pay dividends in the future.

Investment in derivative instruments such as freight forward agreements could result in losses.
From time to time, we may take positions in derivative instruments including freight forward agreements, or FFAs. FFAs and other derivative instruments may be used to hedge a vessel owner's exposure to the charter market by providing for the sale of a contracted charter rate along a specified route and period of time. Upon settlement, if the contracted charter rate is less than the average of the rates, as reported by an identified index, for the specified route and period, the seller of the FFA is required to pay the buyer an amount equal to the difference between the contracted rate and the settlement rate, multiplied by the number of days in the specified period. Conversely, if the contracted rate is greater than the settlement rate, the buyer is required to pay the seller the settlement sum. If we take positions in FFAs or other derivative instruments and do not correctly anticipate charter rate movements over the specified route and time period, we could suffer losses in the settling or termination of the FFA. This could adversely affect our results of operations and cash flows.
The derivative contracts we have entered into to hedge our exposure to fluctuations in interest rates could result in higher than market interest rates and charges against our income.
As of December 31, 2014, we had entered into 24 interest rate swaps for purposes of managing our exposure to fluctuations in interest rates applicable to indebtedness under our credit facilities, which were advanced at a floating rate based on LIBOR. Our hedging strategies, however, may not be effective and we may incur substantial losses if interest rates move materially differently from our expectations. Our existing interest rate swaps as of December 31, 2014 did not, and our future derivative contracts may not, qualify for treatment as hedges for accounting purposes. We recognized fluctuations in the fair value of these contracts in our statement of operations. At December 31, 2014, the fair value of our interest rate swaps was a net liability of $29.8 million.
Our financial condition could be materially adversely affected to the extent we do not hedge our exposure to interest rate fluctuations under our financing arrangements, under which loans have been advanced at a floating rate based on LIBOR and for which we have not entered into an interest rate swap or other hedging arrangement. Any hedging activities we engage in may not effectively manage our interest rate exposure or have the desired impact on our financial conditions or results of operations.
Because we generate most of our revenues in U.S. Dollars, but incur a significant portion of our employee salary and administrative and other expenses in other currencies, exchange rate fluctuations could have an adverse impact on our results of operations.
Our principal currency for our operations and financing is the U.S. Dollar. A substantial portion of the operating dayrates for the drilling units, our principal source of revenues, are quoted and received in U.S. Dollars; however, a portion of our revenue under our contracts with Petrobras Brazil for the Ocean Rig Corcovado and the Ocean Rig Mykonos is, and with Repsol Sinopec Brasil S.A., or Repsol, for the Ocean Rig Mylos is receivable in Brazilian Real. The principal currency for operating expenses is also the U.S. Dollar; however, a significant portion of employee salaries and administration expenses, as well as parts of the consumables and repair and maintenance expenses for the drilling rigs, may be paid in Norwegian Kroner, Great British Pounds, Canadian dollars, Euros or other currencies depending in part on the location of our drilling operations. For the year ended December 31, 2014, approximately 51% of our expenses were incurred in currencies other than the U.S. Dollars. This exposure to foreign currency could lead to fluctuations in net income and net revenue due to changes in the value of the U.S. Dollar relative to the other currencies. Revenues paid in foreign currencies against which the U.S. Dollar rises in value can decrease, resulting in lower U.S. Dollar denominated revenues. Expenses incurred in foreign currencies against which the U.S. Dollar falls in value can increase, resulting in higher U.S. Dollar denominated expenses. We have employed derivative instruments in order to economically hedge our currency exposure; however, we may not be successful in hedging our future currency exposure and our U.S. Dollar denominated results of operations could be materially and adversely affected upon exchange rate fluctuations determined by events outside of our control.

If volatility in LIBOR occurs, it could affect our profitability, earnings and cash flow.
LIBOR has historically been volatile, with the spread between LIBOR and the prime lending rate widening significantly at times. These conditions are the result of the disruptions in the international credit markets. Because the interest rates borne by our outstanding indebtedness fluctuate with changes in LIBOR, if this volatility were to occur, it would affect the amount of interest payable on our debt, which in turn, could have an adverse effect on our profitability, earnings and cash flow.
Furthermore, interest in most loan agreements in our industry has been based on published LIBOR rates. Recently, however, lenders have insisted on provisions that entitle the lenders, in their discretion, to replace published LIBOR as the base for the interest calculation with their cost-of-funds rate. If we are required to agree to such a provision in future loan agreements, our lending costs could increase significantly, which would have an adverse effect on our profitability, earnings and cash flow.
An increase in interest rates would increase the cost of servicing our indebtedness and could reduce our profitability.
Our debt under certain of our credit facilities bears interest at variable rates. We may also incur indebtedness in the future with variable interest rates. As a result, an increase in market interest rates would increase the cost of servicing our indebtedness and could materially reduce our profitability and cash flows. The impact of such an increase would be more significant for us than it would be for some other companies because of our substantial indebtedness.
We depend entirely on TMS Bulkers and TMS Tankers to manage and charter our drybulk fleet and tankers fleet, respectively.
With respect to our operations in the drybulk and tanker shipping sectors, we currently have 19 employees, including our President and Chief Executive Officer, our Executive Vice President, our Chief Financial Officer and our Senior Vice President Head of Accounting and Reporting. Since January 1, 2011, we have subcontracted the commercial and technical management of our drybulk and tanker vessels, including crewing, maintenance and repair, to TMS Bulkers, and TMS Tankers Ltd., or TMS Tankers, respectively. TMS Bulkers and TMS Tankers are beneficially majority-owned by our Chairman, President and Chief Executive Officer, Mr. George Economou. The loss of the services or TMS Bulkers or TMS Tankers or their failure to perform their obligations to us could materially and adversely affect the results of our operations. Although we may have rights against TMS Bulkers and TMS Tankers if they default on their obligations to us, you will have no recourse against either of them. Further, we are required to seek approval from our lenders to change our manager.
Under our management agreements with TMS Bulkers and TMS Tankers, TMS Bulkers and TMS Tankers shall not be liable to us for any losses or damages arising in the course of its performance under the agreement unless such loss or damage is proved to have resulted from the negligence, gross negligence or willful default by TMS Bulkers and TMS Tankers, its employees or agents and in such case TMS Bulkers' and TMS Tankers' liability per incident or series of incidents is limited to a total of ten times the annual management fee payable under the relevant agreement. The management agreements further provide that TMS Bulkers and TMS Tankers shall not be liable for any of the actions of the crew, even if such actions are negligent, grossly negligent or willful, except to the extent that they are shown to have resulted from a failure by TMS Bulkers and TMS Tankers to perform their obligations with respect to management of the crew. Except to the extent of the liability cap described above, we have agreed to indemnify TMS Bulkers and TMS Tankers and their employees and agents against any losses incurred in the course of the performance of the agreement.

TMS Bulkers and TMS Tankers are privately held company and there is little or no publicly available information about them.
The ability of TMS Bulkers and TMS Tankers to continue providing services for our benefit will depend in part on their own financial strength. Circumstances beyond our control could impair TMS Bulkers' and TMS Tankers' financial strength, and because it is privately held it is unlikely that information about its financial strength would become public unless TMS Bulkers or TMS Tankers began to default on their obligations. As a result, an investor in our shares might have little advance warning of problems affecting TMS Bulkers and TMS Tankers, even though these problems could have a material adverse effect on us.
We may be unable to attract and retain qualified, skilled employees or crew necessary to operate our business.
Our success will depend in large part on our ability and the ability of TMS Bulkers and TMS Tankers to attract and retain highly skilled and qualified personnel. In crewing our vessels, we require technically skilled employees with specialized training who can perform physically demanding work. Competition to attract and retain qualified crew members is intense. If we are not able to increase our rates to compensate for any crew cost increases, it could have a material adverse effect on our business, results of operations, cash flows and financial condition. Any inability we, or TMS Bulkers or TMS Tankers, experience in the future to hire, train and retain a sufficient number of qualified employees could impair our ability to manage, maintain and grow our business, which could have a material adverse effect on our financial condition, results of operations and cash flows.
We are dependent upon key management personnel, particularly our Chairman, President and Chief Executive Officer Mr. George Economou.
Our continued operations depend to a significant extent upon the abilities and efforts of our Chairman, President and Chief Executive Officer, Mr. George Economou. The loss of Mr. Economou's services to our Company could adversely affect our discussions with our lenders and management of our fleet during this difficult economic period and, therefore, could adversely affect our business prospects, financial condition and results of operations. We do not currently, nor do we intend to, maintain "key man" life insurance on any of our personnel, including Mr. Economou.
Our Chairman, Chief Executive Officer has affiliations with TMS Bulkers and TMS Tankers which could create conflicts of interest.
Our major shareholder is controlled by Mr. George Economou, who controls four entities that, in the aggregate, were deemed to beneficially own, directly or indirectly, approximately 17.6% of our outstanding common shares as of March 2, 2015. Mr. Economou controls TMS Bulkers and TMS Tankers. Mr. Economou is also our Chairman, Chief Executive Officer and a director of our Company. These responsibilities and relationships could create conflicts of interest between us, on the one hand, and TMS Bulkers and TMS Tankers, on the other hand. These conflicts may arise in connection with the chartering, purchase, sale and operations of the vessels in our fleet versus drybulk carriers and tankers managed by TMS Tanker and/ or other companies affiliated with TMS Bulkers or TMS Tankers and Mr. Economou.
In particular, TMS Bulkers or TMS Tankers may give preferential treatment to vessels that are beneficially owned by related parties because Mr. Economou and members of his family may receive greater economic benefits.

Failure to attract or retain key personnel, labor disruptions or an increase in labor costs could adversely affect our operations in the offshore drilling sector.
We require highly skilled personnel to operate and provide technical services and support for our business in the offshore drilling sector worldwide. As of December 31, 2014, through the subsidiaries of Ocean Rig UDW, we employed 2,320 employees, the majority of whom are full-time crew employed on our drilling units. Under certain of our employment contracts, we are required to have a minimum number of local crew members of our drillships. We will need to recruit additional qualified personnel as we take delivery of our newbuilding drillships. Competition for the labor required for drilling operations has intensified as the number of drilling units activated, added to worldwide fleets or under construction has increased, leading to shortages of qualified personnel in the industry and creating upward pressure on wages and higher turnover. If turnover increases, we could see a reduction in the experience level of our personnel, which could lead to higher downtime, more operating incidents and personal injury and other claims, which in turn could decrease revenues and increase costs. In response to these labor market conditions, we are increasing efforts in our recruitment, training, development and retention programs as required to meet our anticipated personnel needs. If these labor trends continue, we may experience further increases in costs or limits on our offshore drilling operations.
Currently, our employees in Brazil and Norway are covered by collective bargaining agreements. In the future, some of our employees or contracted labor may be covered by collective bargaining agreements in certain jurisdictions such as Nigeria and the United Kingdom. As part of the legal obligations in some of these agreements, we may be required to contribute certain amounts to retirement funds and pension plans and have restricted ability to dismiss employees. In addition, many of these represented individuals could be working under agreements that are subject to salary negotiation. These negotiations could result in higher personnel costs, other increased costs or increased operating restrictions that could adversely affect our financial performance. Labor disruptions could hinder our operations from being carried out normally and if not resolved in a timely cost-effective manner, could have a material impact on our business. If we choose to cease operations in one of those countries or if the market conditions reduce the demand for our drilling services in such a country, we would incur costs, which may be material, associated with workforce reductions.
As we expand our business, we may need to improve our operating and financial systems and will need to recruit suitable employees and crew for our vessels.
Our current operating and financial systems may not be adequate as we expand the size of our fleet and our attempts to improve those systems may be ineffective. In addition, as we expand our fleet, we will need to recruit suitable additional seafarers and shoreside administrative and management personnel. We may be unable to hire suitable employees as we expand our fleet. If we or our crewing agent encounters business or financial difficulties, we may not be able to adequately staff our vessels. If we are unable to grow our financial and operating systems or to recruit suitable employees as we expand our fleet, our financial performance and our ability to pay dividends, if any, in the future may be adversely affected.
U.S. tax authorities could treat us as a "passive foreign investment company," which could have adverse U.S. federal income tax consequences to U.S. shareholders.
A foreign corporation will be treated as a "passive foreign investment company," or a PFIC, for U.S. federal income tax purposes if either (1) at least 75% of its gross income for any taxable year consists of certain types of "passive income" or (2) at least 50% of the average value of the corporation's assets produce or are held for the production of those types of "passive income." For purposes of these tests, "passive income" includes dividends, interest, and gains from the sale or exchange of investment property and rents and royalties other than rents and royalties which are received from unrelated parties in connection with the active conduct of a trade or business. For purposes of these tests, income derived from the performance of services does not constitute "passive income." U.S. shareholders of a PFIC are subject to a disadvantageous U.S. federal income tax regime with respect to the income derived by the PFIC, the distributions they receive from the PFIC and the gain, if any, they derive from the sale or other disposition of their shares in the PFIC.

Based on our method of operation, we do not believe that we are, have been or will be a PFIC with respect to any taxable year. In this regard, we intend to treat the gross income we derive or are deemed to derive from our time and voyage chartering activities as services income, rather than rental income. Accordingly, we believe that our income from our time and voyage chartering activities does not constitute passive income, and the assets that we own and operate in connection with the production of that income do not constitute assets that produce or are held for production of passive income.
There is substantial legal authority supporting this position consisting of case law and U.S. Internal Revenue Service, or the IRS, pronouncements concerning the characterization of income derived from time charters and voyage charters as services income for other tax purposes. However, it should be noted that there is also authority which characterizes time charter income as rental income rather than services income for other tax purposes. Accordingly, no assurance can be given that the IRS or a court of law will accept this position, and there is a risk that the IRS or a court of law could determine that we are a PFIC. Moreover, no assurance can be given that we would not constitute a PFIC for any future taxable year if the nature and extent of our operations changed.
If the IRS were to find that we are or have been a PFIC for any taxable year, our U.S. shareholders will face adverse U.S. federal income tax consequences and information reporting obligations. Under the PFIC rules, unless those shareholders make an election available under the Code (which election could itself have adverse consequences for such shareholders), such shareholders would be subject to U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of our common shares, as if the excess distribution or gain had been recognized ratably over the U.S. shareholder's holding period of our common shares.  See "Item 10. Additional Information—E. Taxation – U.S. Federal Income Taxation of U.S. Holders" in our Annual Report on Form 20-F for the year ended December 31, 2014, incorporated herein by reference, for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. shareholders if we are treated as a PFIC.
We may have to pay tax on United States source shipping income, which would reduce our earnings.
Under the U.S. Internal Revenue Code of 1986, or the Code, 50% of the gross shipping income of a vessel-owning or -chartering corporation, such as ourselves and certain of our subsidiaries, that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States may be subject to a 4% U.S. federal income tax without allowance for any deductions, unless that corporation qualifies for exemption from tax under Section 883 of the Code and the Treasury Regulations promulgated thereunder.
We expect that we and each of our vessel-owning subsidiaries qualify for this statutory tax exemption and we have taken and intend to continue to take this position for U.S. federal income tax return reporting purposes. However, there are factual circumstances beyond our control that could cause us to lose the benefit of this tax exemption and thereby become subject to U.S. federal income tax on our U.S. source shipping income. For example, we would no longer qualify for exemption under Section 883 of the Code for a particular taxable year if shareholders, resident in jurisdictions other than "qualified foreign countries", with a five percent or greater interest in our common shares owned, in the aggregate, 50% or more of our outstanding common shares for more than half of the days during the taxable year. Due to the factual nature of the issues involved, it is possible that our tax-exempt status or that of any of our subsidiaries may change.
If we or our vessel-owning subsidiaries are not entitled to this exemption under Section 883 for any taxable year, we or our subsidiaries could be subject for those years to an effective 2% (i.e., 50% of 4%) U.S. federal income tax on our gross shipping income attributable to transportation that begins or ends, but that does not both begin and end, in the United States. The imposition of this taxation could have a negative effect on our business and would result in decreased earnings available for distribution to our shareholders.

A change in tax laws, treaties or regulations, or their interpretation, of any country in which we operate our drilling units could result in a high tax rate on our worldwide earnings, which could result in a significant negative impact on our earnings and cash flows from operations.
We conduct our worldwide drilling operations through various subsidiaries. Tax laws and regulations are highly complex and subject to interpretation. Consequently, we are subject to changing tax laws, treaties and regulations in and between countries in which we operate. Our income tax expense is based upon our interpretation of tax laws in effect in various countries at the time that the expense was incurred. A change in these tax laws, treaties or regulations, or in the interpretation thereof, or in the valuation of our deferred tax assets, could result in a materially higher tax expense or a higher effective tax rate on our worldwide earnings in our offshore drilling segment, and such change could be significant to our financial results. If any tax authority successfully challenges our operational structure, inter-company pricing policies or the taxable presence of our key subsidiaries in certain countries; or if the terms of certain income tax treaties are interpreted in a manner that is adverse to our structure; or if we lose a material tax dispute in any country, particularly in the United States, Canada, the United Kingdom, or Norway, our effective tax rate on our worldwide earnings from our offshore drilling operations could increase substantially and our earnings and cash flows from these operations could be materially adversely affected.
Our subsidiaries that provide services relating to drilling may be subject to taxation in the jurisdictions in which such activities are conducted. Such taxation would result in decreased earnings available to our shareholders.
Investors are encouraged to consult their own tax advisors concerning the overall tax consequences of the ownership of our common shares arising in an investor's particular situation under U.S. federal, state, local and foreign law.
Our vessels may call on ports located in, and our drilling units may operate in, countries that are subject to restrictions imposed by the U.S. or other governments, which could adversely affect our reputation and the market for our common shares.
During the year ended December 31, 2014, none of our vessels has called on ports located in, and none of our drilling units has operated in, countries subject to sanctions and embargoes imposed by the U.S. government and other authorities or countries identified by the U.S. government or other authorities as state sponsors of terrorism, such as Cuba, Iran, Sudan and Syria; however our vessels and drilling units may call on ports or operate in these countries from time to time in the future on our charterers' instructions. The U.S. sanctions and embargo laws and regulations vary in their application, as they do not all apply to the same covered persons or proscribe the same activities, and such sanctions and embargo laws and regulations may be amended or strengthened over time. In 2010, the U.S. enacted the Comprehensive Iran Sanctions Accountability and Divestment Act, or CISADA, which amended the Iran Sanctions Act. Among other things, CISADA introduced limits on the ability of companies and persons to do business or trade with Iran when such activities relate to the investment, supply or export of refined petroleum or petroleum products. In 2012, President Obama signed Executive Order 13608 which prohibits foreign persons from violating or attempting to violate, or causing a violation of any sanctions in effect against Iran or facilitating any deceptive transactions for or on behalf of any person subject to U.S. sanctions. Any persons found to be in violation of Executive Order 13608 will be deemed a foreign sanctions evader and will be banned from all contacts with the United States, including conducting business in U.S. dollars. Also in 2012, President Obama signed into law the Iran Threat Reduction and Syria Human Rights Act of 2012, or the Iran Threat Reduction Act, which created new sanctions and strengthened existing sanctions. Among other things, the Iran Threat Reduction Act intensifies existing sanctions regarding the provision of goods, services, infrastructure or technology to Iran's petroleum or petrochemical sector. The Iran Threat Reduction Act also includes a provision requiring the President of the United States to impose five or more sanctions from Section 6(a) of the Iran Sanctions Act, as amended, on a person the President determines is a controlling beneficial owner of, or otherwise owns, operates, or controls or insures a vessel that was used to transport crude oil from Iran to another country and (1) if the person is a controlling beneficial owner of the vessel, the person had actual knowledge the vessel was so used or (2) if the person otherwise owns, operates, or controls, or insures the vessel, the person knew or should have known the vessel was so used. Such a person could be subject to a variety of sanctions, including exclusion from U.S. capital markets, exclusion from financial transactions subject to U.S. jurisdiction, and exclusion of that person's vessels from U.S. ports for up to two years.

Although we believe that we have been in compliance with all applicable sanctions and embargo laws and regulations, and intend to maintain such compliance, there can be no assurance that we will be in compliance in the future, particularly as the scope of certain laws may be unclear and may be subject to changing interpretations. Any such violation could result in fines, penalties or other sanctions that could severely impact our ability to access U.S. capital markets and conduct our business, and could result in some investors deciding, or being required, to divest their interest, or not to invest, in us. In addition, certain institutional investors may have investment policies or restrictions that prevent them from holding securities of companies that have contracts with countries identified by the U.S. government as state sponsors of terrorism. The determination by these investors not to invest in, or to divest from, our common shares may adversely affect the price at which our common shares trade. Moreover, our charterers may violate applicable sanctions and embargo laws and regulations as a result of actions that do not involve us or our vessels, and those violations could in turn negatively affect our reputation. In addition, our reputation and the market for our securities may be adversely affected if we engage in certain other activities, such as entering into charters with individuals or entities in countries subject to U.S. sanctions and embargo laws that are not controlled by the governments of those countries, or engaging in operations associated with those countries pursuant to contracts with third parties that are unrelated to those countries or entities controlled by their governments. Investor perception of the value of our common shares may be adversely affected by the consequences of war, the effects of terrorism, civil unrest and governmental actions in these and surrounding countries.
On November 24, 2013, the P5+1 (the United States, United Kingdom, Germany, France, Russia and China) entered into an interim agreement with Iran entitled the "Joint Plan of Action," or the JPOA. Under the JPOA it was agreed that, in exchange for Iran taking certain voluntary measures to ensure that its nuclear program is used only for peaceful purposes, the U.S. and EU would voluntarily suspend certain sanctions for a period of six months.
On January 20, 2014, the U.S. and E.U. indicated that they would begin implementing the temporary relief measures provided for under the JPOA. These measures include, among other things, the suspension of certain sanctions on the Iranian petrochemicals, precious metals, and automotive industries from January 20, 2014 until July 20, 2014. The U.S. initially extended the JPOA until November 24, 2014, and has since extended it until June 30, 2015.  These regulations and U.S. sanctions may be amended over time, and the U.S. retains the authority to revoke the aforementioned relief if Iran fails to meet its commitments under the JPOA.
Although it is our intention to comply with the provisions of the JPOA, there can be no assurance that we will be in compliance in the future as such regulations and U.S. Sanctions may be amended over time, and the U.S. retains the authority to revoke the aforementioned relief if Iran fails to meet its commitments under the JPOA.
We may be subject to premium payment calls because we obtain some of our insurance through protection and indemnity associations.
For our drybulk and tanker vessels, we may be subject to increased premium payments, or calls, in amounts based on our claim records as well as the claim records of other members of the protection and indemnity associations in the International Group, which is comprised of 13 mutual protection and indemnity associations and insures approximately 90% of the world's commercial tonnage and through which we receive insurance coverage for tort liability, including pollution-related liability, as well as actual claims. Although there is no cap to the amount of such supplemental calls, historically, supplemental calls for our fleet have ranged from 0% to 40% of the annual insurance premiums, and in no year were such amounts material to the results of our operations. For the drilling units, we may be subject to increased premium payments, or calls, in amounts based on our claim records.

Our customers may be involved in the handling of environmentally hazardous substances and if discharged into the ocean may subject us to pollution liability which could have a negative impact on our cash flows, results of operations and ability to pay dividends, if any, in the future.
Our operations may involve the use or handling of materials that may be classified as environmentally hazardous substances. Environmental laws and regulations applicable in the countries in which we conduct operations have generally become more stringent. Such laws and regulations may expose us to liability for the conduct of or for conditions caused by others, or for our acts that were in compliance with all applicable laws at the time such actions were taken.
While we conduct maintenance on our drilling units in an effort to prevent such releases, future releases could occur, especially as our rigs age. Such releases may be large in quantity, above our permitted limits or in protected or other areas in which public interest groups or governmental authorities have an interest. These releases could result in fines and other costs to us, such as costs to upgrade our drilling units, costs to clean up the pollution, and costs to comply with more stringent requirements in our discharge permits. Moreover, these releases may result in our customers or governmental authorities suspending or terminating our operations in the affected area, which could have a material adverse effect on our business, results of operation and financial condition.
We expect that we will be able to obtain some degree of contractual indemnification from our customers in most of our drilling contracts against pollution and environmental damages. But such indemnification may not be enforceable in all instances, the customer may not be financially capable in all cases of complying with its indemnity obligations or we may not be able to obtain such indemnification agreements in the future.
Our operating and maintenance costs with respect to our offshore drilling units will not necessarily fluctuate in proportion to changes in operating revenues, which may have a material adverse effect on our results of operations, financial condition and cash flows.
Operating revenues may fluctuate as a function of changes in dayrates. However, costs for operating a drilling unit are generally fixed regardless of the dayrate being earned. Therefore, our operating and maintenance costs with respect to our offshore drilling units will not necessarily fluctuate in proportion to changes in operating revenues. In addition, should our drilling units incur idle time between contracts, we typically will not de-man those drilling units but rather use the crew to prepare the rig for its next contract. During times of reduced activity, reductions in costs may not be immediate, as portions of the crew may be required to prepare rigs for stacking, after which time the crew members are assigned to active rigs or dismissed. In addition, as our drilling units are mobilized from one geographic location to another, labor and other operating and maintenance costs can vary significantly. In general, labor costs increase primarily due to higher salary levels and inflation. Equipment maintenance expenses fluctuate depending upon the type of activity the unit is performing and the age and condition of the equipment. Contract preparation expenses vary based on the scope and length of contract preparation required and the duration of the firm contractual period over which such expenditures are incurred. If we experience increased operating costs without a corresponding increase in earnings, this may have a material adverse effect on our results of operations, financial condition and cash flows.
We may be subject to litigation that, if not resolved in our favor and not sufficiently insured against, could have a material adverse effect on us.
We have been and may be, from time to time, involved in various litigation matters. These matters may include, among other things, contract disputes, personal injury claims, environmental claims or proceedings, asbestos and other toxic tort claims, employment matters, governmental claims for taxes or duties, and other litigation that arises in the ordinary course of our business. Although we intend to defend these matters vigorously, we cannot predict with certainty the outcome or effect of any claim or other litigation matter, and the ultimate outcome of any litigation or the potential costs to resolve them may have a material adverse effect on us. Insurance may not be applicable or sufficient in all cases and/or insurers may not remain solvent which may have a material adverse effect on our financial condition.

Failure to comply with the U.S. Foreign Corrupt Practices Act could result in fines, criminal penalties, drilling contract terminations and an adverse effect on our business.
We may operate in a number of countries throughout the world, including countries known to have a reputation for corruption. We are committed to doing business in accordance with applicable anti-corruption laws and have adopted a code of business conduct and ethics which is consistent and in full compliance with the U.S. Foreign Corrupt Practices Act of 1977, or the FCPA. We are subject, however, to the risk that we, our affiliated entities or our or their respective officers, directors, employees and agents may take actions determined to be in violation of such anti-corruption laws, including the FCPA. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, curtailment of operations in certain jurisdictions, and might adversely affect our business, results of operations or financial condition. In addition, actual or alleged violations could damage our reputation and ability to do business. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.
Risks Relating to Our Common Shares
Our Chairman, President and Chief Executive Officer, who may be deemed to beneficially own, directly or indirectly, approximately 17.6% of our outstanding common shares, may have the power to exert control over us, which may limit your ability to influence our actions.
As of March 2, 2015, our Chairman, President and Chief Executive Officer, Mr. George Economou, may be deemed to have beneficially owned, directly or indirectly, approximately 17.6% of our outstanding common shares and therefore may have the power to exert considerable influence over our actions. The interests of our Chairman, President and Chief Executive Officer may be different from your interests.
Future sales of our common shares could cause the market price of our common shares to decline.
The market price of our common shares could decline due to sales, or the announcements of proposed sales, of a large number of common shares in the market, including sales of common shares by our large shareholders, or the perception that these sales could occur. These sales, or the perception that these sales could occur, could also make it more difficult or impossible for us to sell equity securities in the future at a time and price that we deem appropriate to raise funds through future offerings of common shares.
Our Amended and Restated Articles of Incorporation authorize our board of directors to, among other things, issue additional shares of common or preferred stock or securities convertible or exchangeable into equity securities, without shareholder approval. We may issue such additional equity or convertible securities to raise additional capital. The issuance of any additional shares of common or preferred stock or convertible securities could be substantially dilutive to our shareholders. Moreover, to the extent that we issue restricted stock units, stock appreciation rights, options or warrants to purchase our common shares in the future and those stock appreciation rights, options or warrants are exercised or as the restricted stock units vest, our shareholders may experience further dilution. Holders of shares of our common shares have no preemptive rights that entitle such holders to purchase their pro rata share of any offering of shares of any class or series and, therefore, such sales or offerings could result in increased dilution to our shareholders.
There is no guarantee of a continuing public market for you to resell our common shares.
Our common shares commenced trading on the NASDAQ National Market, now the NASDAQ Global Market, in February 2005. Our common shares now trade on the NASDAQ Global Select Market. We cannot assure you that an active and liquid public market for our common shares will continue. The price of our common shares may be volatile and may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

•	mergers and strategic alliances in the drybulk shipping industry;
•	market conditions in the drybulk shipping industry and the general state of the securities markets;
•	changes in government regulation;
•	shortfalls in our operating results from levels forecast by securities analysts; and
•	announcements concerning us or our competitors.
The trading price of our common shares is below $5.00 and if it remains below that level, under stock exchange rules, our stockholders will not be able to use such shares as collateral for borrowing in margin accounts. This inability to use our common shares as collateral may depress demand as certain institutional investors are restricted from investing in shares priced below $5.00 and lead to sales of such shares creating downward pressure on and increased volatility in the market price of our common shares.
You may not be able to sell your shares of our common shares in the future at the price that you paid for them or at all.
Anti-takeover provisions in our organizational documents could make it difficult for our stockholders to replace or remove our current board of directors or have the effect of discouraging, delaying or preventing a merger or acquisition, which could adversely affect the market price of our common shares.
Several provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws could make it difficult for our stockholders to change the composition of our board of directors in any one year, preventing them from changing the composition of management. In addition, the same provisions may discourage, delay or prevent a merger or acquisition that stockholders may consider favorable.
These provisions include:
•	authorizing our board of directors to issue "blank check" preferred stock without stockholder approval;
•	providing for a classified board of directors with staggered, three-year terms;
•	prohibiting cumulative voting in the election of directors;
•	authorizing the removal of directors only for cause and only upon the affirmative vote of the holders of a majority of the outstanding shares of our common shares entitled to vote for the directors;
•	prohibiting stockholder action by written consent unless the written consent is signed by all shareholders entitled to vote on the action;
•	limiting the persons who may call special meetings of stockholders;
•	establishing advance notice requirements for nominations for election to our board of directors or for proposing matters that can be acted on by stockholders at stockholder meetings; and
•	restricting business combinations with interested shareholders.

In addition, we have entered into a stockholders rights agreement that will make it more difficult for a third party to acquire us without the support of our board of directors.
The above anti-takeover provisions, including the provisions of our stockholders rights plan, could substantially impede the ability of public stockholders to benefit from a change in control and, as a result, may adversely affect the market price of our common shares and your ability to realize any potential change of control premium.
We are incorporated in the Republic of the Marshall Islands, which does not have a well-developed body of corporate law, and as a result, shareholders may have fewer rights and protections under Marshall Islands law than under a typical jurisdiction in the United States.
Our corporate affairs are governed by our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws and by the Marshall Islands Business Corporations Act, or the BCA. The provisions of the BCA resemble provisions of the corporation laws of a number of states in the United States. However, there have been few judicial cases in the Republic of the Marshall Islands interpreting the BCA. The rights and fiduciary responsibilities of directors under the law of the Republic of the Marshall Islands are not as clearly established as the rights and fiduciary responsibilities of directors under statutes or judicial precedent in existence in certain United States jurisdictions. Shareholder rights may differ as well. While the BCA does specifically incorporate the non-statutory law, or judicial case law, of the State of Delaware and other states with substantially similar legislative provisions, our public shareholders may have more difficulty in protecting their interests in the face of actions by management, directors or controlling shareholders than would shareholders of a corporation incorporated in a United States jurisdiction.
Because the Public Company Accounting Oversight Board is not currently permitted to inspect our independent accounting firm, you may not benefit from such inspections.
Auditors of U.S. public companies are required by law to undergo periodic Public Company Accounting Oversight Board, or PCAOB, inspections that assess their compliance with U.S. law and professional standards in connection with performance of audits of financial statements filed with the SEC. Certain European Union countries, including Greece, do not currently permit the PCAOB to conduct inspections of accounting firms established and operating in such European Union countries, even if they are part of major international firms. Accordingly, unlike for most U.S. public companies, the PCAOB is prevented from evaluating our auditor's performance of audits and its quality control procedures, and, unlike shareholders of most U.S. public companies, we and our shareholders are deprived of the possible benefits of such inspections.
We are a "foreign private issuer", which could make our common shares less attractive to some investors or otherwise harm our stock price.
We are a "foreign private issuer," as such term is defined in Rule 405 under the Securities Act.  As a "foreign private issuer" the rules governing the information that we disclose differ from those governing U.S. corporations pursuant to the Securities and Exchange Act of 1934, as amended, or the Exchange Act. We are not required to file quarterly reports on Form 10-Q or provide current reports on Form 8-K disclosing significant events within four days of their occurrence. In addition, our officers and directors are exempt from the reporting and "short-swing" profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchase and sales of our securities. Our exemption from the rules of Section 16 of the Exchange Act regarding sales of ordinary shares by insiders means that you will have less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act. Moreover, we are exempt from the proxy rules, and proxy statements that we distribute will not be subject to review by the SEC. Accordingly there may be less publicly available information concerning us than there is for other U.S. public companies.  These factors could make our common shares less attractive to some investors or otherwise harm our stock price.

The price of our shares of common stock after an offering may be volatile.
The price of our shares of common stock may fluctuate due to factors such as:
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry
•	mergers and strategic alliances in the drybulk and tanker industries;
•	market conditions in the drybulk and tanker industries;
•	changes in government regulation;
•	the failure of securities analysts to publish research about us after this offering, or shortfalls in our operating results from levels forecast by securities analysts; and
•	the general state of the securities market;
The seaborne transportation industry has been highly unpredictable and volatile. The market for our shares of common stock in this industry may be equally volatile. Consequently, you may not be able to sell the securities at prices equal to or greater than those paid by you in an offering.
Investors may experience significant dilution as a result of future offerings.
We may have to attempt to sell shares in the future in order to satisfy our capital needs; however there can be no assurance that we will be able to do so. If we are able to sell shares in the future, the prices at which we sell these future shares will vary, and these variations may be significant and our existing shareholders may experience significant dilution if we sell these future shares to other than existing shareholders pro rata at prices significantly below the price at which such existing shareholders invested.
We may issue additional shares of our common stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of shares of our common stock.
We may issue additional shares of our common stock or other equity securities of equal or senior rank in the future in connection with, among other things, future vessel acquisitions, repayment of outstanding indebtedness, or our equity incentive plan, without shareholder approval, in a number of circumstances.
Our issuance of additional shares of our common stock or other equity securities of equal or senior rank would have the following effects:
•	our existing shareholders' proportionate ownership interest in us will decrease;
•	the amount of cash available for dividends payable on our common shares may decrease;
•	the relative voting strength of each previously outstanding common share may be diminished; and
•	the market price of shares of our common stock may decline.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Matters discussed in this prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein may constitute forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides safe harbor protections for forward-looking statements in order to encourage companies to provide prospective information about their business. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements, which are other than statements of historical facts or present facts or conditions.
We desire to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are including this cautionary statement in connection with this safe harbor legislation. This prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance. When used in this prospectus, the words "anticipate," "believe," "expect," "intend," "estimate," "forecast," "project," "plan," "potential," "may," "should," and similar expressions identify forward-looking statements.
The forward-looking statements in this prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in our records and other data available from third parties. Important assumptions relating to the forward-looking statements include, among other things, assumptions regarding demand for our services, the cost and availability of refined marine fuel from suppliers, pricing levels, the timing and cost of capital expenditures, competitive conditions, and general economic conditions. These assumptions could prove inaccurate. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections.
In addition to these assumptions and matters discussed under the caption "Risk Factors" in this prospectus, the accompanying prospectus supplement, and the documents incorporated by reference herein and therein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include:
•	our future operating or financial results;
•	our future payment of dividends and the availability of cash for payment of dividends;
•	our ability to obtain financing to fund our capital expenditure obligations for our newbuilding drillships;
•	our ability to retain and attract senior management and other key employees;
•	our ability to manage growth;
•	our ability to maintain our business in light of our proposed business and location expansion;
•	our ability to obtain double hull bunkering tankers given the scarcity of such vessels in general;
•	the outcome of legal, tax or regulatory proceedings to which we may become a party;
•	adverse conditions in the shipping or the marine fuel supply industries;
•	our ability to retain our key suppliers and key customers;

•	our contracts and licenses with governmental entities remaining in full force and effect;
•	material disruptions in the availability or supply of crude oil or refined petroleum products;
•	changes in the market price of petroleum, including the volatility of spot pricing;
•	increased levels of competition;
•	compliance or lack of compliance with various environmental and other applicable laws and regulations;
•	our ability to collect accounts receivable;
•	changes in the political, economic or regulatory conditions in the markets in which we operate, and the world in general;
•	our future, pending or recent acquisitions, business strategy, areas of possible expansion, and expected capital spending or operating expenses;
•	our failure to hedge certain financial risks associated with our business;
•	uninsured losses;
•	our ability to maintain our current tax treatment;
•	our failure to comply with restrictions in our credit agreements;
•	increases in interest rates; and
•	other important factors described from time to time in our filings with the SEC.

PER SHARE MARKET PRICE INFORMATION
The trading market for our common stock is the NASDAQ Global Select Market, on which the shares are listed under the symbol "DRYS." You should carefully review the high and low prices of DryShips Inc.'s common shares in the tables for the months, quarters and years indicated under the heading "Item 9. The Offer and Listing" in our Annual Report on Form 20-F for the year ended December 31, 2014, which is incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our unaudited ratio of earnings to fixed charges (or the dollar amount of the coverage deficiency in periods that earnings are inadequate to cover fixed charges) for each of the preceding five fiscal years.
	Year Ended December 31, 2010		Year Ended December 31, 2011	Year Ended December 31, 2012	Year Ended December 31, 2013	Year Ended December 31, 2014
Earnings/ (loss)	(in thousands of US dollars)
Income/(loss) from continuing operations before income taxes and non controlling interests	$210,886		$(19,858)	$(244,636)	$(153,437)	$135,843
Add: Depreciation of capitalized interest	63		2,871	5,137	5,979	9,552
Add: Fixed charges	145,276		222,241	269,095	401,843	450,246
Less: Capitalized interest	(78,451)		(76,068)	(58,967)	(69,714)	(39,225)
Add: Equity in loss of investee	-		-	-	-	-
Total Earnings/ (loss)	$277,774		$129,186	$(29,371)	$184,671	556,416

Fixed Charges
Interest expensed and capitalized	$107,894		$163,171	$209,692	$309,094	$351,701
Amortization and write-off of capitalized expenses relating to indebtedness	37,382		59,070	59,403	92,749	98,545

Total Fixed Charges	$145,276		$222,241	$269,095	$401,843	$450,246
Ratio of Earnings to Fixed Charges	1.9	x	-	-	-	1.2	x
Dollar Amount of Deficiency in Earnings to Fixed Charges	N/A		93,055	298,466	217,172	N/A

We did not have any preferred stock outstanding as of March 16, 2015 or during any of the years ended December 31, 2012, 2013 or 2014.  We did not pay any cash dividends on our Series A Convertible Preferred Stock outstanding during the years ended December 31, 2010 or 2011.

CAPITALIZATION
Each prospectus supplement will include information on the Company's consolidated capitalization.

USE OF PROCEEDS
We intend to use net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.  We will not receive any proceeds from any sale of our common shares by any selling shareholder.

PLAN OF DISTRIBUTION
We or any selling shareholder may sell or distribute the securities included in this prospectus through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we or any selling shareholder may sell some or all of our securities included in this prospectus, through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•	trading plans entered into by the selling shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of their common shares on the basis of parameters described in such trading plans.
In addition, we or any selling shareholder may enter into option or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any selling shareholder may enter into hedging transactions with respect to our securities. For example, we or any selling shareholder may:
•	enter into transactions involving short sales of our shares of common stock by broker-dealers;
•	sell common shares short themselves and deliver the shares to close out short positions;
•	enter into option or other types of transactions that require us or the selling shareholder to deliver shares of common stock to a broker-dealer, who will then resell or transfer the shares of common stock under this prospectus; or
•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any selling shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any selling shareholder or borrowed from us, any selling shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any selling shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any selling shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The selling shareholders and any broker-dealers or other persons acting on our behalf or the behalf of any selling shareholder that participates with us or any selling shareholder in the distribution of the securities, may be deemed to be underwriters, and any commissions received or profit realized by them on the resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended, or the Securities Act. As a result, we have or will inform the selling shareholders that Regulation M, promulgated under the Exchange Act, may apply to sales by the selling shareholders in the market. The selling shareholders may agree to indemnify any broker, dealer or agent that participates in transactions involving the sale of our common shares against certain liabilities, including liabilities arising under the Securities Act.
As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.
At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us, and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and any selling shareholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for our common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements, securities exercised and/or sold pursuant to trading plans entered into by any selling shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any prospectus supplement hereto that provide for periodic sales of securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the NASDAQ Global Select Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold under this registration statement.

SELLING SHAREHOLDERS
The selling shareholders, who will be named in a prospectus supplement, may offer and sell from time to time pursuant to this registration statement, an aggregate of up to 133,531,742 of our common shares that were previously issued in: (i) (a) private placements that occurred on inception of the Company in October 2004, (b) private placements that occurred between May and August of 2006 and in October 2006; (c) private placements that occurred upon the sale of minority interests to the Company in 2011, and (d) a private placement in November 2014 which occurred simultaneously with a public offering; (ii) pursuant to a share dividend in October 2011; and (iii) pursuant to restricted stock awards granted under the equity incentive plan dated January 16, 2008, as amended, which were most recently issued in January 2015. We will not receive any of the proceeds from any sale of our common shares by any of the selling shareholders.

ENFORCEMENT OF CIVIL LIABILITIES
DryShips Inc. is a Marshall Islands company and our executive offices are located outside the United States in Athens, Greece. A majority of our directors, officers and the experts named in the prospectus reside outside the United States. In addition, a substantial portion of our assets and the assets of our directors, officers and experts are located outside the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us or these persons in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws.
Furthermore, there is substantial doubt that the courts in the countries in which we or our subsidiaries are incorporated or where our assets or the assets of our subsidiaries, directors or officers and such experts are located (i) would enforce judgments of U.S. courts obtained in actions against us or our subsidiaries, directors or officers and such experts based upon the civil liability provisions of applicable U.S. federal and state securities laws or (ii) would enforce, in original actions, liabilities against us or our subsidiaries, directors or officers and such experts based on those laws.

DESCRIPTION OF CAPITAL STOCK
For purposes of the description of the Company's capital stock below, references to "us," "we" and "our" refer only to DryShips Inc. and not any of our subsidiaries.  Please see our amended and restated articles of incorporation and bylaws, copies of which are exhibits to our most recent Annual Report on Form 20-F incorporated by reference herein.
Authorized and Outstanding Capital Stock
Under our Amended and Restated Articles of Incorporation, our authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.01 per share, of which 669,964,321 shares (including treasury stock) are issued and outstanding as of March 2, 2015and 500,000,000 shares of preferred stock, par value $0.01 per share, of which 100,000,000 shares have been designated as Series A Convertible Preferred Stock and 10,000,000 as Series A Participating Preferred Stock, and no shares are issued and outstanding as of March 2, 2015.  All of our shares of stock are in registered form.
Share History
On August 20, 2013, our compensation committee approved that a bonus in the form of 1,000,000 shares of our common stock be granted to Fabiana Services S.A., or Fabiana, a related party, for the contribution of Mr. George Economou for Chief Executive Officer's services rendered during 2012. The shares vest over a period of two years with 333,334 shares vesting on August 20, 2013, 333,333 shares vesting on August 20, 2014 and 333,333 vesting on August 20, 2015.
On October 4, 2013, we filed a prospectus supplement to the universal shelf registration statement on Form F-3 filed on August 30, 2013, pursuant to an at-the-market offering for up to $200 million of our common shares. In connection with the offering, we entered into a Sales Agreement with Evercore Group L.L.C., or Evercore, the sales agent, dated October 4, 2013. During 2013, 6,892,233 common shares were issued and sold pursuant to the at-the-market offering, resulting in net proceeds of $23.7 million, after deducting commissions, while in 2014, 22,209,844 common shares were issued and sold pursuant to the at-the-market offering, resulting in net proceeds of $90.0 million, after deducting commissions.
On August 19, 2014, our compensation committee approved that a bonus in the form of 1,200,000 shares of our common stock be granted to Fabiana for the contribution of Mr. George Economou for Chief Executive Officer's services rendered during 2013. The shares vest over a period of three years with 400,000 shares vesting on December 31, 2014, 400,000 shares vesting on December 31, 2015, and 400,000 vesting on December 31, 2016.
On October 29, 2014, we completed the issuance of 250,000,000 of our common shares in a public offering amounting to net proceeds to us of $332.9 million.
On December 30, 2014, our compensation committee approved that a bonus in the form of 2,100,000 shares of our common stock, be granted to Fabiana for the contribution of Mr. George Economou for Chief Executive Officer's services rendered during 2014. The shares vest over a period of three years with 700,000 shares vesting on December 31, 2015, 700,000 shares vesting on December 31, 2016, and 700,000 vesting on December 31, 2017.
Description of Common Stock
Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of shares of common stock are entitled to receive ratably all dividends, if any, declared by our board of directors out of funds legally available for dividends. Holders of common stock do not have conversion, redemption or preemptive rights to subscribe to any of our securities. All outstanding shares of common stock are, and the shares to be sold pursuant to this registration statement when issued and paid for will be, fully paid and non-assessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our Series A Convertible Preferred Stock and any shares of preferred stock which we may issue in the future. Our common stock is listed on the NASDAQ Global Select Market under the symbol "DRYS."

Description of Preferred Stock
Under the terms of our articles of incorporation, we are authorized to issue up to 500,000,000 shares of preferred stock, par value $0.01 per share. Our articles of incorporation authorize our board of directors to establish one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:
•	the designation of the series;
•	the number of shares of the series;
•	the preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions of such series; and
•	the voting rights, if any, of the holders of the series.
We have designated 100,000,000 of our preferred shares as Series A Convertible Preferred Stock and 10,000,000 of our preferred shares as Series A Participating Preferred Stock in connection with the adoption of our Stockholders Rights Agreement described under "—Preferred Share Purchase Rights."
Our Articles of Incorporation and Bylaws
Our purpose, as stated in Section B of our Amended and Restated Articles of Incorporation, is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Marshall Islands Business Corporations Act. Our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws do not impose any limitations on the ownership rights of our shareholders.
Directors
Our directors are elected by a plurality of the votes cast by shareholders entitled to vote in an election. Our Amended and Restated Articles of Incorporation provide that cumulative voting shall not be used to elect directors. Our board of directors must consist of at least three members. The exact number of directors is fixed by a vote of at least 66 2/3% of the entire board. Our Amended and Restated Bylaws provide for a staggered board of directors whereby directors shall be divided into three classes: Class A, Class B and Class C which shall be as nearly equal in number as possible. Shareholders, acting as at a duly constituted meeting, or by unanimous written consent of all shareholders, initially designated directors as Class A, Class B or Class C. The term of our directors designated Class A directors expires at our 2017 annual meeting of shareholders. Class B directors serve for a term expiring at our 2015 annual meeting of shareholders. Directors designated as Class C directors serve for a term expiring at our 2016 annual meeting of shareholders. At annual meetings for each initial term, directors to replace those whose terms expire at such annual meetings will be elected to hold office until the third succeeding annual meeting. Each director serves his respective term of office until his successor has been elected and qualified, except in the event of his death, resignation, removal or the earlier termination of his term of office. Our board of directors has the authority to fix the amounts which shall be payable to the members of the board of directors for attendance at any meeting or for services rendered to us.

Under our Amended and Restated Bylaws, no contract or transaction between the Company and one or more of our directors or officers, or between the Company and any other corporation, partnership, association or other organization of which one or more of our directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of our board of directors or a committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her or their relationship or interest as to the contract or transaction are disclosed or are known to our board or directors or the applicable committee thereof and the board or directors or such committee, as applicable, in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, or, if the votes of the disinterested directors are insufficient to constitute an act of the board of directors as defined under the BCA, then by unanimous vote of the disinterested directors; (ii) the material facts as to his or her or their relationship or interest as to the contract or transaction are disclosed or are known to the Company's shareholders, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by our board of directors, a committee thereof or our shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof that authorizes the contract or transaction.
Shareholder Meetings
Under our Amended and Restated Bylaws, annual shareholders meetings will be held at a time and place selected by our board of directors. The meetings may be held in or outside of the Marshall Islands. Our board of directors may set a record date between 15 and 60 days before the date of any meeting to determine the shareholders that will be eligible to receive notice and vote at the meeting.
Dissenters' Rights of Appraisal and Payment
Under the BCA, our shareholders have the right to dissent from various corporate actions, including any merger or consolidation or sale of all or substantially all of our assets not made in the usual course of our business, and receive payment of the fair value of their shares. However, the right of a dissenting shareholder to receive payment of the appraised fair value of his shares is not available under the BCA for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the shareholders to act upon the agreement of merger or consolidation, were either (i) listed on a securities exchange or admitted for trading on an interdealer quotation system or (ii) held of record by more than 2,000 holders. In the event of any further amendment of our Amended and Restated Articles of Incorporation, a shareholder also has the right to dissent and receive payment for the shareholder's shares if the amendment alters certain rights in respect of those shares. The dissenting shareholder must follow the procedures set forth in the BCA to receive payment. In the event that we and any dissenting shareholder fail to agree on a price for the shares, the BCA procedures involve, among other things, the institution of proceedings in any appropriate court in any jurisdiction in which our shares are primarily traded on a local or national securities exchange.
Shareholders' Derivative Actions
Under the BCA, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action is a holder of common stock both at the time the derivative action is commenced and at the time of the transaction to which the action relates.

Indemnification of Officers and Directors
Our Amended and Restated Bylaws include a provision that entitles any director or officer of the Company to be indemnified by the Company upon the same terms, under the same conditions and to the same extent as authorized by the BCA if he acted in good faith and in a manner reasonably believed to be in and not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
We are also authorized to carry directors' and officers' insurance as a protection against any liability asserted against our directors and officers acting in their capacity as directors and officers regardless of whether the Company would have the power to indemnify such director or officer against such liability by law or under the provisions of our by laws. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
The indemnification provisions in our Amended and Restated Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.
Anti-takeover Provisions of our Charter Documents
Several provisions of our Amended and Restated Articles of Incorporation and Amended and Restated Bylaws may have anti-takeover effects. These provisions are intended to avoid costly takeover battles, lessen our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these anti-takeover provisions, which are summarized below, could also discourage, delay or prevent (1) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise, that a shareholder may consider in its best interest and (2) the removal of incumbent officers and directors.
Blank Check Preferred Stock
Under the terms of our Amended and Restated Articles of Incorporation, our board of directors has authority, without any further vote or action by our shareholders, to issue up to 500,000,000 shares of blank check preferred stock, of which 100,000,000 of these shares have been designated as Series A Convertible Preferred Stock and 10,000,000 of these shares have been designated as Series A Participating Preferred Stock as of March 2, 2015.  As of March 2, 2015, we had no shares of preferred stock outstanding.  Our board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors
Our Amended and Restated Articles of Incorporation provide for a board of directors serving staggered, three-year terms. Approximately one-third of our board of directors will be elected each year. The classified board provision could discourage a third party from making a tender offer for our shares or attempting to obtain control of our Company. It could also delay shareholders who do not agree with the policies of the board of directors from removing a majority of the board of directors for two years.

Election and Removal of Directors
Our Amended and Restated Articles of Incorporation prohibit cumulative voting in the election of directors. Our Amended and Restated Bylaws require shareholders to give advance written notice of nominations for the election of directors. Our Amended and Restated Bylaws also provide that our directors may be removed only for cause and only upon affirmative vote of the holders of at least 66 2/3% of the outstanding voting shares of the Company. These provisions may discourage, delay or prevent the removal of incumbent officers and directors.
Limited Actions by Shareholders
Under the BCA and our Amended and Restated Bylaws, any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders or by the unanimous written consent of our shareholders. Our Amended and Restated Bylaws provide that, unless otherwise prescribed by law, only a majority of our board of directors, the chairman of our board of directors or the President may call special meetings of our shareholders, and the business transacted at the special meeting is limited to the purposes stated in the notice. Accordingly, a shareholder may be prevented from calling a special meeting of shareholders for shareholder consideration of a proposal over the opposition of our board of directors and shareholder consideration of a proposal may be delayed until the next annual meeting of shareholders.
Advance Notice Requirements for Shareholder Proposals and Director Nominations
Our Amended and Restated Bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of shareholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices not less than 150 days nor more than 180 days prior to the one year anniversary of the preceding year's annual meeting of shareholders. Our Amended and Restated Bylaws also specify requirements as to the form and content of a shareholder's notice. These provisions may impede shareholders' ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Description of Preferred Share Purchase Rights
Each common share includes one right, which we refer to as a Right, that entitles the holder to purchase from us a unit consisting of one-thousandth of a share of the Company's Series A Participating Preferred Stock, or the Preferred Stock, at an initial exercise price of $130.00 per unit, or the Exercise Price, subject to specified adjustments. The Rights were initially issued pursuant to a preferred share purchase rights agreement dated January 18, 2008, or the Rights Agreement, and American Stock Transfer & Trust Company is the rights agent under the assigned Rights agreement, or the Rights Agent.  Until a Right is exercised, the holder of a Right will have no rights to vote or receive dividends or any other shareholder rights.
The Rights may have anti-takeover effects. The Rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our Board. As a result, the overall effect of the Rights may be to render more difficult or discourage any attempt to acquire us. Because our Board can approve a redemption of the Rights for a permitted offer, the Rights should not interfere with a merger or other business combination approved by our Board. We have summarized the material terms and conditions of the Rights Agreement and the Rights below. For a complete description of the Rights, we encourage you to read the Rights Agreement, which we have filed as an exhibit to the registration statement of which this prospectus is a part.

Detachment of the Rights
The Rights are attached to all certificates representing our currently outstanding common stock and will attach to all common stock certificates we issue prior to the Rights distribution date that we describe below. The Rights are not exercisable until after the Rights distribution date and will expire at the close of business on the tenth anniversary date of the adoption of the rights plan, unless we redeem or exchange them earlier as we describe below. The Rights will separate from the common stock and a Rights distribution date would occur, subject to specified exceptions, on the earlier of the following two dates:
•	the 10th day after public announcement that a person or group has acquired ownership of 15% or more of the Company's common stock or
•	the 10th business day (or such later date as determined by the Board) after a person or group announces a tender or exchange offer which would result in that person or group holding 15% or more of the Company's common stock.
Any person or group who acquires ownership of 15% or more of the Company's common stock shall be deemed an "Acquiring Person," but shall not include the Company, or anyone excepted from such definition in the Rights Agreement.
Persons who are the beneficial owner of 15% or more of the Company's common stock on the effective date of the Rights Agreement are excluded from the definition of Acquiring Person, until such time as they acquire an additional 5% of our outstanding common stock for purposes of the Rights, and therefore until such time, their ownership cannot trigger the Rights. Specified "inadvertent" owners that would otherwise become an acquiring person, including those who would have this designation as a result of repurchases of common shares by us, will not become acquiring persons as a result of those transactions, as described in detail in the Rights Agreement.
Our Board may defer the Rights distribution date in some circumstances, and some inadvertent acquisitions will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of common shares.
Until the Rights distribution date:
•	our common stock certificates will evidence the Rights, and the Rights will be transferable only with those certificates; and
•	any new common share will be issued with Rights and new certificates will contain a notation incorporating the Rights agreement by reference.
As soon as practicable after the Rights distribution date, the Rights agent will mail certificates representing the Rights to holders of record of common shares at the close of business on that date. After the Rights distribution date, only separate Rights certificates will represent the Rights.
We will not issue Rights with any common shares we issue after the Rights distribution date, except as our Board may otherwise determine.

Flip-In Event
A "flip-in event" will occur under the Rights Agreement when a person becomes an Acquiring Person other than pursuant to certain kinds of permitted offers. An offer is permitted under the Rights Agreement if a person will become an Acquiring Person pursuant to a merger or other acquisition agreement that has been approved by our Board prior to that person becoming an Acquiring Person.
If a flip-in event occurs and we have not previously redeemed the Rights as described under the heading "Redemption of Rights" below or, if the Acquiring Person acquires less than 50% of our outstanding common stock and we do not exchange the Rights as described under the heading "Exchange of Rights" below, each Right, other than any Right that has become void, as we describe below, will become exercisable at the time it is no longer redeemable for the number of common shares, or, in some cases, cash, property or other of our securities, having a current market price equal to two times the exercise price of such Right.
When a flip-in event occurs, all Rights that then are, or in some circumstances that were, beneficially owned by or transferred to an Acquiring Person or specified related parties will become void in the circumstances the Rights Agreement specifies.
Flip-Over Event
A "flip-over event" will occur under the Rights Agreement when, at any time after a person has become an Acquiring Person:
•	we are acquired in a merger or other business combination transaction, other than specified mergers that follow a permitted offer of the type we describe above; or
•	50% or more of our assets or earning power is sold or transferred.
If a flip-over event occurs, each holder of a Right, other than any Right that has become void as we describe under the heading "Flip-In Event" above, will have the Right to receive the number of common shares of the acquiring company which has a current market price equal to two times the exercise price of such Right.
Antidilution
The number of outstanding Rights associated with our common stock is subject to adjustment for any stock split, stock dividend or subdivision, combination or reclassification of our common stock occurring prior to the Rights distribution date. With some exceptions, the Rights Agreement will not require us to adjust the Exercise Price of the Rights until cumulative adjustments amount to at least 1% of the Exercise Price. The Rights Agreement does not require us to issue fractional shares of our preferred shares that are not integral multiples of one-thousandth of a share, instead we may make a cash adjustment based on the market price of the common stock on the last trading date prior to the date of exercise.
Redemption of Rights
At any time until the date on which the occurrence of a flip-in event is first publicly announced, we may order redemption of the Rights in whole, but not in part, at a redemption price of $0.001 per Right. The redemption price is subject to adjustment for any stock split, stock dividend or similar transaction occurring before the date of redemption. At our option, we may pay that redemption price in cash or common shares. The Rights are not exercisable after a flip-in event if they are timely redeemed by us or until ten days following the first public announcement of a flip-in event. If our Board timely orders the redemption of the Rights, the Rights will terminate on the effectiveness of that action.

Exchange of Rights
We may, at our option, exchange the Rights (other than Rights owned by an Acquiring Person or an affiliate or an associate of an Acquiring Person, which have become void), in whole or in part. The exchange will be at an exchange ratio of one common share per Right, subject to specified adjustments at any time after the occurrence of a flip-in event and prior to any person other than us or our existing shareholders becoming the beneficial owner of 50% or more of our outstanding common shares for the purposes of the Rights Agreement.
Amendment of Terms of Rights
During the time the Rights are redeemable, we may amend any of the provisions of the Rights Agreement, other than by decreasing the redemption price. Once the Rights cease to be redeemable, we generally may amend the provisions of the Rights agreement, other than to decrease the redemption price, only as follows:
•	to cure any ambiguity, defect or inconsistency;
•	to make changes that do not materially adversely affect the interests of holders of Rights, excluding the interests of any Acquiring Person; or
•	to shorten or lengthen any time period under the Rights Agreement, except that we cannot lengthen the time period governing redemption and we may only lengthen any time period for the purpose of protecting, enhancing or clarifying the right of and/or the benefits to the holders of Rights (other than the Acquiring Person).
Dividends
In light of a lower freight rate environment and a highly challenged financing environment, our board of directors, beginning with the fourth quarter of 2008, has suspended our common share dividend. Our dividend policy will be assessed by the board of directors from time to time. The suspension allows us to preserve capital and use the preserved capital to capitalize on market opportunities as they may arise. Until market conditions improve, it is unlikely we will reinstate the payment of dividends. In addition, other external factors, such as our lenders imposing restrictions on our ability to pay dividends under the terms of our loan agreements, may limit our ability to pay dividends. Further, we may not be permitted to pay dividends if we are in breach of the covenants contained in our loan agreements. In addition, the waivers of our non-compliance with covenants in our loan agreements that we received from our lenders may prohibit us from paying our dividends.
Because we are a holding company with no material assets other than the stock of our subsidiaries, our ability to pay dividends, if any, in the future, will also depend on the earnings and cash flow of our subsidiaries and their ability to pay dividends to us. If there is a substantial decline in the drybulk, tanker or offshore drilling charter markets, our earnings would be negatively affected thus limiting our ability to pay dividends, if any, in the future. Marshall Islands law generally prohibits the payment of dividends other than from surplus or while a company is insolvent or would be rendered insolvent upon the payment of such dividend.
We believe that, under current U.S. law, any future dividend payments from our then current and accumulated earnings and profits, as determined under U.S. federal income tax principles, would constitute "qualified dividend income" and, as a consequence, non-corporate U.S. shareholders would generally be subject to the same preferential U.S. federal income tax rates applicable to long-term capital gains with respect to such dividend payments. Distributions in excess of our earnings and profits, as so calculated, will be treated first as a non-taxable return of capital to the extent of a U.S. stockholder's tax basis in its common shares on a dollar-for-dollar basis and thereafter as capital gain.

DESCRIPTION OF DEBT SECURITIES
We may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures."  Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.  The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
Certain of our subsidiaries may guarantee the debt securities we offer.  Those guarantees may or may not be secured by liens, mortgages, and security interests in the assets of those subsidiaries.  The terms and conditions of any such subsidiary guarantees, and a description of any such liens, mortgages or security interests, will be set forth in the prospectus supplement that will accompany this prospectus.
Our statements below relating to the debt securities and the indentures are summaries of their anticipated provisions, are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable United States federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement or supplemental indenture.  For a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.
General
Neither indenture limits the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.  The senior debt securities will be unsecured and will rank on parity with all of our other unsecured and unsubordinated indebtedness.  Each series of subordinated debt securities will be unsecured and subordinated to all present and future senior indebtedness. Any such debt securities will be described in an accompanying prospectus supplement.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•	if the offered debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;
•	any optional or mandatory sinking fund provisions or exchangeability provisions;

•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	the date, if any, after which and the price or prices at which the offered debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;
•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which offered debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of offered debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•	if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the offered debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;
•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•	if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;
•	if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the offered debt securities of the series are stated to be payable, the manner in which the amounts will be determined;
•	any restrictive covenants or other material terms relating to the offered debt securities;
•	whether the offered debt securities will be issued in the form of global securities or certificates in registered or bearer form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the offered debt securities; and
•	the applicability of any guarantees.
Subsequent filings may include additional terms not listed above. Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee. Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the holders at their registered addresses.

Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof. No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities to be sold at a substantial discount below the stated principal amount. United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Senior Debt
We may issue senior debt securities under the senior debt indenture. These senior debt securities will rank on an equal basis with all our other unsecured debt except subordinated debt.
Subordinated Debt
We may issue subordinated debt securities under the subordinated debt indenture. Subordinated debt will rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt (both secured and unsecured).
In general, the holders of all senior debt are first entitled to receive payment of the full amount unpaid on senior debt before the holders of any of the subordinated debt securities are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events.
If we default in the payment of any principal of, or premium, if any, or interest on any senior debt when it becomes due and payable after any applicable grace period, then, unless and until the default is cured or waived or ceases to exist, we cannot make a payment on account of or redeem or otherwise acquire the subordinated debt securities.
If there is any insolvency, bankruptcy, liquidation or other similar proceeding relating to us or our property, then all senior debt must be paid in full before any payment may be made to any holders of subordinated debt securities.
Furthermore, if we default in the payment of the principal of and accrued interest on any subordinated debt securities that is declared due and payable upon an event of default under the subordinated debt indenture, holders of all our senior debt will first be entitled to receive payment in full in cash before holders of such subordinated debt can receive any payments.
Senior debt means:
•	the principal, premium, if any, interest and any other amounts owing in respect of our indebtedness for money borrowed and indebtedness evidenced by securities, notes, debentures, bonds or other similar instruments issued by us, including the senior debt securities or letters of credit;
•	all capitalized lease obligations;
•	all hedging obligations;

•	all obligations representing the deferred purchase price of property; and
•	all deferrals, renewals, extensions and refundings of obligations of the type referred to above;
but senior debt does not include:
•	subordinated debt securities; and
•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, our subordinated debt securities.
Covenants
Under the terms of the indenture, we covenant, among other things:
•	that we will duly and punctually pay the principal of and interest, if any, on the offered debt securities in accordance with the terms of such debt securities and the applicable indenture;
•	that so long as any offered debt securities are outstanding, we will (i) file with the SEC within the time periods prescribed by its rules and regulations and (ii) furnish to the trustee and holders of the offered debt securities all quarterly and annual financial information required to be furnished or filed with the SEC pursuant to Section 13 and 15(d) of the Exchange Act, and with respect to the annual consolidated financial statements only, a report thereon by our independent auditors;
•	that we will deliver to the trustee after the end of each fiscal year a compliance certificate as to whether we have kept, observed, performed and fulfilled our obligations and each and every covenant contained under the applicable indenture;
•	that we will deliver to the trustee written notice of any event of default, with the exception of any payment default that has not given rise to a right of acceleration under the indenture;
•	that we will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, which may affect the covenants or the performance of the indenture or the offered debt securities;
•	that we will do or cause to be done everything necessary to preserve and keep in full force and effect our corporate existence and the corporate, partnership or other existence of certain of our subsidiaries whose preservation is determined to be desirable by our board of directors and material to the holders;
•	that we will, and we will cause each of our subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies, except as contested in good faith and by appropriate proceedings;
•	that in the event we are required to pay additional interest to holders of our debt securities, we will provide notice to the trustee, and where applicable, the paying agent, of our obligation to pay such additional interest prior to the date on which any such additional interest is scheduled to be paid; and
•	that we will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the indenture.

Any series of offered debt securities may have covenants in addition to or differing from those included in any applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	the ability of us or our subsidiaries to incur either secured or unsecured debt, or both;
•	the ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
Each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class. But no modification that:
•	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
•	reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;
•	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
•	waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);
•	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
•	makes any change with respect to holders' rights to receive principal and interest, certain modifications affecting shareholders or certain currency-related issues; or

•	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities will be effective against any holder without his consent. In addition, other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
Each indenture defines an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•	default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filing, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and
•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities does not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of offered debt securities.
In case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable. Any event of default for the debt securities of any series which has been cured may be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
Each indenture requires us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture. Each indenture provides that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.

Subject to the duties of the trustee in case an event of default occurs and continues, each indenture provides that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity. Subject to these provisions for indemnification and the rights of the trustee, each indenture provides that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.
Defeasance and Discharge
The terms of each indenture provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or United States government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities. This right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders. This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
The terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply. In order to exercise this right, we will be required to deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay principal, premium, if any, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for United States federal income tax purposes.
A subsequent filing may further describe the provisions, if any, of any particular series of offered debt securities permitting a discharge defeasance.
Subsidiary Guarantees
Certain of our subsidiaries may guarantee the debt securities we offer. In that case, the terms and conditions of the subsidiary guarantees will be set forth in the applicable prospectus supplement. Unless we indicate differently in the applicable prospectus supplement, if any of our subsidiaries guarantee any of our debt securities that are subordinated to any of our senior indebtedness, then the subsidiary guarantees will be subordinated to the senior indebtedness of such subsidiary to the same extent as our debt securities are subordinated to our senior indebtedness.

Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depository identified in an applicable subsequent filing and registered in the name of the depository or a nominee for the depository. In such a case, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the global security or securities. Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global security may not be transferred except as a whole by the depository for the global security to a nominee of the depository or by a nominee of the depository to the depository or another nominee of the depository or by the depository or any nominee to a successor depository for that series or a nominee of the successor depository and except in the circumstances described in an applicable subsequent filing.
We expect that the following provisions will apply to depository arrangements for any portion of a series of debt securities to be represented by a global security. Any additional or different terms of the depository arrangement will be described in an applicable subsequent filing.
Upon the issuance of any global security, and the deposit of that global security with or on behalf of the depository for the global security, the depository will credit, on its book-entry registration and transfer system, the principal amounts of the debt securities represented by that global security to the accounts of institutions that have accounts with the depository or its nominee. The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of the debt securities or by us, if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to participating institutions or persons that may hold interests through such participating institutions. Ownership of beneficial interests by participating institutions in the global security will be shown on, and the transfer of the beneficial interests will be effected only through, records maintained by the depository for the global security or by its nominee. Ownership of beneficial interests in the global security by persons that hold through participating institutions will be shown on, and the transfer of the beneficial interests within the participating institutions will be effected only through, records maintained by those participating institutions. The laws of some jurisdictions may require that purchasers of securities take physical delivery of the securities in certificated form. The foregoing limitations and such laws may impair the ability to transfer beneficial interests in the global securities.
So long as the depository for a global security, or its nominee, is the registered owner of that global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the applicable indenture. Unless otherwise specified in an applicable subsequent filing and except as specified below, owners of beneficial interests in the global security will not be entitled to have debt securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities of the series in certificated form and will not be considered the holders thereof for any purposes under the indenture. Accordingly, each person owning a beneficial interest in the global security must rely on the procedures of the depository and, if such person is not a participating institution, on the procedures of the participating institution through which the person owns its interest, to exercise any rights of a holder under the indenture.
The depository may grant proxies and otherwise authorize participating institutions to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the applicable indenture. We understand that, under existing industry practices, if we request any action of holders or any owner of a beneficial interest in the global security desires to give any notice or take any action a holder is entitled to give or take under the applicable indenture, the depository would authorize the participating institutions to give the notice or take the action, and participating institutions would authorize beneficial owners owning through such participating institutions to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Unless otherwise specified in applicable subsequent filings, payments of principal, premium and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made by us to the depository or its nominee, as the case may be, as the registered owner of the global security.
We expect that the depository for any debt securities represented by a global security, upon receipt of any payment of principal, premium or interest, will credit participating institutions' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of the depository. We also expect that payments by participating institutions to owners of beneficial interests in the global security held through those participating institutions will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in street name, and will be the responsibility of those participating institutions. None of us, the trustees or any agent of ours or the trustees will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.
Unless otherwise specified in the applicable subsequent filings, a global security of any series will be exchangeable for certificated debt securities of the same series only if:
•	the depository for such global securities notifies us that it is unwilling or unable to continue as depository or such depository ceases to be a clearing agency registered under the Exchange Act and, in either case, a successor depository is not appointed by us within 90 days after we receive the notice or become aware of the ineligibility;
•	we in our sole discretion determine that the global securities shall be exchangeable for certificated debt securities; or
•	there shall have occurred and be continuing an event of default under the applicable indenture with respect to the debt securities of that series.
Upon any exchange, owners of beneficial interests in the global security or securities will be entitled to physical delivery of individual debt securities in certificated form of like tenor and terms equal in principal amount to their beneficial interests, and to have the debt securities in certificated form registered in the names of the beneficial owners, which names are expected to be provided by the depository's relevant participating institutions to the applicable trustee.
In the event that the Depository Trust Company, or DTC, acts as depository for the global securities of any series, the global securities will be issued as fully registered securities registered in the name of Cede & Co., DTC's partnership nominee.
The Depository Trust Company, or DTC, is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the SEC. Established in 1973, DTC was created to reduce costs and provide clearing and settlement efficiencies by immobilizing securities and making "book-entry" changes to ownership of the securities. DTC provides securities movements for the net settlements of the National Securities Clearing Corporation's or NSCC, and settlement for institutional trades (which typically involve money and securities transfers between custodian banks and broker/dealers), as well as money market instruments.

DTC is a subsidiary of The Depository Trust & Clearing Company, or DTCC. DTCC is a holding company established in 1999 to combine DTC and NSCC. DTCC, through its subsidiaries, provides clearing, settlement and information services for equities, corporate and municipal bonds, government and mortgage backed securities, money market instruments and over the-counter derivatives. In addition, DTCC is a leading processor of mutual funds and insurance transactions, linking funds and carriers with their distribution networks. DTCC's customer base extends to thousands of companies within the global financial services industry. DTCC serves brokers, dealers, institutional investors, banks, trust companies, mutual fund companies, insurance carriers, hedge funds and other financial intermediaries – either directly or through correspondent relationships.
DTCC is industry-owned by its customers who are members of the financial community, such as banks, broker/dealers, mutual funds and other financial institutions. DTCC operates on an at-cost basis, returning excess revenue from transaction fees to its member firms. All services provided by DTC are regulated by the Commission.
To facilitate subsequent transfers, the debt securities may be registered in the name of DTC's nominee, Cede & Co. The deposit of the debt securities with DTC and their registration in the name of Cede & Co. will effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participating institutions to whose accounts debt securities are credited, which may or may not be the beneficial owners. The participating institutions remain responsible for keeping account of their holdings on behalf of their customers.
Delivery of notices and other communications by DTC to direct participating institutions, by direct participating institutions to indirect participating institutions, and by direct participating institutions and indirect participating institutions to beneficial owners of debt securities are governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect.
Neither DTC nor Cede & Co. consents or votes with respect to the debt securities. Under its usual procedures, DTC mails a proxy to the issuer as soon as possible after the record date. The proxy assigns Cede & Co.'s consenting or voting rights to those direct participating institution to whose accounts the debt securities are credited on the record date.
If applicable, redemption notices shall be sent to Cede & Co. If less than all of the debt securities of a series represented by global securities are being redeemed, DTC's practice is to determine by lot the amount of the interest of each direct participating institution in that issue to be redeemed.
To the extent that any debt securities provide for repayment or repurchase at the option of the holders thereof, a beneficial owner shall give notice of any option to elect to have its interest in the global security repaid by us, through its participating institution, to the applicable trustee, and shall effect delivery of the interest in a global security by causing the direct participating institution to transfer the direct participating institution's interest in the global security or securities representing the interest, on DTC's records, to the applicable trustee. The requirement for physical delivery of debt securities in connection with a demand for repayment or repurchase will be deemed satisfied when the ownership rights in the global security or securities representing the debt securities are transferred by direct participating institutions on DTC's records.
DTC may discontinue providing its services as securities depository for the debt securities at any time. Under such circumstances, in the event that a successor securities depository is not appointed, debt security certificates are required to be printed and delivered as described above.
We may decide to discontinue use of the system of book-entry transfers through the securities depository. In that event, debt security certificates will be printed and delivered as described above.
The information in this section concerning DTC, DTCC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing.  Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies, in which the price of such warrants will be payable;
•	the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;
•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under the indenture.
The purchase contracts will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the shareholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each shareholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our purchase contracts, warrants, debt securities, shares of preferred stock, shares of common stock or any combination of such securities. The applicable prospectus supplement will describe:
•	the terms of the units and of the purchase contracts, warrants, debt securities, preferred stock and common stock comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee		$134,919.82	*
Legal fees and expenses	$		**
Accounting fees and expenses	$		**
Printing and engraving expenses	$		**
Transfer agent and registrar fees	$		**
Indenture trustee fees and expenses	$		**
Blue sky fees and expenses	$		**
Miscellaneous	$		**
Total	$		**
________________________
*	Previously paid.
**	To be provided by a prospectus supplement or as an exhibit to a Current Report on Form 6-K that is incorporated by reference into this registration statement.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States, Marshall Islands and Liberian law.  McInnes Cooper will provide an opinion regarding certain matters under the laws of Canada.  Savvas D. Georghiades Law Office will provide an opinion regarding certain matters under the laws of Cyprus.  Ogier will provide an opinion regarding certain matters under the laws of Jersey.  Cefai & Associates will provide an opinion regarding certain matters under the laws of Malta.  Loyens & Loeff N.V. will provide an opinion regarding certain matters under the laws of the Netherlands.  Advokatfirmaet Wiersholm AS will provide an opinion regarding certain matters under the laws of Norway.  CMS Cameron McKenna LLP will provide an opinion regarding certain matters under the laws of Scotland.

EXPERTS
The consolidated financial statements of DryShips Inc., appearing in DryShips Inc.'s Annual Report on Form 20-F for the year ended December 31, 2014 (including schedule appearing therein) and the effectiveness of DryShips Inc.'s internal control over financial reporting as of December 31, 2014, have been audited by Ernst Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their reports thereon (which contain an explanatory paragraph describing conditions that raise substantial doubt about DryShips Inc.'s ability to continue as a going concern as described in Note 3 to the consolidated financial statements), included therein, and incorporated herein by reference.  Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.  The address of Ernst & Young (Hellas) Certified Auditors Accountants S.A. is Chimarras 8B, 15125, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified-Auditors-Accountants, or SOEL, Greece with registration number 107.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act, we filed a registration statement relating to the securities offered by this prospectus with the SEC.  This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the SEC. You may read and copy any document that we file and obtain copies at the prescribed rates from the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling 1 (800) SEC-0330. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and other information regarding issuers that file electronically with the SEC. Our filings are also available on our website at http://www.dryships.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.
This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as indicated below. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC's Public Reference Room in Washington, D.C., as well as through the SEC's website.
Information Incorporated by Reference
The SEC allows us to "incorporate by reference" information that we file with it. This means that we can disclose important information to you by referring you to those filed documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•	Annual Report on Form 20-F for the year ended December 31, 2014, filed with the SEC on March 10, 2015, which contains audited consolidated financial statements for the most recent fiscal year for which those statements have been filed;
•	Registration Statement on Form 8-A12B, filed with the SEC on January 8, 2008, and any amendment thereto.
We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain Reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated.  In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.  We, any selling shareholder, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.  We, any selling shareholder, and any underwriters are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.  You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only.  Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above mentioned filings or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
DryShips Inc.
Attn: Mr. George Economou
109 Kifisias Avenue and Sina Street
151 24, Marousi
Athens, Greece
+ 011 30 210 80 90 570
Information provided by the Company
We will furnish holders of shares of our common stock with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with U.S. generally accepted accounting principles. As a "foreign private issuer," we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of the NASDAQ Global Select Market, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Exchange Act. In addition, as a "foreign private issuer," our officers and directors are exempt from the rules under the Exchange Act relating to short swing profit reporting and liability.
Commission Position on Indemnification for Securities Act Liabilities
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
The Amended and Restated Bylaws of the Registrant provide as follows:
(1) Any person who is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Registrant upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the Business Corporation Act of the Republic of the Marshall Islands, or BCA, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.
The Amended and Restated Articles of Incorporation of the Registrant provide as follows:
(1) No director shall be personally liable to the Registrant or any of its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the BCA as the same exists or may be hereafter amended. If the BCA is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Registrant shall be eliminated to the fullest extent authorized by the BCA, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the Registrant existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
Section 60 of the Associations Law of the Republic of the Marshall Islands provides as follows:
Indemnification of directors and officers.
(1) Actions not by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.
(2) Actions by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(3) When director or officer is successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.
(4) Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.
(5) Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.
(6) Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
(7) Insurance. A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.
Item 9. Exhibits
The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the "Exhibit Index").
Item 10. Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) – (g)	Not applicable.
(h)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
(i)	Not applicable.
(j)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.
(k)	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRYSHIPS INC.

By:	/s/ George Economou
Name: George Economou Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments thereto (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ George Economou*	Chairman of the Board of Directors,	April 16, 2015
George Economou	President and Chief Executive Officer (Principal Executive Officer)

/s/ Ziad Nakhleh*	Chief Financial Officer (Principal Financial	April 16, 2015
Ziad Nakhleh	Officer)

/s/ Niki Fotiou*	Senior Vice President Head of Accounting	April 16, 2015
Niki Fotiou	and Reporting (Principal Accounting Officer)

/s/ Harry Kerames*	Director	April 16, 2015
Harry Kerames

/s/ Vassilis Karamitsanis*	Director	April 16, 2015
Vassilis Karamitsanis

/s/ George Xiradakis*	Director	April 16, 2015
George Xiradakis

/s/ Chryssoula Kandylidis*	Director	April 16, 2015
Chryssoula Kandylidis

/s/ George Demathas*	Director	April 16, 2015
George Demathas

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this registration statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANSURF OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANCENTURY OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

HYDROGEN SHIPHOLDING CO. S.A.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

EARTHLY SHIPHOLDING CO. S.A.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

HELIUM SHIPHOLDING CO. S.A.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MALVINA SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ARLETA NAVIGATION COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SELMA SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SAMSARA SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

FARAT SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

BORSARI SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ONIL SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

FABIANA NAVIGATION COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KARMEN SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

THELMA SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CELINE SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

FELICIA NAVIGATION COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ZATAC SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ROYERTON SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LANCAT SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

FAGO SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

HYDROGEN SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MADRAS SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

HELIUM SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PLATAN SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TOLAN SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LANSAT SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IGUANA SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ARALDO MARINE LTD.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

WELBY SHIPPING INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TEMPO MARINE CO.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

FLAMENCO MANAGEMENT CORP.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

STAR RECORD OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

STAR RECORD SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ARGO OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PARALOS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PARALOS SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

REA OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

REA SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

GAIA OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

GAIA OWNING SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KRONOS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KRONOS SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LUCIO SHIPHOLDING LTD.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

VALENTE NAVIGATION CO.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TROJAN MARITIME CO.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KORONIS NAVIGATION S.A.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ASTARTE MARITIME S.A.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ASHBY SHIPMANAGEMENT CORP.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DIONE OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DIONE SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PHOEBE OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PHOEBE SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

URANUS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

URANUS SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SELENE OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SELENE SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TETHYS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TETHYS SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IOLI OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IOLI SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IASON OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IASON SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ORPHEUS SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ORPHEUS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TEAM-UP OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TEAM-UP SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IOKASTI OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IOKASTI SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

BOONE STAR OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

BOONE STAR SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

NORWALK STAR OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

NORWALK STAR SHAREHOLDINGS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IONIAN TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

RHODIAN TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

NT LLC INVESTORS LTD

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

NT LLC SHAREHOLDERS LTD

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TORO SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TORO SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DALIAN STAR OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DALIAN STAR SHAREHOLDINGS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

AEGEAN TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

AEGEAN SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CRETAN TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CRETAN SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MONTEAGLE SHIPPING SA

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ROSCOE MARINE LTD.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ARGO SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ARGO OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PERGAMOS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PERGAMOS SHAREHOLDERS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

AMATHUS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

AMATHUS SHAREHOLDERS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ECHO OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ECHO SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CAERUS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CAERUS SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SYMI OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SYMI SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KALYMNOS OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KALYMNOS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LITAE OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LITAE SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TYCHE OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TYCHE SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ANEMONE MARINE CO.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ARIANA MARINE LTD.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

NERIA SHIPMANAGEMENT INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ARGANTE NAVIGATION CORP.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PERGAMOS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ATLAS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ATLAS SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MATERNAL OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MATERNAL SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

XANADU SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

XANADU SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

NOUVELLE SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

NOUVELLE SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PATERNAL OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PATERNAL SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLIVIA SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLIVIA SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TAIPAN SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TAIPAN SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CLASSICAL OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CLASSICAL SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SEAVENTURE SHIPPING LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SEAVENTURE HOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

HUMAN OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

HUMAN SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PRIMERA SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PRIMERA SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SCORPIO SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SCORPIO SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PARAGON SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PARAGON SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IGUANA SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IGUANA SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LOTIS TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LOTIS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILL RIGS HOLDINGS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

 AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG 1 INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG 2 INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG 1 GREENLAND OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG FALKLAND OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OCEAN RIG WEST AFRICA OPERATIONS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILL RIGS OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG EG OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG NORWAY OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG LIBERIA OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG IRELAND OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIPS HOLDINGS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP HYDRA SHAREHOLDERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP HYDRA OWNERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG CORCOVADO GREENLAND OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

IRELAND DRILLING CREW INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG GLOBAL CHARTERING INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG SPARES INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG 1 SHAREHOLDERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG 2 SHAREHOLDERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG UDW INC.

By: /s/ Mr. George Economou*
Name: Mr. George Economou
Title: President, Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Economou*	Chairman of the Board of Directors	April 16, 2015
George Economou	President and Chief Executive Officer (Principal Executive Officer)

/s/ Niki Fotiou*	Vice President of Finance and Accounting	April 16, 2015
Niki Fotiou	(Principal Financial and Accounting Officer)

/s/ Kyros Melas*	Director	April 16, 2015
Kyros Melas

/s/ Prokopios (Akis) Tsirigakis*	Director	April 16, 2015
Prokopios (Akis) Tsirigakis

/s/ John Liveris*	Director	April 16, 2015
John Liveris

/s/ Savvas D. Georghiades*	Director	April 16, 2015
Savvas D. Georghiades

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIPS INVESTMENT INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

KITHIRA SHAREHOLDERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP KITHIRA OWNERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG POSEIDON OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

SKOPELOS SHAREHOLDERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP SKOPELOS OWNERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIPS INVESTMENT OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG NAMIBIA OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG CUANZA OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIPS OCEAN VENTURES INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIPS OCEAN VENTURES OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG CUNENE OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG CUBANGO OPERATIONS INC..

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP SKIATHOS SHAREHOLDERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP SKIATHOS OWNERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP SKYROS SHAREHOLDERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP SKYROS OWNERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP KYTHNOS SHAREHOLDERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP KYTHNOS OWNERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DRILLSHIP ALONISSOS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DRILLSHIP ALONISSOS OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DRILLSHIPS FINANCING HOLDING INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ALLEY FINANCE CO.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on   April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ALGARVE FINANCE LTD

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on   April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OCEAN RIG MANAGEMENT INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

EASTERN MED CONSULTANTS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on   April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

BLUESKY SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on   April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

BLUESKY OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on   April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

WEALTH MANAGEMENT INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KERKYRA TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KERKYRA SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

THRASYMACHUS CHALLENGE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

HIPPIAS CHALLENGE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PRODICUS CHALLENGE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

GORGIAS CHALLENGE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CALLICLES CHALLENGE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ANTIPHON CHALLENGE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PROTAGORAS CHALLENGE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LYCOPHRON CHALLENGE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TINOS TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SIFNOS TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

THASSOS TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

THASSOS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MILOS TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MILOS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

POUNTA TRADERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

POUNTA SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KALLIKRATES OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

KALLIKRATES SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IKTINOS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IKTINOS SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP PAROS SHAREHOLDERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIP PAROS OWNERS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive
Eleni Papapetrou	Officer)	April 16, 2015

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and
Elpiniki Fotiou	Accounting Officer)	April 16, 2015

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIPS HOLDINGS OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG ANGOLA OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on   April 16, 2015.

OCEAN RIG GABON OPERATIONS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive
Eleni Papapetrou	Officer)	April 16, 2015

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and
Elpiniki Fotiou	Accounting Officer)	April 16, 2015

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MENSA SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MANDARIN SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

AZALEA SHAREHOLDERS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SAMSARA SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SAMSARA SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LIDMAN MARITIME CO.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ARMANNO MARINE CO.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DEVINE NAVIGATION INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ARIADNE MARINE S.A.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

MADOR SHIPPING LTD.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

LOTHAIR NAVIGATION COMPANY

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

VERGE NAVIGATION CORP.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

JOYCE SHIPPING CORP.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

AMARA SHIPPING COMPANY

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ALMA SHIPHOLDING INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CRATYLUS CHALLENGE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SUNLIGHT SHIPHOLDING ONE INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SUNLIGHT SHIPHOLDING TWO INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

FAEDON SHAREHOLDINGS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

BELULU SHAREHOLDERS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IALYSOS OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

IALYSOS SHAREHOLDERS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRYSHIPS PARTNERS LP

By: /s/ Niki Fotiou*
Name: Niki Fotiou
Title: SVP, Head of Accounting and Reporting of DryShips Inc., Sole member of General Partner, DRYS GP LLC

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Niki Fotiou*	SVP, head of Accounting and Reporting	April 16, 2015
Niki Fotiou	of DryShips Inc., Sole member of General
Partner, DRYS GP LLC

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRYS GP LLC

By: /s/ Niki Fotiou*
Name: Niki Fotiou
Title: SVP, Head of Accounting and Reporting of DryShips Inc., Sole member

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Niki Fotiou*	SVP, head of Accounting and Reporting	April 16, 2015
Niki Fotiou	of DryShips Inc., Sole member of General
Partner, DRYS GP LLC

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OCEANFREIGHT INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on   April 16, 2015.

OCEANSHIP SHAREHOLDINGS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANSHIP OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANWEALTH SHAREHOLDINGS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANWEALTH OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANVENTURE SHAREHOLDINGS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANVENTURE OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANRESOURCES SHAREHOLDINGS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANRESOURCES OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANSTRENGTH SHAREHOLDINGS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANSTRENGTH OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANENERGY SHAREHOLDINGS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANENERGY OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANTRADE SHAREHOLDINGS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANTRADE OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANPRIME SHAREHOLDINGS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANPRIME OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANCLARITY SHAREHOLDINGS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANCLARITY OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANFIGHTER SHAREHOLDINGS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANFIGHTER OWNERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN FAITH SHAREHOLDERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN FAITH OWNERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN BLUE SPIRIT SHAREHOLDERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN BLUE SPIRIT OWNERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

KIFISSIA STAR SHAREHOLDERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

KIFISSIA STAR OWNERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANPOWER SHAREHOLDERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANPOWER OWNERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANWAVE SHAREHOLDERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANWAVE OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANRUNNER SHAREHOLDERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANRUNNER OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANFIRE SHAREHOLDERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANFIRE OWNERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PASIFAI SHAREHOLDERS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on   April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

PASIFAI OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on   April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

AMAZON SHAREHOLDERS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on   April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

AMAZON OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

FREIGHTWISE INVESTMENTS LTD

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANVIEW OWNERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANVIEW SHAREHOLDERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANSURF SHAREHOLDERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEANCENTURY SHAREHOLDERS LIMITED

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN FAITH OWNERS INC.

By: /s/ Mr. Demetris Georgiades*
Name: Mr. Demetris Georgiades
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mr. Demetris Georgiades*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Mr. Demetris Georgiades	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN HERACLES HOLDING INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TANKSHIPS CORPORATION LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

TANKSHIPS INVESTMENT HOLDINGS INC. (formerly known as Olympian Asclepius Holding Inc.)

By: /s/ George Economou*
Name: George Economou
Title: Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Economou*	Chairman of the Board of Directors, President and	April 16, 2015
George Economou	Chief Executive Officer
(Principal Executive Officer)

/s/ Ziad Nakhleh*	Chief Financial Officer (Principal Financial	April 16, 2015
Ziad Nakhleh	Officer)

/s/ Anthony Kandylidis*	Executive Vice President and Director	April 16, 2015
Anthony Kandylidis

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN HESTIA HOLDING INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN ZEUS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN ZEUS OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN APOLLO SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN APOLLO OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN HEBE HOLDING INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN HERA SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN HERA OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN REA HOLDING INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN POSEIDON SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN POSEIDON OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN DEMETER SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN DEMETER OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN ARES SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN ARES OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN ARTEMIS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN ARTEMIS OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN DIANA HOLDING INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN ATHENA SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN ATHENA OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN DIONYSUS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN DIONYSUS OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN APHRODITE SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN APHRODITE OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN PAN HOLDING INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN HEPHAESTUS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN HEPHAESTUS OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN HERMES SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OLYMPIAN HERMES OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG BLACK SEA OPERATIONS B.V.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	Director	April 16, 2015
Elpiniki Fotiou

/s/ Hans Wallage*	Director	April 16, 2015
Hans Wallage

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG BLACK SEA COOPERATIEF U.A.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	Director A	April 16, 2015
Elpiniki Fotiou

/s/ Hans Wallage*	Director B	April 16, 2015
Hans Wallage

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG DRILLING OPERATIONS B.V.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	Director A	April 16, 2015
Elpiniki Fotiou

/s/ Hans Wallage*	Director B	April 16, 2015
Hans Wallage

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG DRILLING OPERATIONS COOPERATIEF U.A.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	Director A	April 16, 2015
Elpiniki Fotiou

/s/ Hans Wallage*	Director B	April 16, 2015
Hans Wallage

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG BLOCK 33 BRASIL COOPERATIEF U.A.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	Director A	April 16, 2015
Elpiniki Fotiou

/s/ Hans Wallage*	Director B	April 16, 2015
Hans Wallage

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG BLOCK 33 BRASIL B.V.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	Director A	April 16, 2015
Elpiniki Fotiou

/s/ Hans Wallage*	Director B	April 16, 2015
Hans Wallage

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG UDW LLC

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Elpiniki Fotiou*	Sole Director	April 16, 2015
Elpiniki Fotiou

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of the Cyprus, on April 16, 2015.

DRILLSHIPS PROJECTS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President	April 16, 2015
Eleni Papapetrou	(Principal Executive Officer)

/s/Elpiniki Fotiou*	Secretary & Sole Director (Principal Financial	April 16, 2015
Elpiniki Fotiou	and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG UK LIMITED

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Elpiniki Fotiou*	Director	April 16, 2015
Elpiniki Fotiou

/s/ Solon Drakoulis*	Director	April 16, 2015
Solon Drakoulis

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG LIMITED

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Elpiniki Fotiou*	Director	April 16, 2015
Elpiniki Fotiou

/s/ Solon Drakoulis*	Director	April 16, 2015
Solon Drakoulis

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG CANADA INC.

By: /s/ Solon Drakoulis*
Name: Solon Drakoulis
Title: President & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Solon Drakoulis*	President, Secretary and Director	April 16, 2015
Solon Drakoulis

/s/Elpiniki Fotiou*	Director	April 16, 2015
Elpiniki Fotiou

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

PRIMELEAD LIMITED

By: /s/ Ms. Yiannoula S. Georghiades*
Name: Ms. Yiannoula S. Georghiades
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Yiannoula S. Georghiades*	Sole Director	April 16, 2015
Ms. Yiannoula S. Georghiades

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SILICON SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OXYGEN SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

BLUEBERRY SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SILICON SHIPHOLDING CO. S.A.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary
Mare Services Limited of Malta		April 16, 2015

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OXYGEN SHIPHOLDING CO. S.A.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

SKIP NAVIGATION INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

ANNAPOLIS SHIPPING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: Director of Mare Services Limited of Malta - Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	Sole Director	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

TANKSHIPS CORPORATION LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CHLOE OWNING COMPANY LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*		April 16, 2015
Dr. Adriano Cefai	President & Treasurer
(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

CHLOE SHAREHOLDERS LIMITED

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*		April 16, 2015
Dr. Adriano Cefai	President & Treasurer
(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRYSHIPS FINANCE CORP.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Secretary & Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Secretary & Sole Director	April 16, 2015
Elpiniki Fotiou

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG NORTH SEA AS

By: /s/ Cornelis Selen*
Name: Cornelis Selen
Title: Managing Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cornelis Selen*	Managing Director	April 16, 2015
Cornelis Selen

/s/ Elpiniki Fotiou*	Chairman of the Board of Directors	April 16, 2015
Elpiniki Fotiou

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG AS

By: /s/ Cornelis Selen*
Name: Cornelis Selen
Title: Managing Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cornelis Selen*	Managing Director	April 16, 2015
Cornelis Selen

/s/ Elpiniki Fotiou*	Chairman of the Board of Directors	April 16, 2015
Elpiniki Fotiou

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG OFFSHORE MANAGEMENT LIMITED

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	Director	April 16, 2015
Elpiniki Fotiou

/s/ Georges Barreau*	Director	April 16, 2015
Georges Barreau

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OR CREWING LIMITED

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	Director	April 16, 2015
Elpiniki Fotiou

/s/ Georges Barreau*	Director	April 16, 2015
Georges Barreau

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG HOLDINGS INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Elpiniki Fotiou	(Principal Executive, Financial and Accounting
Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG MLP HOLDINGS INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Elpiniki Fotiou	(Principal Executive, Financial and Accounting
Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG PARTNERS GP LLC

By: /s/ Mr. George Economou*
Name: Mr. George Economou
Title: President, Chief Executive Officer and Chairman of the Board of Directors

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George Economou*	Chairman of the Board of Directors	April 16, 2015
George Economou	President and Chief Executive Officer (Principal Executive Officer)

/s/ Elpiniki Fotiou*	Vice President and Director	April 16, 2015
Elpiniki Fotiou	(Principal Financial and Accounting Officer)

/s/ Eleni Papapetrou*	Secretary	April 16, 2015
Eleni Papapetrou

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

OCEAN RIG PARTNERS LP

By: /s/ Elpiniki Fotiou*
Name: OCEAN RIG PARTNERS GP LLC
Title: General Partner – Manager

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	General Partner – Manager	April 16, 2015
OCEAN RIG PARTNERS GP LLC

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG OPERATING PARTNERS GP LLC

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Treasurer & Secretary	April 16, 2015
Elpiniki Fotiou	(Principal Executive, Financial and Accounting Officer)

/s/ Elpiniki Fotiou*	Sole Member – Manager	April 16, 2015
Ocean Rig Partners LP

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG OPERATING LP

By: /s/ Elpiniki Fotiou*
Name: Ocean Rig Operating Partners GP LLC
Title: General Partner – Manager

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	General Partner – Manager	April 16, 2015
Ocean Rig Operating Partners GP LLC

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRILLSHIPS OCEAN VENTURES II INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: Sole Director

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	Sole Director	April 16, 2015
Elpiniki Fotiou

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRILLSHIP SKIATHOS SHAREHOLDERS II INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Elpiniki Fotiou	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRILLSHIP SKIATHOS OWNERS II INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Elpiniki Fotiou	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRILLSHIP SKYROS SHAREHOLDERS II INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Elpiniki Fotiou	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRILLSHIP SKYROS OWNERS II INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Elpiniki Fotiou	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRILLSHIP KYTHNOS SHAREHOLDERS II INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Elpiniki Fotiou	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

DRILLSHIP KYTHNOS OWNERS II INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President, Treasurer & Secretary

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President, Treasurer, Secretary and Sole Director	April 16, 2015
Elpiniki Fotiou	(Principal Executive, Financial and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCR FALKLANDS DRILLING INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President and Director (Principal Executive	April 16, 2015
Elpiniki Fotiou	Officer)

/s/ Eleni Papapetrou*	Treasurer and Director (Principal Financial and	April 16, 2015
Eleni Papapetrou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

DRILLSHIPS VENTURES PROJECTS INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President (Principal Executive Officer)	April 16, 2015
Eleni Papapetrou

/s/ Elpiniki Fotiou*	Secretary & Sole Director (Principal Financial	April 16, 2015
Elpiniki Fotiou	and Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nicosia, Country of Cyprus, on April 16, 2015.

SOUTH AFRICA DRILLING CREW INC.

By: /s/ Eleni Papapetrou*
Name: Eleni Papapetrou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Eleni Papapetrou*	President and Director (Principal Executive	April 16, 2015
Eleni Papapetrou	Officer)

/s/ Elpiniki Fotiou*	Treasurer and Director (Principal Financial and	April 16, 2015
Elpiniki Fotiou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Athens, Country of Greece, on April 16, 2015.

OCEAN RIG CONGO OPERATIONS INC.

By: /s/ Elpiniki Fotiou*
Name: Elpiniki Fotiou
Title: President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Elpiniki Fotiou*	President and Director (Principal Executive	April 16, 2015
Elpiniki Fotiou	Officer)

/s/ Eleni Papapetrou*	Treasurer and Director (Principal Financial and	April 16, 2015
Eleni Papapetrou	Accounting Officer)

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

OR GLOBAL BLOCK OPERATORS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DRILLSHIP SANTORINI SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DRILLSHIP SANTORINI OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Sole Director and Secretary	April 16, 2015
Mare Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DRILLSHIP CRETE SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DRILLSHIP CRETE OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DRILLSHIP AMORGOS SHAREHOLDERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valletta, Country of Malta, on April 16, 2015.

DRILLSHIP AMORGOS OWNERS INC.

By: /s/ Dr. Adriano Cefai*
Name: Dr. Adriano Cefai
Title: President & Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Gary J. Wolfe, Robert E. Lustrin and Edward S. Horton his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Adriano Cefai*	President & Treasurer	April 16, 2015
Dr. Adriano Cefai	(Principal Executive, Financial and Accounting Officer)

/s/ Dr. Adriano Cefai*	Secretary & Sole Director	April 16, 2015
Omega Services Limited of Malta

* By Gary J. Wolfe, attorney-in-fact.

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of the aforementioned Registrant, has signed this Registration Statement in the City of Newark, State of Delaware, on April 16, 2015.

PUGLISI & ASSOCIATES

By: /s/ Donald J. Puglisi
Name: Donald J. Puglisi
Title: Authorized Representative

EXHIBIT INDEX
Exhibit Number	Description

1.1	Underwriting Agreement (for equity securities) (1)

1.2	Underwriting Agreement (for debt securities) (1)

4.1
Form of Share Certificate, incorporated by reference to Exhibit 2.1 to the Annual Report of DryShips Inc. on Form 20-F, for the fiscal year ended December 31, 2008, filed with the SEC on March 30, 2009. (2)

4.2	Form of Preferred Stock Certificate (1)
4.3	Form of Global Note, incorporated by reference to Exhibit 2.2 to the Annual Report of DryShips Inc. on Form 20-F, for the fiscal year ended December 31, 2009, filed with the SEC on April 9, 2010. (2)

4.4	Form of Senior Indenture, incorporated by reference to Exhibit 4.4 to the Registration Statement of DryShips Inc. on Form F-3, filed with the SEC on September 3, 2013. (2)

4.5	Form of Subordinated Indenture, incorporated by reference to Exhibit 4.5 to the Registration Statement of DryShips Inc. on Form F-3, filed with the SEC on September 3, 2013. (2)

4.6	Form of Warrant Agreement (1)

4.7	Form of Purchase Contract (1)

4.8	Form of Rights Agreement (1)

4.9	Form of Unit Agreement (1)

4.10
Stockholders Rights Agreement dated as of January 18, 2008, between the Company and American Stock Transfer & Trust Company, as Rights Agent, incorporated by reference to Exhibit 4.2 to the Registration Statement of DryShips Inc. on Form 8-A, filed with the SEC on January 18, 2008. (2)

4.11
Amendment No. 1, dated as of July 9, 2009, to Stockholders Rights Agreement dated as of January 18, 2008, incorporated by reference to Exhibit 99.1 to the Registration Statement of DryShips Inc. on Form 8-A, filed with the SEC on July 15, 2009. (2)

4.12
Amendment No. 2, dated as of April 21, 2010, to Stockholders Rights Agreement dated as of January 18, 2008, incorporated by reference to Exhibit 99.1 to the Registration Statement of DryShips Inc. on Form 8-A, filed with the SEC on April 27, 2010. (2)

5.1	Opinion of Seward & Kissel LLP, United States, Marshall Islands and Liberian counsel to the Company (2)

5.2	Opinion of McInnes Cooper (2)

5.3	Opinion of Savvas D. Georghiades Law Office (2)

5.4	Opinions of Ogier (2)

5.5	Opinion of Cefai & Associates (2)

5.6	Opinion of Loyens & Loeff N.V. (2)

5.7	Opinion of Advokatfirmaet Wiersholm AS (2)

5.8	Opinion of CMS Cameron McKenna LLP (2)

23.1	Consent of Seward & Kissel LLP (included in Exhibit 5.1) (2)

23.2	Consent of McInnes Cooper (included in Exhibit 5.2) (2)

23.3	Consent of Savvas D. Georghiades Law Office (included in Exhibit 5.3) (2)

23.4	Consent of Ogier (included in Exhibit 5.4) (2)

23.5	Consent of Cefai & Associates (included in Exhibit 5.5) (2)

23.6	Consent of Loyens & Loeff N.V (included in Exhibit 5.6) (2)

23.7	Consent of Advokatfirmaet Wiersholm AS (included in Exhibit 5.7) (2)

23.8	Consent of CMS Cameron McKenna LLP (included in Exhibit 5.8) (2)

23.9	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)

24.1	Power of Attorney (contained in signature page)

25.1	Form of T-1 Statement of Eligibility (senior indenture) (1)

25.2	Form of T-1 Statement of Eligibility (subordinated indenture) (1)

(1)	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.
(2)     Filed as an exhibit to the Company's Registration Statement on Form F-3 (File No. 333-202821), filed with the SEC on March 17, 2015.